UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

(Amendment No. 3)

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

BODY AND MIND INC.
(Exact name of registrant as specified in its charter)

Nevada	98-1319227
(State or other Jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

750 - 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of Principal Executive Offices)	(Postal Code)

Registrant’s Telephone Number, including area code: (604) 376-3567

Securities registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Shares, $0.0001 par value

(Title of class)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(do not check if a smaller reporting company)	Smaller reporting company	☒
			Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

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EXPLANATORY NOTE

The sole purpose of this Form 10 (Amendment No. 3) is to file the restated audited financial statements of Body and Mind Inc. for the fiscal year ended July 31, 2017 (the “2017 Audited Annual Financial Statements”). The restatement only affected Note 6, which was revised to be consistent with Note 13 to the 2017 Audited Annual Financial Statements. No other changes have been made to the Form 10 (Amendment No. 2) which was filed with the Securities and Exchange Commission on October 30, 2018. This Form 10 (Amendment No. 3) speaks as of the filing date of the Form 10 (Amendment No. 2), does not reflect events that may have occurred subsequent to the filing date of the Form 10 (Amendment No. 2), and does not modify or update in any way disclosures made in the Form 10 (Amendment No. 2).

REFERENCES

As used in this registration statement on Form 10 (the “Registration Statement”): (i) the terms the “Registrant”, “we”, “us”, “our”, “Body and Mind” and the “Company” mean Body and Mind, Inc.; (ii) “SEC” refers to the Securities and Exchange Commission; (iii) “Securities Act” refers to the United States Securities Act of 1933, as amended; (iv) “Exchange Act” refers to the United States Securities Exchange Act of 1934, as amended; and (v) all dollar amounts refer to United States dollars unless otherwise indicated.

NOTE ABOUT FORWARD-LOOKING STATEMENTS

Certain statements contained in this Registration Statement on Form 10 constitute “forward-looking statements.” These statements appear in a number of places in this Registration Statement and documents included herein and include statements regarding Body and Mind’s intent, belief or current expectation and that of Body and Mind’s officers and directors. These forward-looking statements involve known and unknown risks and uncertainties that may cause Body and Mind’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. In certain cases, forward-looking statements can be identified by the use of words such as “believe”, “intend”, “may”, “will”, “should”, “plans”, “anticipates”, “believes”, “potential”, “intends”, “expects” and other similar expressions. These statements are based on Body and Mind’s current plans and are subject to risks and uncertainties, and as such Body and Mind’s actual future activities and results of operations may be materially different from those set forth in the forward-looking statements. Any or all of the forward-looking statements in this Registration Statement may turn out to be inaccurate and as such, you should not place undue reliance on these forward-looking statements. Body and Mind has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. The forward-looking statements can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and assumptions due to a number of factors, including, dependence on key personnel, competitive factors, the operation of Body and Mind’s intended business, and general economic conditions in the United States and Canada. These forward-looking statements speak only as of the date on which they are made. Body and Mind assumes no obligation to update or to publicly announce the results of any change to any of the forward-looking statements contained or included herein to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements, other than where a duty to update such information or provide further disclosure is imposed by applicable law, including applicable United States federal securities laws. In addition, Body and Mind cannot assess the impact of each factor on its intended business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements. All subsequent written and oral forward-looking statements attributable to Body and Mind or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this Registration Statement. Important factors that you should also consider, include, but are not limited to, the factors discussed under “Risk Factors” in this Registration Statement.

ITEM 1. BUSINESS

General

We are a reporting issuer in British Columbia and Ontario, and have our shares of common stock listed on the Canadian Securities Exchange under the symbol “BAMM”, with a head office located at 750 - 1095 West Pender Street, Vancouver, British Columbia, Canada V6E 2M6.

We were originally incorporated on November 5, 1998 in the State of Delaware under the name Concept Development Group, Inc. In May 2004, we acquired 100% of Kaleidoscope Venture Capital, Inc. (formerly Vocalscape Networks, Inc.) and changed our name to Vocalscape, Inc. In November 2005, we changed our name to Nevstar Precious Metals Inc.. In September 2008, we changed our name to Deploy Technologies Inc. (“Deploy Tech”) and effective November 13, 2017, we changed our name to Body and Mind, Inc. (“Body and Mind”).

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On September 15, 2010, we incorporated a wholly-owned subsidiary, Deploy Acquisition Corp. (“Deploy”) under the laws of the State of Nevada, USA. On September 17, 2010, Deploy completed a merger with Deploy Tech, its former parent company, pursuant to which Deploy was the surviving corporation and assumed all the assets, obligations and commitments of Deploy Tech. Upon the completion of the merger Deploy assumed the name “Deploy Technologies Inc.” and all of the issued and outstanding common stock of Deploy Tech was automatically converted into and became Deploy’s issued and outstanding common stock. On May 10, 2011, we registered as an extra-provincial company in British Columbia and on September 30, 2011, we filed a certificate of amendment with the Nevada Secretary of State to designate 2,900,000 shares of our authorized capital stock as Class A Preferred Shares (the “Preferred Shares”). On September 2, 2014, we filed a certificate of amendment with the Nevada Secretary of State increasing the authorized Preferred Shares from 2,900,000 shares to 20,000,000 shares. On November 11, 2014, we filed a certificate of change with the Nevada Secretary of State whereby we reverse split our authorized as well as the issued and outstanding shares of common stock (the “Common Shares”) on the basis of one (1) new share for ten (10) old shares which resulted in a reduction of our authorized capital from 100,000,000 Common Shares to 10,000,000 Common Shares and our issued and outstanding Common Shares decreasing from 23,130,209 Common Shares to approximately 2,313,021 Common Shares. On April 11, 2017, we filed a certificate of amendment with the Nevada Secretary of State to increase the authorized capital from 10,000,000 Common Shares to 900,000,000 Common Shares.

On August 10, 2017, we incorporated a wholly-owned subsidiary, Dep Nevada Inc. (“DEP”). On September 14, 2017, we, with DEP, entered into a definitive agreement (the “Share Exchange Agreement”) with Nevada Medical Group, LLC (“NMG”), an arm’s length party, to carry out the business combination transaction initially announced on May 17, 2017, following the signing of the letter of intent between Toro Pacific Management Inc. (“Toro”) and NMG (the "Letter of Intent"), which was assigned to us pursuant to an assignment and novation agreement among Toro, NMG, and us dated effective May 12, 2017 (the “Assignment Agreement”). Pursuant to the Assignment Agreement, Toro received 470,000 of our Common Shares. Pursuant to the Share Exchange Agreement, we changed our name to “Body and Mind, Inc.” effective on November 14, 2017 by filing a certificate of amendment with the Nevada Secretary of State and at the same time we cancelled our entire authorized class of Preferred Shares. In addition, on November 14, 2017, we filed a certificate of change with the Nevada Secretary of State whereby we reverse split our issued and outstanding Common Shares on the basis of one (1) new share for three (3) old shares (the “Consolidation”) which resulted in there being 28,239,876 Common Shares issued and outstanding post-Consolidation. DEP, our wholly-owned subsidiary, acquired all of the issued and outstanding securities of NMG in exchange for the issuance of our Common Shares on a post-consolidation basis and certain cash and other non-cash consideration, as further described below (the "Acquisition"). Completion of the Acquisition resulted in a fundamental change under the policies of the Canadian Securities Exchange (the “CSE”). Subsequent to completion of the Acquisition, we filed articles of exchange with the Nevada Secretary of State.

We completed a concurrent equity financing to raise aggregate gross proceeds of CAD$6,007,429.89 through the issuance of subscription receipts (the “Subscription Receipts”) with each Subscription Receipt convertible into one pre-Consolidation Common Share and one common share purchase warrant (each a “Warrant”) of Body and Mind, at a price of CAD$0.22 per Subscription Receipt (the “Concurrent Financing”). Each Warrant is exercisable by the holder at a price of CAD$0.30 for a period of 24 months from the date of issuance. Each Warrant is subject to acceleration provisions following May 14, 2018, if the closing trading price of the Common Shares is equal to or greater than CAD$1.20 for seven consecutive trading days, at which time we may accelerate the expiry date of the Warrants by issuing a press release announcing the reduced warrant term whereupon the Warrants will expire 21 calendar days after the date of such press release.

In consideration for all of the issued securities of NMG, the NMG securityholders (collectively, the “NMG Members”) received, on a pro rata basis, (a) 16,000,000 post-Consolidation Common Shares (the “Payment Shares”) at a deemed price of CAD$0.66 per share (the “Share Exchange”), (b) $2,000,000 cash, and (c) five non-interest bearing promissory note for an aggregate amount of $2,000,000 (the “Promissory Notes”) issued as follows: $450,000 to MBK Investments, LLC, $450,000 to the Rozok Family Trust, $490,000 to KAJ Universal Real Estate Investments, LLC, $120,000 to NV Trees, LLC, and $490,000 to SW Fort Apache, LLC. The Promissory Notes were secured by a senior priority security interest in all of our assets, to be paid at the earlier of fifteen (15) months from the closing date of the Acquisition or, if an equity or debt financing subsequent to the Concurrent Financing is closed in an aggregate amount of not less than $5,000,000, then within 30 days of the closing date of such subsequent financing. We assumed NMG’s obligations pursuant to a loan in the amount of $400,000, payable to TI Nevada, LLC, (“TI Nevada”) of which $225,000 was paid on the Closing Date (as defined below) and the remaining $175,000, which was secured by a senior priority security interest in all of our assets, will be paid within 15 months of the Closing Date. Furthermore, we reimbursed NMG ($84,000) for expenditures incurred prior to the Closing Date which were related to the acquisition of production equipment. The amounts owing under the Promissory Notes are as follows:

Promissory Note	Payment Date	Amount

MBK Investments, LLC	Earlier of February 14, 2019 or 30 days after an equity or debt financing for an aggregate amount of at least $5,000,000.	$450,000

Rozok Family Trust	Earlier of February 14, 2019 or 30 days after an equity or debt financing for an aggregate amount of at least $5,000,000.	$450,000

KAJ Universal Real Estate Investments, LLC	Earlier of February 14, 2019 or 30 days after an equity or debt financing for an aggregate amount of at least $5,000,000.	$490,000

NV Trees, LLC	Earlier of February 14, 2019 or 30 days after an equity or debt financing for an aggregate amount of at least $5,000,000.	$120,000

SW Fort Apache, LLC	Earlier of February 14, 2019 or 30 days after an equity or debt financing for an aggregate amount of at least $5,000,000.	$490,000

TI Nevada, LLC	February 14, 2019	$175,000

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Any Payment Shares received by a “Related Person” (as defined in the CSE Policy 1) in connection with the Acquisition, and certain other Payment Shares as may be required by the CSE (“Escrow Shares”), are subject to escrow conditions prescribed by the CSE pursuant to the terms of an agreement (the “Escrow Agreement”) entered into among us, the holders of Escrow Shares and New Horizon Transfer Inc., the escrow agent. Payment Shares received by the former members of NMG are subject to escrow under the rules and policies imposed by the CSE, and are further subject to voluntary pooling agreements entered into between us and the former members of NMG (the “Voluntary Pooling Agreements”), pursuant to which the Payment Shares will be released from pooling to the former members of NMG in accordance with the following schedule:

6 months after the Closing Date	10% of the respective Payment Shares
12 months after the Closing Date	20% of the respective Payment Shares
18 months after the Closing Date	25% of the respective Payment Shares
24 months after the Closing Date	45% of the respective Payment Shares

The Acquisition closed on November 14, 2017 (the “Closing Date”). On completion of the Acquisition, we assumed the business of NMG, being the cultivation and production of medical marijuana products.

Intercorporate Relationships

We have the following subsidiaries:

Name of Subsidiary	Place of Incorporation	Ownership Interest
DEP Nevada Inc.	Nevada, USA	100%
Nevada Medical Group, LLC	Nevada, USA	100%
Pepper Lane North, LLC	Nevada, USA	50%

Our wholly owned subsidiary, DEP, was formed on August 10, 2017. DEP holds 100% of the issued and outstanding membership interests in NMG.

On December 18, 2017, we reached an agreement with a real estate investment group, led by NMG’s President, Robert Hasman, which intended to purchase a building adjacent to our existing facility and lease it back to a newly formed entity called Pepper Lane North LLC (“PLN” or “Partnership”) on a long-term basis with renewal options. PLN is a strategic partnership between the Company and a dispensary chain in the State of Nevada. The other PLN member intended to transfer an active cultivation license to the PLN facility and all expenditures under PLN were to be funded on a 50/50 basis by the PLN members. The new facility was expected to primarily consist of flowering rooms as production, packaging, distribution, and head office functions were to remain at the existing facility. We had also earmarked approximately 4,000 square feet of frontage for a dispensary upon receipt of a retail license. It was contemplated that at least half of the sales under PLN would be sold to the other PNL member through their existing dispensary network. In addition, we had signed an operating and management agreement with PLN and were to receive the greater of $15,000/month or 10% of PLN’s net profits. Prior to forming PLN, the members of PLN engaged surveyors to ensure compliance with permitting procedures and that PLN would receive the necessary approvals to move forward. During the nine months ended April 30, 2018 we were notified that a church was located in close proximity of the building and that permitting was unlikely to proceed. We have filed an insurance claim with the surveyor’s insurer to recover our deposit of $250,000 for the purchase of the building and our out of pocket damages. As a result of these events, the operating and management agreement with PLN have been terminated. In addition, as a result of these events PLN is expected to be dissolved once the claim has been resolved.

It is the Company’s position that the Partnership agreement is null and void due to the fact that the Company was provided with incorrect information prior to signing the agreement. Therefore, we are of the view that the deposit is now recoverable from the surveyors and/or their insurer as a result of the negligence of the surveyors. The additional claim to recover out of pocket damages over and above the deposit amount is considered a contingent asset and is not recorded on the financial statements of the Company as at April 30, 2018 in accordance with ASC 450-30.

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Business Operations

Past business of Deploy

We were a development stage company engaged in designing and developing technologies and products for the management of truck fleets by companies in the freight haulage, waste haulage, mining, industrial operations and manufacturing, military and law enforcement industries.

We identified our proprietary technology and primary product by the name “Fleet Data Management & Weigh System”. The principal and unique feature of the Fleet Data Management & Weigh System enables operators of heavy industrial hydraulic lifting equipment to weigh cargo “on-the-fly” during the process of loading carrier vehicles. The load weight of trucks is important information for several purposes, including billing, compliance with highway and safety regulations and loading within capacity specifications. We designed and developed the Fleet Data Management & Weigh System to provide this information, as well as much more, on a real-time basis. The Fleet Data Management & Weigh System is capable of providing such information for in-cab entry and can deliver the information by wireless communication to operations centers, billing departments and for archival purposes, in order to meet the needs of any fleet operator.

Following the 2008 acquisition by our predecessor entity of the on-the-fly weigh system technology from Trepped Enterprises Inc., we devoted much of our time to engineering; circuit board design and testing; firmware and software development and testing; adding components and features; hardware selection; and improving, testing and packaging the Fleet Data Management & Weigh System. Upon the completion of our merger with Deploy Tech, we acquired the rights to both the technology and products that comprise the system by virtue of being the surviving corporation.

We developed a final prototype of the products that comprise our Fleet Data Management & Weigh System. We have tested both prototype packages on various types of vehicles. We have experienced delays due to lack of required funding which resulted in less attention on sales and marketing than expected.

Due to the large number of different vehicles and vehicle models that contain variations in parts, our system had to be tested on each variation of a vehicle before it can be sold to customers to ensure that it is properly calibrated for that specific vehicle. This significantly increases our testing and sales timelines.

Throughout our 2014 fiscal year, our management was focused on sales of our products as well as raising capital required to achieve our sales and marketing goals. We were not successful in raising required capital to hire sales and marketing staff or launch a sales and marketing campaign and therefore restructured the company to be more attractive to the investment community.

Although a lack of funding caused delays in sales and marketing efforts, we were able to remain current in our reporting obligations, including the year-end requirements to file our audited financial statements, MD&A and annual listing statement.

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Throughout our previous three years, we had developed and patented and had been selling our Fleet Data Management & Weigh System and prepared the Company for commercialization of our product line. We remain the owner of Patent # 2798525 which is titled as “Load-Measuring, Fleet Asset Tracking and Data Management System for Load-Lifting Vehicles.” While we continue to own and maintain this patent, our focus has changed to the business of cultivating and producing medical and recreational marijuana as further described in the “Description of Business” below. We anticipate selling our patent in the foreseeable future and do not anticipate allocating any current or future resources to our prior business.

Description of Business

NMG was organized as a limited liability company under the laws of the State of Nevada on March 3, 2014. NMG was an early applicant in Nevada in 2014 and was awarded one of the first state medical licences for both cultivation and production of marijuana. NMG has been a licensed producer and cultivator of cannabis products since it was issued its first cultivation license on November 5, 2015 and production license on December 10, 2015. On July 1, 2017 NMG was awarded an additional state recreational cultivation and production license. NMG operates under its marquee brand name of Body & Mind Inc. (“BaM”) and produces flower, oil extracts and edibles and are available for sale in dispensaries in Nevada.

NMG anticipates an increase in demand due to the recently approved “Adult Use” licensing in the State of Nevada that began in July 2017. NMG has several growth initiatives underway including new product introductions, product licensing, third party extraction, out-of-State licensing, and acquisitions.

In the 12 months following the completion of the Acquisition, we intend to:

(1)	Improve its existing facility;
(2)	Increase product availability; and
(3)	Lower cost of production.

Milestones

The following table outlines how we intend to achieve the objectives enumerated above.

Objective	Milestone	Anticipated Cost	Timeline from date of Registration Statement
Improve existing facility	Finish interior expansion of leased facilities located on Pepper Lane Road	$500,000	60 days
Increase product availability	Increase new edible products and increase flower production	$150,000	Up to 90 days
Lower cost of production	Installation of cultivation equipment and rolling benches	$250,000	Up to 60 days

Improve Existing Facility

On June 28, 2018 we obtained a building permit from Clark County, Nevada. As of August 31, 2018 our expansion project described in the sections above is approximately 90% complete. We are currently outfitting each room with rolling benches and water systems and estimate harvesting toward the end of calendar 2018, thus increasing our product availability while lowering our cost of production. Our growth initiatives include completion of our internal expansion (adding new flower rooms and packaging area) thus increasing available flower product.

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Increase Product Availability

Additionally we are increasing new edible products. We’ve determined the edible market is a sector of the marijuana industry with a high profit margin. To capitalize on this, we have made a dedicated effort to hire an individual with an extensive background in confectionary products and proper dosing techniques.

Since her hiring on March 6, 2018, we have maintained a consistent passing of all state-mandated testing of our edibles regarding dosing.

In addition, the Company has implemented improved recipes of our established edible products which has increased our product’s shelf life and improved taste. The Company has implemented an improved recipe for our Gummy products, which is our top selling edible. The Company developed additional preparation methods for our dried fruit line and we have a state approved recipe to make and sell a Fruit Roll-Up edible using all-natural ingredients. This will increase our fruit offerings to 7 products (3 types of dried fruits and 4 fruit based Roll-Ups).

Due to changes in the Nevada Regulations, we are in the process of improving and standardizing our Beef Jerky products. Our beef jerky recipes have been approved by the state, and we are developing the process to standardize the finished product. This will ensure each packaged edible is consistent in the amount of marijuana per piece. By standardizing the cooking process and final product, we can add new flavors to our product offerings. We are currently offering 3 flavors of Beef Jerky, and this number of flavors can be increased or decreased easily to flow with any changes in the edible market. With the standardization of the Beef Jerky preparation process, we plan to add spin off products such as beef based Doggie Treats infused with CBD instead of THC. We have a Doggie Treat recipe approved by the State of Nevada.

We have also developed recipes for the following items which we anticipate bringing to market:

•	Micro Dosed Tablets (A Mint Type of Product)

•	Chocolate Confections (Candy Bars and/or Chocolate Pieces)

•	Short Bread Cookies

•	Fruit-Based Jam

Lower Cost of Production

As Flower continues to be the foundation product for Marijuana industry, we are striving for continuous improvement to our cultivation process. Our aim will always focus on increasing the production yields of each harvest, and to obtain the highest quality product harvest. Doing so, achieves two things for us and our customers: 1) allows us to maximize the profit of our company and 2) gives our customers the best value for their dollar by offering highly potent THC. By September 2018, we will have 3 additional grow rooms operating which will increase our overall flower production. We have a record-keeping systems in place to aid us in selecting flower strains that produce the largest yields and the highest THC. Our record-keeping system tracks room metrics, nutrient intake of the plants, and other vital metrics which helps us identify the best possible conditions for the plant to maximize its yield.

We are in the process of installing a centralized AC control system throughout our facility. This system will help us track each room’s environmental metrics and help us maintain a proactive response in the event of any equipment failure. In addition to the centralized AC control system, we are in the planning stage of installing a CO2 system in our grow rooms. This CO2 system will pump in Carbon Dioxide into the grow rooms which we expect to increase our flower yields by approximately 20 carbon dioxide, and humidity levels in each grow room. This will give us a real time reading of our grow rooms, allowing us to make adjustments in real time.

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Financing

We expect to raise additional funds and meet our payment obligations either through equity financings, debt financing and/or business acquisitions. We anticipate utilizing the above to raise approximately $4,000,000 within the next six months. The funds will be used to pay the $2,175,000 in promissory notes due on or before February 2019, approximately $500,000 for dispensary construction in Ohio and the remainder to be used for general working capital.

Effect of Existing or Probable Governmental Regulations on the Business

The United States Food and Drug Administration (FDA) regulates all food and food ingredients introduced into or offered for sale in interstate commerce (with the exception of meat, poultry, and certain processed egg products). At this time, the Company’s edible food products are not introduced into or offered for sale in interstate commerce, and FDA approval of the Company’s edible products is not required. However, the Company must, and does, comply with food labeling requirements set forth by the Southern Nevada Health District (SNHD) and the Nevada Department of Taxation, which include: a statement of identity, net quantity of contents, ingredient statement, manufacturer information, nutritional labeling, “use-by” date, safe handling instructions, an allergen statement, “Keep out of reach of children” statement, “THIS IS A MARIJUANA PRODUCT” statement, cannabinoid profile, terpenoid profile, total amount of THC, the Company’s production license number, production run number, date of production, date of final testing, date on which the product was packaged, etc.

The Company’s operations as a licensed cultivator and producer of marijuana and marijuana products could be found in violation of the federal Controlled Substances Act. Due to this, the Company may face higher federal income tax liability as it is subject to Section 280E of the Internal Revenue Code. Section 280E of the Internal Revenue Code disallows a cannabis company from deducting any expenses from their income on the its federal income tax return, except for those considered to be cost of goods sold (COGS). While this severely impacts marijuana retailers, as opposed to cultivators and producers, the Company does face higher federal income tax liability than a non-cannabis company.

The State of Nevada, per Nevada Revised Statutes Section 372A.290, has implemented the following taxes on marijuana and marijuana products: (i) a fifteen percent (15%) excise tax on the wholesale sale which is paid by the cultivator and is calculated on the fair market value at wholesale set by the Department of Taxation, and (ii) a ten percent (10%) excise tax on the retail sale which is paid by the retail store. The Company is obligated to collect and remit the wholesale cultivation tax on all wholesale sales and file the appropriate tax returns on a monthly basis. The Company currently does not have retail operations in Nevada, and therefore is not required to collect and/or remit any retail taxes. All marijuana and marijuana products sold at retail must also pay and remit sales taxes at the applicable local sales tax level. The Company currently does not have retail operations, and thus is not required to collect and/or remit any sales taxes.

Principal Products and Services

We will cultivate and produce medical and recreational marijuana products such as flower, oil extracts and edibles under the brand name “Body and Mind”.

Principal Products

Finished Flower Buds - Packaged flower buds sold by strain type. We sell our Flower in various packaged weights (1.0 Gram, 3.5 Gram, and by the pound being the most popular). We price our Flower on average as follows:

·	1.0 Gram - $5.00 to $6.60 per unit
·	3.5 Gram - $22.00 to $23.14 per unit
·	1 Lb - $2,500.00 to $3,000.00 per unit
·	Any other weight sold is based on the per gram cost

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Pre-Rolled Joints - grinded flower buds rolled in joint paper by strain type.

•	Our typical sell price for 1 unit is $5.00 to $6.00

BHO Concentrates (In Various Forms) - these are BHO concentrates with various consistencies regarding their final form.

•	BHO Shatter - a glass like concentrate
•	BHO Sugar - a sugar/salt like concentrate
•	Selling price is the same for both and based on weight

·	1.0 Gram - $25.00
·	0.5 Gram - $15.00

Disposable Vape Pens - a disposable pen vaporizer filled with our in house produced distillate oil. We sell these in two forms:

•	0.25 Gram Pen - $12.50 per unit
•	0.50 Gram Pen - $25.00 per unit

Distillate Oil Cartridges - vaporizer cartridge filled with our in house produced distillate oil.

•	We sell this in 5 flavors all priced at $20.00 to $25.00 per unit

Rosin - a heat compressed concentrate with no additives besides heat and pressure. We produce Rosin by strain. The sell price is based on weight as follows:

•	1.0 Gram - $40.00
•	0.5 Gram - $25.00

Edibles - distillate infused edible products. We sell as follows:

•	Gummies - $10.00 per unit
•	Hard Candies - $10.00 per unit
•	Beef Jerky - $10.00 per unit
•	Dried Fruit - $10.00 per unit
•	Pretzel Bites - $9.00 to $12.00 per unit

Distribution Methods

We sell directly to licensed Nevada Dispensaries. We have no direct sales channels to the public. Our products are delivered directly to each dispensary by licensed distribution companies.

Competitive business conditions

Supply & Demand - as our competitors expand operations, there is more supply creating less demand. We need to provide high quality products, excellent customer service, and competitive prices.

Sources and availability of raw materials

Finished Flower - our clones are all produced in house using our mother plants as the source. Mothers are readily available to purchase throughout Nevada. Our coco growing medium (soil like material) is the only component of raw materials that is produced outside of our control. Coco suppliers are readily available in the event of a loss of our supplier. We produce our nutrients in-house using basic nutrients readily available in the cultivation market. Our packaging is produced overseas, and suppliers are readily available.

Pre-Rolled Joints - our flower buds produce the material for our pre-rolls. All of our pre-roll packaging is easily obtained. There are numerous suppliers of joint paper, joint vials, and other joint packaging materials.

BHO Concentrates - our flower is used to produce our concentrates. All the chemicals, supplies, and equipment required to produce BHO can be easily obtained.

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Disposable Vape Pens - our flower is used to produce the oil placed in the vape pen. The vape pen and packaging is obtained from 3rd party suppliers, but again, there are plenty of suppliers that can meet our demand if needed.

Distillate Oil - our flower is used to produce the oil placed in the vape pen. The vape cartridge and packaging is obtained from 3rd party suppliers, but again, there are plenty of suppliers that can meet our demand if needed. Same goes for the chemicals need to produce the product. All chemicals are common and readily available for purchase

Rosin - our flower is used to produce the rosin. Our packaging is obtained from 3rd party suppliers, but again, there are plenty of suppliers to meet our demand

Edibles - all ingredients are locally sourced. We use our in house produced distillate oil to infuse all the edibles

We will cultivate and produce medical and recreational marijuana products such as flower, oil extracts and edibles under the brand name “Body and Mind”.

We have built our business plan around capitalizing on medical-use and recreational cannabis market. The regulated medical recreational use cannabis industry is a rapidly growing industry that presents a unique opportunity under current market conditions. In the United States, the development and growth of the industry has generally been driven by state law and regulation, and accordingly, the market varies on a state-by-state basis. As of July 2018, 30 states and the District of Columbia, have passed laws allowing their citizens to use medical cannabis.

State laws that legalize and regulate medical-use cannabis allow patients to consume cannabis for medicinal reasons with a doctor’s recommendation subject to various requirements and limitations. In Nevada, an applicant of a medical-use cannabis card must obtain verification from attending provider of health care that the person has been diagnosed with a chronic or debilitating medical condition, and its symptoms may be mitigated by the medical use of marijuana. Nevada has characterized the following as “chronic or debilitating medical conditions”: acquired immune deficiency syndrome; cancer, glaucoma, a medical condition or treatment for a medical condition that produces cachexia, persistent muscle spasms, seizures, severe nausea, or severe pain. The above list may be amended or added to from time to time. Nevada extends reciprocity for non-residents who hold a valid medical-use card in their state of residence, as long as the person abides by Nevada’s legal limits on the possession. Medical-use card holders may not possess more than two and one-half ounces of usable marijuana in any one 14-day period.

In Ohio, patients must have a qualifying medical condition to be eligible for a medical-use card. Such qualifying medical conditions include: HIV/AIDS; Alzheimer's disease; Amyotrophic lateral sclerosis (ALS); cancer; chronic traumatic encephalopathy (CTE); Crohn's disease; epilepsy or another seizure disorder; fibromyalgia; glaucoma; hepatitis C; inflammatory bowel disease; multiple sclerosis; pain that is chronic and severe, or intractable; Parkinson's disease; post-traumatic stress disorder; sickle cell anemia; spinal cord disease or injury; Tourette's syndrome; traumatic brain injury; and ulcerative colitis. Ohio prohibits smoking of medical-use cannabis, but permits oils, tinctures, plant material, edibles and patches. Ohio medical-use card holders may not possess more than a 90-day supply of medical marijuana, which is defined by form, as follows: plant material- no more than eight ounces of tier I medical marijuana, no more than five and three-tenths ounces of tier II medical marijuana; no more than twenty-six and fifty-five-hundredths grams of THC content in patches for transdermal administration or lotions, creams, or ointments for topical administration; no more than nine and nine-tenths grams of THC content in oil, tincture, capsule, or edible form for oral administration; no more than fifty-three and one-tenths grams of THC content in medical marijuana oil for vaporization.

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We believe that the following conditions create an attractive opportunity for the cultivation and production of products within the medical recreational use cannabis industry:

•	Significant industry growth in recent years and expected continued growth;
•	A shift in public opinion and increasing momentum toward the legalization of cannabis;
•	Limited access to capital by industry participants in light of risk perceived by financial institutions of violating federal laws and regulatory guidelines for offering banking services to cannabis-related businesses;
•	NMG is currently in the process of obtaining a recreational distribution license;
•	NMG currently has three main product lines: (i) flower, (ii) edibles, and (iii) extracts; and
•	NMG currently cultivates recreational marijuana.

Notwithstanding the foregoing market opportunity and trends, and despite legalization at the state level, we continue to believe that the current state of federal law creates significant uncertainty and potential risks associated with investing in medical-use and recreational-use cannabis facilities.

We use a state licensed distribution company to distribute our products and our primary market is in State of Nevada.

Competitive Business Conditions and Body and Mind’s Position in the Industry

Production and Sales

NMG has a number of licenses and a long-term lease for a facility allowing them to cultivate and produce medical and recreational marijuana. In addition to flower products we produce marijuana extract products such as distillate oil, ice wax, dry sift, shatter, edibles and topicals.

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Competitive Conditions

The Nevada Market

We face competition from a variety of competitors. Several factors impacting competition include, but are not limited to, the quality control and consistency of products being produced, the hiring and retention of competent personnel within the industry, brand marketing and production costs.

The United States Market

We face competition from a diverse mix of market participants, including but not limited to independent investors, hedge funds and other cannabis operators, all of whom may compete with us to acquire real estate zoned for medical-use and/or recreational-use cannabis facilities. The current market for medical and recreational marijuana products may be limited as more competitors enter the market.

See - Risk Factors - Risks related to the Business and Industry.

Patents, Trademarks and Licenses

We currently have “BaM” trademarked in Nevada, Montana and Colorado. The description of the Trademark is: Capital “B” lowercase “a” capital “M” which is an abbreviation for Body and Mind.

Nevada - NMG filed and registered the “BaM” trademark with the State of Nevada effective January 26, 2016. The trademark expires January 26, 2021.

Montana - NMG filed and registered the “BaM” trademark with the State of Montana effective July 20, 2017. The trademark expires July 20, 2022.

Colorado - NMG filed and registered the “BaM” trademark with the State of Colorado effective August 16, 2017. The trademark expires August 16, 2021.

Body and Mind/NMG Licenses and Certificates

Body and Mind or NMG currently holds the following licenses or certificates related to the business:

City of Las Vegas - Conditional Cultivation Business License

NMG was granted license # M64-00008, a conditional business license by the city of Las Vegas, Nevada on July 1, 2018. The license is for a medical marijuana cultivation facility and expires on January 1, 2019.

City of Las Vegas - Conditional Production Business License

NMG was granted license #M63-00020, a conditional business license by the city of Las Vegas, Nevada on July 1, 2018. The license is for a medical marijuana production facility and expires on January 1, 2019.

Clark County Limited Business License

NMG was granted license #2000032.MMR-301, a temporary business license by Clark County, Nevada (“Clark County”). The temporary business license expires on December 31, 2018.

Nevada State Business License

NMG was granted a Nevada State Business License on January 30, 2018 under the identification number #NV20141151164. The license has an expiry date of March 31, 2019.

Nevada Medical Marijuana Program - State Certificate (Cultivation)

Body and Mind was issued certificate number 30658964196185382559 to be a medical marijuana cultivation establishment on July 1, 2018 by the Department of Taxation for C144 (“Certificate 30658964196185382559”). The certificate expires on June 30, 2019.

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Nevada Marijuana Cultivation Facility License

Body and Mind was issued license number 79806207400948405980 to be a marijuana cultivation facility on July 1, 2017 by the Department of Taxation for RC144 (“License 79806207400948405980”). The license expires on June 30, 2019.

Nevada Medical Marijuana Program -State Certificate (Production)

Body and Mind was issued certificate number 82120463387641172380 to be a medical marijuana production establishment on July 1, 2018 by the Department of Taxation for P044 (“Certificate 82120463387641172380”). The certificate expires on June 30, 2019.

Nevada Marijuana Product Manufacturing License

Body and Mind was issued license number 20833618692863727137 to be a marijuana product manufacturer on July 1, 2017 by the Department of Taxation for RP044 (“License 20833618692863727137”). The license expires on June 30, 2019.

Employees

NMG currently has 28 full time employees in its Nevada location.

Material Contracts

Pooling Agreements

On November 14, 2017, we entered into pooling agreements with the NMG Members to pool the Common Shares received upon the closing of the Share Exchange Agreement pursuant to certain release conditions contained in the pooling agreements. Please see Exhibit 99.1. The purpose of these pooling agreements are to prevent the NMG Members from selling, assigning, transferring, pledging, mortgaging or otherwise disposing of their pooled shares until the release dates are met. The pooled shares have voting rights allowing the shareholders to exercise such rights by providing written instructions to the pooling agent. The schedule of shares subject to the agreements and their release dates are as follows:

Shareholder	Number of Shares	Pooling Agreement
TI Nevada, LLC	2,037,879	169,823 on February 14, 2018 169,823 every three months for the next 30 months 169,826 on February 14, 2020
SW Fort Apache, LLC	3,920,000	10% on May 14, 2018 20% on November 14, 2018 25% on May 14, 2019 45% on November 14, 2019
KAJ Universal	3,920,000	10% on May 14, 2018 20% on November 14, 2018 25% on May 14, 2019 45% on November 14, 2019
Charles Fox	212,121	100% on November 14, 2018
Rozok Family Trust	3,600,000	10% on May 14, 2018 20% on November 14, 2018 25% on May 14, 2019 45% on November 14, 2019
MBK Investments	3,600,000	10% on May 14, 2018 20% on November 14, 2018 25% on May 14, 2019 45% on November 14, 2019
NV Trees, LLC	960,000	10% on May 14, 2018 20% on November 14, 2018 25% on May 14, 2019 45% on November 14, 2019

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On April 24, 2017 we entered into pooling agreements with 24 securityholders in which 100% of their shares were pooled for a period of 12 months. These agreements were amended on April 24, 2018 to continue to pool 100% the shares of the securityholders until October 24, 2018. Please see Exhibits 99.3 and 99.4. The pooled shares have voting rights allowing the shareholders to exercise such rights. There are 1,275,166 share subject to the pooling agreements until October 24, 2018. However, the following early release provisions may apply:

(a) 25% of pooled securities shall be released on a pro rata basis if our shares of trade at a price of or over CAD$1.25 for 3 consecutive trading days on the Canadian Securities Exchange, or any other such stock exchange our Shares may be listed or traded from time to time;

(b) 25% of pooled securities shall be released on a pro rata basis if the we close a private placement for units consisting of one share and one share purchase warrant, each a “Warrant” at an issue price of over CAD$0.25 (the “CAD$0.50 Financing”);

(c) 100% of pooled securities shall be released in the case of forced conversion of the warrants issued pursuant to the CAD$0.50 Financing in according with the acceleration provisions of the certificates evidencing the warrants; and

(d) Up to 25% of the pooled securities may be released on a pro rata basis if we issue a notice to all holders of Pooled Securities that there is to be a release from pooling, at least five days prior to such release.

Assignment Agreement

Subsequent to the signing of the Letter of Intent between Toro and NMG, we entered into an assignment and novation agreement with Toro and NMG, dated effective May 12, 2017, as amended on November 13, 2017, which assigned the Letter of Intent to us from Toro. Pursuant to the Assignment Agreement, we were committed to issue Toro 470,000 Common Shares under the following release schedule terms:

1)	47,000 shares on November 14, 2017; and
2)	70,500 shares every six months on the following dates May 14, 2018, November 14, 2018, May 14, 2019, November 14, 2019, May 14, 2020 and November 14, 2020.

Promissory Notes

1)

On November 14, 2017, we issued five non-interest bearing promissory notes for an aggregate principal amount of $ 2,000,000 (the “Vendor Promissory Notes”) as follows: $450,000 to MBK Investments, LLC, $450,000 to the Rozok Family Trust, $490,000 to KAJ Universal Real Estate Investments, LLC, $120,000 to NV Trees, LLC, and $490,000 to SW Fort Apache, LLC . The Vendor Promissory Notes were secured by a senior priority security interest in all assets of the Company, to be paid by February 14, 2019 or, if an equity or debt financing subsequent to the November 14, 2017 is closed in an aggregate amount of not less than $5,000,000, then within 30 days of the closing date of such subsequent financing.

2)

On November 14, 2017, we assumed NMG’s obligations pursuant to a loan in the amount of $400,000, payable to TI Nevada, LLC, of which $225,000 was paid on November 14, 2017 and the remaining $175,000 was issued as a non-interest bearing promissory note (the “TI Nevada Promissory Note”). The TI Nevada Promissory Note was secured by a senior priority security interest in all assets of the Company to be paid by February 14, 2019.

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Property Lease

On November 10, 2017, NMG entered into a revised lease agreement with Resort Holdings 5, a Nevada limited liability company, for the property located at 3375 Pepper Lane, Las Vegas, NV, containing approximately 18,000 square feet. The term of the lease is for an initial term of 123 months commencing on October 1, 2017 with four, five year options to extend the lease. The monthly lease payments are as follows:

2017 - $10,000; 2018 - $12,500; 2019 - $12,875; 2020 - $13,261; 2021 - $13,659; 2022 - $14,068; 2023 - $14,349; 2024 - $14,636; 2025 - $14,929; 2026 - $15,227; 2027 - $15,532.

NMG is also required to pay additional rent on top of the monthly lease payment, which is currently estimated at $2,500 per month.

ITEM 1A. RISK FACTORS

In addition to the factors discussed elsewhere in this Registration Statement, the following are certain material risks and uncertainties that are specific to our business and industry that could materially adversely affect our business, financial condition and results of operations.

Risks Related to the Business and Industry

We have a limited operating history which may make it difficult for investors to predict future performance based on current operations.

We have a limited operating history upon which investors may base an evaluation of our potential future performance. Our subsidiary, NMG was formed on March 3, 2014 and began carrying on business in the same year, and therefore, our prospects must be considered in light of the risks common to early-stage enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial, and other resources and lack of revenues.

We have incurred losses in prior periods, and losses in the future could cause the quoted price of our Common Shares to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due and on our cash flow.

We have incurred losses in prior periods. For the nine month period ended April 30, 2018, which includes the acquisition of NMG on November 14, 2017, we incurred a comprehensive loss of $2,015,661 and, as of that date, we had an accumulated deficit of $6,328,832. Any losses in the future could cause the quoted price of our Common Shares on the CSE to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flow.

We currently have promissory notes outstanding, which we may not be able to pay back and our failure to will result in a default.

We currently have $2,175,000 in promissory notes issued and outstanding. The promissory notes have a maturity date which is the earlier of February 14, 2019 or 30 days after the closing of an equity or debt financing for an aggregate amount of at least $5,000,000. In the event we are unable to pay the promissory notes on the maturity date we will be in default. The remedy for default can result in a 10% annual interest rate on the amounts outstanding as well as allow the promissory note holder the right to foreclose on the collateral pursuant to the note. This would have a material adverse effect on our financial condition and our ability to continue as a going concern.

We will most likely require additional capital to sustain our operations and will likely need to seek further financing, which we may not be able to obtain on acceptable terms, or at all. If we fail to raise additional capital, as required, our ability to implement our business plans and strategy could be compromised.

We may require additional financing to continue our business operations. Our ability to obtain additional financing, if, and, when required, will depend on investor demand, operating performance, the condition of the capital markets and other factors. We may not be able to obtain additional financing on terms acceptable to us, or at all. In particular, because marijuana is illegal under federal law, we may have difficulty attracting investors.

If we are successful at raising additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences, or privileges senior to the rights of holders of our Common Shares, and existing holders of such shares may experience dilution of their ownership interests and possibly to the value of their existing securities.

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We cannot provide you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. If we are unable to raise capital when needed, our business, financial condition and results of operations would be materially adversely affected, and we could be forced to reduce or discontinue our operations.

We are a holding company and investors are subject to the risks attributable to our subsidiaries which generate substantially all of our revenues.

We are a holding company and essentially all of our operating assets are the capital stock of our subsidiaries. As a result, investors in us are subject to the risks attributable to our subsidiaries. As a holding company, we conduct our business through our subsidiaries, which generate substantially all of our revenues. Consequently, our cash flows and ability to complete current or desirable future enhancement opportunities are dependent on the earnings of our subsidiaries and the distribution of those earnings to us. The ability of our subsidiaries to pay dividends and other distributions will depend on their operating results and will be subject to applicable laws and regulations which require that solvency and capital standards be maintained by such companies and contractual restrictions contained in the instruments governing their debt. In the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, holders of indebtedness and trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us.

As a manufacturer and distributor of ingestible products, we face exposure to product liability claims, regulatory action and litigation if products are alleged to have caused harm.

We face an inherent risk of exposure to product liability claims, regulatory action and litigation if our products are alleged to have caused significant loss or injury. In addition, the manufacture and sale of our products involves the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Previously unknown adverse reactions resulting from human consumption of our products alone or in combination with other medications or substances could occur. We may be subject to various product liability claims, including, among others, that its products caused injury or illness, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances. A product liability claim or regulatory action against us could result in increased costs, could adversely affect our reputation with our clients and consumers generally, and could have a material adverse effect on our results of operations and financial condition. There can be no assurances that we will be able to obtain or maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all. The inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of our potential products.

As a manufacturer and distributor of products, we face exposure to product recalls or return of products.

We may be subject to the recall or return of our products for reasons such as, product defects, contamination, unintended harmful side effects, interactions with other substances, packaging safety and inadequate or inaccurate labeling disclosure. If any of our products are recalled, we could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall. We may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin or at all. In addition, a product recall may require significant management attention. There can be no assurance that any quality, potency or contamination problems will be detected in time to avoid unforeseen product recalls, regulatory action or lawsuits. Additionally, if one of our significant brands were subject to recall, the image of the brand and Body and Mind could be harmed. A recall for any of the foregoing reasons could lead to decreased demand for our products and could have a material adverse effect on our results of operations and financial condition. Additionally, product recalls may lead to increased scrutiny of our regulatory agencies, requiring further management attention and potential legal fees and other expenses.

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Our future success depends on our key executive officers and our ability to attract, retain, and motivate qualified personnel.

Our future performance depends on the continued services and continuing contributions of our senior management, particularly the Chief Executive Officer who consults to us. Certain members of our senior management team are generally contracted on an at-will basis, which means that they could terminate their employment with us at any time with little or short notice. The loss of the services of our senior management, the CEO, or other key employees/contractors for any reason could significantly delay or prevent the achievement of our strategic objectives and harm our business, financial condition and operating results.

Our continuing ability to attract and retain highly qualified personnel will also be critical to our success because of the need to hire and retain additional personnel as business grows. There can be no assurance that we will be able to attract or retain highly qualified personnel. Because of these factors, we may not be able to effectively manage or grow our business, which could adversely affect our financial condition and operations.

Litigation may adversely affect our business, financial condition and operating results.

We and/or our subsidiaries may become party to litigation from time to time in the ordinary course of our respective businesses which could adversely affect our respective operations. Should any litigation in which we and/or our subsidiaries become involved be determined against us and/or our subsidiaries, such a decision may adversely affect our respective abilities to continue operating, adversely affect the market price of our Common Shares and use significant resources. Even if we and/or our subsidiaries, as the case may be, is involved in litigation and succeeds, litigation can redirect significant company resources. In addition, litigation may also create a negative perception of our brand.

Our intended growth could suffer if the markets into which we sell our products and services decline, do not grow as anticipated or experience cyclicality.

Our growth depends in part on the growth of the markets which we serve, and visibility into our markets is limited. Our quarterly sales and profits depend substantially on the volume and timing of orders received during the fiscal quarter, which are difficult to forecast. Any decline or lower than expected growth in our served markets could diminish demand for our products and services, which could adversely affect our financial condition and results of operations.

Our business operates in industries that may experience periodic, cyclical downturns. In addition, if our business demand depends on customers’ capital spending budgets, product and economic cycles can affect the spending decisions of these customers. Demand for our products and services is also sensitive to changes in customer order patterns, which may be affected by announced price changes, changes in incentive programs, new product introductions and customer inventory levels. Any of these factors could adversely affect our growth and results of operations in any given period.

We face intense competition and our competitors may have a longer operating history or greater financial resources allowing them to compete more effectively.

We may face intense competition from other companies, some of which can be expected to have longer operating histories and more financial resources and manufacturing and marketing experience than us. Increased competition by larger and better financed competitors could materially and adversely affect our business, financial condition and results of operations.

The State of Nevada has only issued to date a small number of licenses to produce and sell medical marijuana. There are, however, many applicants for licenses. The number of licenses granted could have a material impact on our operations. Because of early stages of the industry in which we operate, we expect to face additional competition from new entrants. If the number of users of medical marijuana in the United States increases, the demand for products will increase and we expect that competition will become more intense, as current and future competitors begin to offer an increasing number of diversified products. We may not have sufficient resources to maintain research and development, marketing, sales and client support efforts on a competitive basis which could materially and adversely affect our business, financial condition and results of operations.

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Failure to comply with environmental and safety laws may result in us incurring additional costs for corrective measures.

Medical marijuana operations are subject to environmental and safety laws and regulations concerning, among other things, emissions and discharges to water, air and land, the handling and disposal of hazardous and non-hazardous materials and wastes, and employee health and safety. Our failure to comply with environmental and safety laws and regulations may result in additional costs for corrective measures, penalties or in restrictions in manufacturing operations. In addition, changes in environmental, employee health and safety or other laws, more vigorous enforcement thereof or other unanticipated events could require extensive changes to operations or give rise to material liabilities, which could have an adverse effect on our business, financial conditions and results of operations.

Our cannabis crop could be harmed by pests, plant diseases or other agricultural risks which would have a material adverse affect on our business.

Our business involves the growing of cannabis, which is an agricultural product. As such, our business is subject to the risks inherent in the agricultural business, such as pests, plant diseases and similar agricultural risks. This could lead to a reduced yield when harvesting the cannabis affecting the supply of cannabis for distribution, and therefore, could have a material adverse effect on our business operations and our ability to meet consumer demand.

We may experience increased costs during the growth stage of the cannabis due to the possibility of rising energy costs.

Growing cannabis requires a considerable amount of energy. We are vulnerable to rising costs of energy due to our need to consume considerable amounts of energy to grow our product. Rising or volatile energy costs may adversely impact our business by increasing production costs and decreasing revenue if those increased costs cannot be transferred to the consumer.

The cannabis industry is difficult to forecast due to the industry being in the early growth stages.

Detailed sales forecasts are not generally obtainable from sources at this early stage of the medical marijuana industry in the United States. A failure in the demand for products to materialize as a result of competition, technological change or other factors could have a material adverse effect on our business, financial condition and results of operations.

Our public image and the consumer perception of us is greatly influenced by scientific research, regulatory investigations, and media attention. Negative publicity will result in an unfavourable public image and will negatively affect our financial condition and results of operations.

We believe the medical marijuana industry is highly dependent upon consumer perception regarding the safety, efficacy and quality of the medical marijuana produced. Consumer perception of our products and proposed products can be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention and other publicity regarding the consumption of medical marijuana products. There can be no assurance that future scientific research, findings, regulatory proceedings, litigation, media attention or other research findings or publicity will be favourable to the medical marijuana market or any particular product, or consistent with earlier publicity.

Our dependence upon consumer perceptions means that adverse reports, findings, attention or other publicity, whether or not accurate or with merit, could have a material adverse effect on us, the demand for our products and proposed products, and our business, financial condition, cash flow and results of operations. Further, adverse publicity reports or other media attention regarding the safety, efficacy and quality of medical marijuana in general, or our products and proposed products specifically, or associating the consumption of medical marijuana with illness or other negative effects or events, could have a material adverse effect on our business and results of operations. Such adverse publicity reports or other media attention could arise even if the adverse effects associated with such products resulted from consumers’ failure to consume such products appropriately or as directed.

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Risks related to the Federal and State Regulations

Federal regulation and enforcement may adversely affect the implementation of cannabis laws and regulations may negatively impact our results of operations.

Cannabis is a Schedule I controlled substance under the Controlled Substance Act (the “CSA”). Even in those jurisdictions in which the manufacture and use of medical cannabis has been legalized at the state level, the possession, use, cultivation, and transfer of cannabis remains a violation of federal law. Federal law criminalizing the use of cannabis preempts state laws that legalize its use for medicinal or adult-retail purposes, and therefore strict enforcement of federal law regarding cannabis would severely restrict our ability to carry out our business plan.

The U.S. Department of Justice under the Obama administration had issued memoranda, including the so-called “Cole Memorandum” on August 29, 2013, characterizing enforcement of federal cannabis prohibitions under the CSA to prosecute those complying with state regulatory systems allowing the use, manufacture and distribution of medical cannabis as an inefficient use of federal investigative and prosecutorial resources when state regulatory and enforcement efforts are effective with respect to enumerated federal enforcement priorities under the CSA. In the Cole Memorandum, the U.S. Department of Justice provided guidance to all federal prosecutors indicating that federal enforcement of the CSA against cannabis-related conduct should be focused on eight priorities, which are to prevent: (1) distribution of cannabis to minors; (2) revenue from sale of cannabis to criminal enterprises, gangs and cartels; (3) transfer of cannabis from states where it is legal to states where it is illegal; (4) cannabis activity from being a pretext for trafficking of other illegal drugs or illegal activity; (5) violence or use of firearms in cannabis cultivation and distribution; (6) drugged driving and adverse public health consequences from cannabis use; (7) growth of cannabis on federal lands; and (8) cannabis possession or use on federal property.

On January 4th, 2018, Attorney General Jeff Sessions issued a new memo updating the Department of Justice’s policy on federal marijuana enforcement (the “Sessions Memorandum”). The Sessions Memorandum effectively rescinded and replaced the Cole Memorandum, and directed all U.S. Attorneys to enforce the laws enacted by Congress and to follow well-established principles when pursuing prosecutions related to marijuana activities. While in theory the protections under the Cole Memorandum have been abolished, the new policy does not explicitly direct local U.S. Attorneys to launch an attack on state-legal marijuana businesses. Rather, the new policy promulgated by the Sessions Memorandum is to return local control to federal prosecutors who know where and how to deploy Justice Department resources most effectively to reduce violent crime, stem the tide of the drug crisis, and dismantle criminal gangs. The threat of federal prosecution remains for legitimate, state-legal marijuana businesses, including our business.

However, no assurance can be given that the federal prosecutor in each judicial district where we operate will agree that our activities within such prosecutor’s district do not go contrary to the Justice Department’s goals. There is also no guarantee that the current administration or future administrations will not revise the federal enforcement priorities enumerated in the Cole Memorandum, the Sessions Memorandum or otherwise choose to strictly enforce the federal laws governing cannabis production or distribution.

On April 11th, 2018, U.S. Senator Cory Gardner received assurances from President Donald Trump that 1) states with legal marijuana industries would not be targeted by the Justice Department, 2) the rescission of the Cole Memorandum would not impact state’s legal marijuana industries, and 3) that the President would support a federalism-based legislative solution to fix the states’ rights issue once and for all. The President’s comments are encouraging to legal marijuana businesses; however, no legislative action at the federal level has been taken.

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Under U.S. federal law, banks or other financial institutions that provide us with banking services could be found guilty of money laundering, therefore reducing our ability from receiving reputable banking services and adversely affecting business operations.

Under U.S. federal law it may potentially be a violation of federal money laundering statutes for financial institutions to take any proceeds from marijuana sales or any other Schedule I substance. Banks and other financial institutions could be prosecuted and possibly convicted of money laundering for providing services to cannabis businesses. Under U.S. federal law, banks or other financial institutions that provide a cannabis business with a checking account, debit or credit card, small business loan, or any other service could be found guilty of money laundering or conspiracy. Financial institutions must submit a “suspicious activity report” (“SAR”) as required by federal money laundering laws. These marijuana related SARs are divided into three categories: marijuana limited, marijuana priority, and marijuana terminated, based on the financial institution’s belief that the marijuana business follows state law, is operating out of compliance with state law, or where the banking relationship has been terminated. There can be no assurance that a negative SAR will not be filed against us limiting our financial services with a bank as well as subjecting us to Federal review. This will also negatively impact our public image and affect operations.

The Independent Alcohol Distributors of Nevada have obtained a preliminary injunction against the issuance of recreational marijuana licenses to anyone other than licensed alcohol distributors. If this injunction remains in place we will be unable to obtain a recreational marijuana distributor license which would have an adverse effect on our business operations.

In leading up to the launch of recreational marijuana sales on July 1, 2017, the State of Nevada Department of Taxation (the “Department”) made a determination in March 2017 that there would be an insufficient number of marijuana distributors based on the limited response to its call for distributor license applications, and the Department proceeded to accept applications for distributor licenses from many existing medical marijuana entities (“MMEs”), who have the infrastructure and know-how to handle the distribution of recreational marijuana.

The Independent Alcohol Distributors of Nevada (“IADON”), filed a suit in District Court in Carson City, Nevada requesting a preliminary injunction against the Department to prevent the issuance of licenses to distribute recreational marijuana to anyone other than licensed alcohol distributors. The original ballot initiative passed by the voters of Nevada on November 8, 2016 provided that the Department shall issue licenses for marijuana distributions only to persons holding a wholesaler dealer license under Chapter 369 of NRS (alcohol distributor license), unless the department determined that an insufficient number of marijuana distributors will results from the limitation. On June 20, 2017, the Judge in the IADON litigation granted IADON’s motion for preliminary injunction, and thereby enjoined the Department from issuing a retail marijuana distributor license to any person or entity other than wholesale alcohol distributors.

This litigation remains ongoing, and the Nevada Supreme Court has not indicated when it will reach its ruling. If the courts find in favor of IADON, then wholesale alcohol distributors will have exclusive rights to distribute marijuana. We may experience increased costs and inefficiencies for having to use a third-party for distribution purposes, which would have an adverse effect on our business and results of operations.

Risks related to Our Securities

We may issue additional Common Shares in the future, which could cause significant dilution to all shareholders.

Our Articles of Incorporation authorize the issuance of up to 900,000,000 Common Shares, with a par value of $0.0001 per share. As of October 9, 2018, the Company had 47,774,817 Common Shares issued and outstanding, 4,025,000 stock options outstanding and 10,106,820 share purchase warrants outstanding.

As at October 9, 2018, the Company’s 4,025,000 stock options outstanding are exercisable into 4,025,000 common shares of the Company with the following terms:

Number of Options outstanding and exercisable	Exercise price	Expiry dates
3,850,000	CAD$0.66	24 November 2022
175,000	CAD$0.41	6 June 2023
4,025,000

As at October 9, 2018, the Company’s 10,106,820 share purchase warrants outstanding are exercisable into 10,106,820 common shares of the Company with the following terms:

Number of warrants outstanding and exercisable	Exercise price	Expiry dates
248,350	CAD$0.66	15 August 2019
58,324	CAD$0.66	16 August 2019
60,612	CAD$0.66	3 November 2019
9,102,141	CAD$0.90	14 November 2019
637,393	CAD$0.90	1 December 2019
10,106,820

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The Company is also committed to issuing 352,000 Common shares to Toro Pacific Management Inc. on the following dates: 70,500 common shares on November 14, 2018; 70,500 common shares on May 14, 2019; 70,500 common shares on November 14, 2019; 70,500 common shares on May 14, 2020; and 70,500 common shares on November 14, 2020.

We may issue additional Common Shares in the future in connection with a financing or an acquisition. Such issuances may not require the approval of our shareholders. Any issuance of additional shares of our Common Shares, or equity securities convertible into our Common Shares, including but not limited to, warrants and options, will dilute the percentage ownership interest of all shareholders, may dilute the book value per share of our Common Shares, and may negatively impact the market price of our Common Shares.

Because we do not intend to pay any cash dividends on our Common Shares, our shareholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our Common Shares in the foreseeable future. Declaring and paying future dividends, if any, will be determined by our Board, based upon earnings, financial condition, capital resources, capital requirements, restrictions in our Articles of Incorporation, contractual restrictions, and such other factors as our Board deems relevant. Unless we pay dividends, our shareholders will not be able to receive a return on their shares unless they sell them. There is no assurance that shareholders will be able to sell shares when desired.

Our Common Shares are categorized as “penny stock”, which may make it more difficult for investors to buy and sell our Common Shares due to suitability requirements.

Our Common Shares are considered “penny stock”. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. The price of our Common Shares is significantly less than $5.00 per share. This designation imposes additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The penny stock rules require a broker-dealer buying securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities given the increased risks generally inherent in penny stocks. These rules may restrict the ability and/or willingness of brokers or dealers to buy or sell our Common Shares, either directly or on behalf of their clients, may discourage potential stockholders from purchasing our Common Shares, or may adversely affect the ability of stockholders to sell their shares.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a shareholder’s ability to buy and sell our Common Shares, which could depress the price of our Common Shares.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require a broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer before recommending an investment to a customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Shares, which may limit your ability to buy and sell our Common Shares, have an adverse effect on the market for our Common Shares, and thereby depress our price per Common Share.

ITEM 2. FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Conditions and Results of Operations

The following discussion and analysis of our results of operations and financial condition should be read in conjunction with (i) our unaudited consolidated interim financial statements for the nine months ended April 30, 2018, (ii) our audited financial statements for the fiscal years ended July 31, 2017 and 2016 and the notes thereto and (iii) the section entitled “Item 1. Business”, included elsewhere in this Registration Statement. Our consolidated financial statements are prepared in accordance with U.S. GAAP. All references to dollar amounts in this section are in U.S. dollars unless expressly stated otherwise.

Overview

Our principal business intended to be carried on is the production and cultivation of medical and recreational marijuana in Nevada pursuant to the licenses held by NMG. NMG is currently operating under its marquee brand name of Body & Mind and produces flower, oil extracts and edibles and are available for sale in dispensaries in Nevada.

Results of Operations

Results of Operations for the three month periods ended April 30, 2018 and 2017

The following table sets forth our results of operations for the three month periods ended April 30, 2018 and 2017:

	April 30, 2018 $	April 30, 2017 $
Sales	789,209	-
Cost of Sales	(569,653)	-
Gross Margin	219,556	-
General and Administrative Expenses	(538,657)	(83,789)
Foreign Currency Translation Adjustment	(18,959)	(9,482)
Comprehensive Loss	(421,817)	(40,627)
Basic and Diluted Loss Per Share	(0.01)	(0.01)

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Revenues

For the three month period ended April 30, 2018 we had total sales of $789,209 and cost of sales of $569,653 for a gross margin of $219,556 compared to the three month period ended April 30, 2017 where we did not generate any revenues. During the three months ended April 30, 2018, the Company recorded product sales as follows:

Revenues - By Product	Three months ended April 30, 2018 $	%

Flower	295,334	37
Concentrates	438,173	56
Edibles	38,444	5
Pre-rolled	17,258	2

Total	789,209	100

The Company’s gross profit for the three months ended April 30, 2018 was $219,556, which equates to approximately a 27.8% gross profit margin. This is significantly less than the gross profit margin of 39.4% for the nine month period ended April 30, 2018. The difference can primarily be attributed to the following:

i.	During the three months ended April 30, 2018, the Company hired additional staff in anticipation of more production with an expanded facility;

ii.	during the nine months ended April 30, 2018 the cost of third party trim purchases increased from approximately USD $700/lb. to approximately USD $800/lb.;

iii.	during the three months ended April 30, 2018, the Company was undergoing construction on its facility. Due to the dust present during this construction period, some of the Company’s product did not pass testing; and

iv.	during the three months ended April 30, 2018, one of the Company’s testing facilities was shut-down by the State. The Company’s search for a new facility during this period increased its testing costs.

The Company is constantly reviewing the cannabis market regarding third party trim purchases and whether or not to add to its inventory. The cannabis market in Nevada is constantly changing due to supply and demand issues.

To date, the Company’s financial position has dictated that only a relatively small portion of its resources went to third party trim purchases and does not expect this to change without a significant injection of cash into the Company and the Company will assess third party trim market prices at such time. The third party trim purchases vary in price and is dependent on potency levels. Third party trim purchases have increased during the nine months ended April 30, 2018 from approximately USD $700/lb to approximately USD $800/lb.

The Company anticipates edible revenues to materially increase over time due to higher demand for this type of product. The Company anticipates that its edible revenues will represent a more significant ratio of the Company’s overall gross sales in the near future. The Company’s other revenue generating products, being flower, concentrates and pre-rolled products, are expected to have relatively consistent revenues for the foreseeable future.

The Company anticipates its profit margins to improve over time for the following reasons:

i.	The Company has completed its expansion on its current facility; and

ii.	the Company has purchased equipment intended on improving yields.

Operating Expenses

For the three month period ended April 30, 2018, operating expenses totaled $538,657 compared with $83,789 for the three month period ended April 30, 2017. The change in operating expenses was mainly due to the receipt of a Nevada state license for recreational marijuana production and cultivation. This created an increased demand for products and more expenditures in order to increase production capacity and create new product lines.

Other Items

During the three month period ended April 30, 2018, our other items accounted for $83,757 in expenses as compared to income of $52,644 for the three month period ended April 30, 2017. The significant components in other items primarily relates to foreign exchange. In 2017, the Company recorded a settlement of liabilities resulting in other income of $57,839.

Net Income (Loss)

Net loss for the quarter ended April 30, 2018 totaled $402,858 compared with a net loss of $31,145 for the quarter ended April 30, 2018. The increase in net loss of $371,713 resulted primarily from the increase in general and administrative expenses and other expenses as discussed above.

Results of Operations for the nine month periods ended April 30, 2018 and 2017

The following table sets forth our results of operations for the nine month periods ended April 30, 2018 and 2017:

	April 30, 2018 $	April 30, 2017 $
Sales	1,618,968	-
Cost of Sales	(980,919)	-
Gross Margin	638,049	-
General and Administrative Expenses	(2,546,653)	(130,302)
Foreign Currency Translation Adjustment	(16,936)	55,396
Comprehensive Loss	(2,015,661)	(87,348)
Basic and Diluted Loss Per Share	(0.06)	(0.03)

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Revenues

For the nine month period ended April 30, 2018 we had total sales of $1,618,968 and cost of sales of $980,919 for a gross margin of $638,049 compared to the nine month period ended April 30, 2017 where we did not generate any revenues. During the nine months ended April 30, 2018, the Company recorded product sales as follows:

Revenues - By Product	Nine months ended April 30, 2018 $	%

Flower	735,111	45
Concentrates	725,789	45
Edibles	106,661	7
Pre-rolled	51,407	3

Total	1,618,968	100

The Company’s gross profit for the nine months ended April 30, 2018 was $638,049, which equates to approximately a 39.4% gross profit margin. This is significantly higher than the gross profit margin of 27.8% for the three month period ended April 30, 2018. The difference can primarily be attributed to the following:

i. During the three months ended April 30, 2018, the Company hired additional staff in anticipation of more production with an expanded facility;

ii. During the nine months ended April 30, 2018 the cost of third party trim purchases increased from approximately USD $700/lb. to approximately USD $800/lb.;

iii. During the three months ended April 30, 2018, the Company was undergoing construction on its facility. Due to the dust present during this construction period, some of the Company’s product did not pass testing; and

iv. During the three months ended April 30, 2018, one of the Company’s testing facilities was shut-down by the State. The Company’s search for a new facility during this period increased its testing costs.

The Company anticipates its profit margins to improve over time for the following reasons:

i.	The Company has completed its expansion on its current facility; and
ii.	The Company has purchased equipment intended on improving yields.

As discussed previously in the quarterly results of operations section, the Company anticipates edible revenues to materially increase over time due to higher demand for this type of product. The Company anticipates that its edible revenues will represent a more significant ratio of the Company’s overall gross sales in the near future. The Company’s other revenue generating products, being flower, concentrates and pre-rolled products, are expected to have relatively consistent revenues for the foreseeable future. It should be noted that the Company began recording revenues upon closing of the transaction with NMG in November 2017.

Operating Expenses

Operating expenses totaled $2,546,653 for the nine months ended April 30, 2018 compared with $130,302 for the nine months ended April 30, 2017. The change in general and administrative expenses relate to a number of factors, but mainly attributed to the process of finalizing its acquisition agreement with NMG which resulted in an increase in listing fees of $471,408 (2017 - $Nil), professional fees of $223,320 (2017 - $12,139) and consulting fees of $136,295 (2017 - $59,392).

Of the $2,546,653 expenses for the nine months ended April 30, 2018, a total of $471,408 relates to non-recurring listing fees as part of the Acquisition of NMG. In addition, the Company granted stock options to various officers, directors, employees and/or consultants, resulting in a non-cash stock-based compensation of $733,679 calculated using the Black Scholes Option Pricing Model.

A total of $254,252 relates to management and consulting fees paid/accrued to the Chief Executive Officer, Chief Financial Officer and former Chief Executive Officer and $22,088 relates to accounting fees paid/accrued to the former Chief Financial Officer and a director.

Another factor contributing to the change in the general and administrative expenses was the variation in exchange rates. The Company’s functional currency is the Canadian dollar and its reporting currency is the United States dollar.

Net Income (Loss)

Net loss for the nine months ended April 30, 2018 totaled $1,998,725 compared with a net loss of $142,744 for the nine months ended April 30, 2017. The increase in net loss of $1,855,981 resulted primarily from the increase in general and administrative expenses as discussed above.

Other Comprehensive Income (Loss)

We recorded translation adjustments of $(16,936) and $55,396 for the nine months ended April 30, 2018 and 2017, respectively. The amounts are included in the statement of operations as other comprehensive gain for the respective periods.

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Results of Operations for the years ended July 31, 2017 and 2016

The following table sets forth our results of operations for the fiscal years ended July 31, 2017 and 2016:

	July 31, 2017 $	July 31, 2016 $
General and Administrative Expenses	(352,284)	(129,312)
Other Items	(14,875)	(65,650)
Net Income (Loss)	(367,159)	(194,962)
Foreign Currency Translation Adjustment	90,079	74,285
Comprehensive Loss	(277,080)	(120,677)
Basic and Diluted Earnings (Loss) Per Share	(0.04)	(0.09)

Revenues

The Company reported no sales revenue since inception.

Operating Expenses

Operating expenses incurred during the year ended July 31, 2017 were $352,284 as compared to $129,312 during the year ended July 31, 2016.

Of the $352,284 expenses for the year ended July 31, 2017, a total of $18,890 relates to management fees paid/accrued to the Chief Financial Officer, $11,334 related to management fees paid/accrued to a former Chief Executive Officer and $16,321 relates to professional fees paid/accrued to the interim Chief Executive Officer.

Another factor contributing to the change in the general and administrative expenses was the variation in exchange rates. Body and Mind’s functional currency is the Canadian dollar and its reporting currency is the United States dollar.

Other Items

The Company recorded a gain of $51,963 from settlement of loans and other payables during the year ended July 31, 2017 compared with a gain of $Nil in 2016. In the year ended July 31, 2017, $10,091 of debt forgiven was allocated as a capital transaction and was recorded in Additional Paid-in Capital. In the year ended July 31, 2016, $651,053 of debt forgiven was allocated as a capital transaction and was recorded in Additional Paid-in Capital.

Net Income (Loss)

The net loss was $367,159 for the year ended July 31, 2017 and $194,962 for the year ended July 31, 2016.  The increase in net loss resulted primarily from the increase in general and administrative expenses as discussed above.

Pepper Lane North LLC

On 18 December 2017, we reached an agreement with a real estate investment group, led by NMG’s President, to purchase a building adjacent to our existing facility and lease it back to a newly formed partnership called Pepper Lane North LLC (“PLN” or “Partnership”) on a long-term basis with renewal options. PLN is a strategic partnership between the Company and one of the dispensary chains in the State of Nevada. The other PLN member intended to transfer an active cultivation license to the PLN facility and all expenditures under PLN were to be funded on a 50/50 basis by the PLN members. In addition, we signed an operating and management agreement with PLN and were to receive the greater of $15,000/month or 10% of PLN’s net profits. Prior to forming PLN, we engaged surveyors to ensure compliance with permitting procedures and received the necessary approvals to move forward. Subsequent to the formation of PLN, we were later notified that a church was located in close proximity of the building and that permitting was unlikely to proceed. We have filed an insurance claim to recover our damages.

Subsequent to April 30, 2018, we terminated the operating and management agreements with Pepper Lane North LLC and it is our position that the agreement upon which the Partnership was formed is null and void due to the fact that we were provided with incorrect information prior to forming the Partnership and advancing a deposit of $250,000 for the purchase of the building adjacent to our existing facility. Therefore, we are of the view that the deposit is now recoverable from the surveyors and/or their insurer as a result of the negligence of the surveyors. The additional claim to recover out of pocket damages over and above the deposit amount is considered a contingent asset and is not recorded on our financial statements as at April 30, 2018 in accordance with ASC 450-30.

Liquidity and Capital Resources

Our financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue in operation.

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The following table sets out our cash and working capital as of April 30, 2018, July 31, 2017 and July 31, 2016:

	As of April 30, 2018	As of July 31, 2017	As of July 31, 2016
	(unaudited)	(audited)	(audited)
Cash reserves	$1,046,940	$366,584	$Nil
Working capital (deficit)	$(342,411)	$218,928	($352,515)

The Company’s working capital position improved significantly during the three and nine months ended April 30, 2018 due to the Company completing the following financings:

1)	On August 15, 2017 and August 16, 2017, the Company closed the first two of four tranches of a non-brokered private placement and issued 8,276,294 Subscription Receipts at a price of CAD$0.66 per Subscription Receipt for aggregate gross proceeds of CAD$5,462,369.

2)	On 31 October 2017, the Company closed a third tranche of a non-brokered private placement and issued 757,666 Subscription Receipts at a price of CAD$0.66 per Subscription Receipt for aggregate gross proceeds of CAD$500,060.

3)	On 1 November 2017, the Company closed a fourth and final tranche of a non-brokered private placement and issued 68,181 Subscription Receipts at a price of CAD$0.66 per Subscription Receipt for aggregate gross proceeds of CAD$45,000.

4)	On 1 December 2017, the Company closed a non-brokered private placement of 637,393 units at a price of CAD$0.66 per unit for aggregate gross proceeds of CAD$420,680.

During the year ended July 31, 2017, the Company completed the following financing:

1)	On 19 April 2017, the Company closed a private placement issuing a total of 8,700,000 common shares for gross proceeds of CAD$1,305,000. The Company paid share issue costs of CAD$63,750 related to this private placement.

During the year ended July 31, 2016, the Company did not complete any financings.

Significant expenditures anticipated during the next 12 months:

1)	$2,175,000 repayment of promissory notes;

2)	$500,000 related to expansion costs of our current facility; and

3)	$150,000 related to the purchase of additional automation equipment and supplies

We anticipate raising additional funds through the issuance of capital stock and/or debt financings within the next 12 months, however, we cannot provide any assurance that any additional financing will be available to us, or if available, will be on terms acceptable to us.

Statement of Cashflows

During the nine month period ended April 30, 2018, our net cash increased by $680,356 (2017: $691,523), which included net cash used in operating activities of $1,534,195 (2017: $268,425), net cash used in investing activities of $2,692,299 (2017: $Nil), net cash provided by financing activities of $4,920,291 (2017: $904,552) and effect of exchange rate changes on cash and cash equivalents of $(13,441) (2017: $55,396).

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During the fiscal year ended July 31, 2017, our net cash increased by $366,584 (2016: $Nil), which included net cash used in operating activities of $459,332 (2016: $74,285), net cash used in investing activities of $95,622 (2016: $Nil), net cash provided by financing activities of $902,932 (2016: $Nil) and effect of exchange rate changes on cash and cash equivalents of $18,606 (2016: $74,285).

Cash Flow used in Operating Activities

Cash flow used in operating activities totaled $1,534,195 and $268,425 during the nine months ended April 30, 2018 and 2017, respectively. Cash used in operating activities increased significantly in 2018 as a result of the Company’s finalization of the Assignment Agreement and the Share Exchange Agreement with NMG. Significant changes in cash used in operating activities are outlined as follows:

•

The Company incurred a net loss from operations of $1,998,725 during the nine months ended April 30, 2018 compared to $142,744 in 2017. The net loss in 2017 included non-cash accrued interest of $Nil (2017: $1,343), accretion expenses of $119,131 (2017: $Nil), depreciation of $99,949 (2017: $1,588), settlement of liabilities of $Nil (2017: $61,983), stock-based compensation of $733,679 (2017: $Nil), and write-off of amounts receivable of $879 (2017: $Nil).

The following non-cash items further adjusted the loss for the nine months ended April 30, 2018 and 2017:

•

Increase in amounts receivable and prepaid of $195,246 (2017: $1,667), increase in inventory of $156,829 (2017: $Nil), decrease in trade payables and accrued liabilities of $132,470 (2017: $26,690) and increase in due to related parties of $31,881 (2017: decrease of $41,714).

Operating activities in the year ended July 31, 2017 used cash of $459,332 compared to $74,285 in the year ended July 31, 2016. Significant changes in cash used in operating activities are outlined as follows:

•

The Company incurred a net loss from operations of $367,159 during the year ended July 31, 2017 compared to a net loss from operations of $194,962 in 2016. The net loss in 2017 included non-cash accrued interest of $1,345 (2016: $2,738), depreciation of $1,590 (2016: $6,553), settlement of liabilities of $51,963 (2016: $Nil), and write-off of amounts receivable of $839 (2016: $Nil).

The following non-cash items further adjusted the loss for fiscal years ended July 31, 2017 and July 31, 2016:

•	Increase in amounts receivable and prepaids of $39,309 (2016: $1,573), decrease in trade payables and accrued liabilities of $33,765 (2016: increase of $9,689) and decrease in due to related parties of $36,909 (2016: increase of $99,409)

Cash Flow used in Investing Activities

During the nine month period ended April 30, 2018, investing activities used cash of $2,692,299 compared to $Nil during the nine month period ended April 30, 2017. The change in cash used in investing activities from the nine month period ended April 30, 2018 as compared to April 30, 2017 relates primarily to acquisition of NMG, net of cash received, in the amount of $1,948,158 (2017: $Nil), deposit for the Pepper Lane North expansion for $250,000 (2017: $Nil) and purchase of property and equipment of $494,141 (2017: $Nil).

In the year ended July 31, 2017, investing activities used cash of $95,622 as compared to $Nil in the year ended July 31, 2016. The change in cash used in investing activities from the year ended July 31, 2017 compared to $Nil for the year ended July 31, 2016 relates primarily to providing cash advances to NMG prior to the closing of the acquisition.

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Cash Flow provided by Financing Activities

During the nine month period ended April 30, 2018, as part of the Concurrent Financing requirement of the Share Exchange Agreement with NMG, the Company raised $4,920,291 net of share issue costs (2017: $Nil) by issuing 9,102,165 Subscription Receipts at a price of CAD$0.66 per Subscription Receipt. On November 14, 2017, each Subscription Receipt converted into one common share of the Company and one share purchase warrant of the Company exercisable at a price of CAD$0.90 for a period of 24 months from the date of issuance.

During the year ended July 31, 2017, we obtained a short term loan of $19,903 from a third party. The loan was settled and we recorded a gain on settlement of liabilities of $19,903 related to this loan. The Company closed a private placement on April 19, 2017 and issued 26,100,000 common shares for gross proceeds of $984,943 (2016: $Nil). We paid finders’ fee of $48,115 (2016: $Nil). During the year ended July 31, 2017, we repaid loans totaling $53,799 (2016: $Nil). We settled the loans without any interest payments and, as a result, we recorded a gain on settlement of liabilities of $18,345 (2016: $Nil).

Off-balance sheet arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Subsequent events

In May 2018, the real estate investment group completed the purchase of the building adjacent to the existing NMG facility (“PLN Facility”). The Company made the decision to terminate its lease back agreement regarding the PLN Facility as it was unable to relocate a church that was in close proximity to the PLN Facility. The PLN Facility may still be an opportunity for us to lease storage and administrative space and we will continue to evaluate this opportunity. We initiated a claim with the surveyor’s insurance company stating the surveyor made an error and did not disclose the church location in their report to us. The primary claim, amongst other damages, is to recover the non-refundable $250,000 deposits made by each member of the Partnership.

On June 6, 2018, we granted 175,000 stock options having an exercise price of CAD$0.41 per common share for a period of five years to a consultant of the Company.

Outstanding share data

At August 31, 2018, we had 47,774,817 issued and outstanding common shares, 4,025,000 outstanding stock options and 10,106,820 outstanding warrants.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

We believe the following critical accounting policies require us to make significant judgments and estimates in the preparation of our consolidated financial statements.

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•	Income taxes

The determination of deferred income tax assets or liabilities requires subjective assumptions regarding future income tax rates and the likelihood of utilizing tax carry-forwards. Changes in these assumptions could materially affect the recorded amounts, and therefore do not necessarily provide certainty as to their recorded values.

•	Foreign currency

The Company determines the functional currency through an analysis of several indicators such as expenses and cash flows, financing activities, retention of operating cash flows, and frequency of transactions with the reporting entity.

•	Fair value of financial instruments

Management uses valuation techniques, in measuring the fair value of financial instruments, where active market quotes are not available.

In applying the valuation techniques, management makes maximum use of market inputs wherever possible, and uses estimates and assumptions that are, as far as possible, consistent with observable data that market participants would use in pricing the instrument. Where applicable data is not observable, management uses its best estimate about the assumptions that market participants would make. Such estimates include liquidity risk, credit risk and volatility may vary from the actual results that would be achieved in an arm’s length transaction at the reporting date. The assessment of the timing and extent of impairment of intangible assets involves both significant judgements by management about the current and future prospects for the intangible assets as well as estimates about the factors used to quantify the extent of any impairment that is recognized.

•	Intellectual property

The recoverability of the carrying value of the intellectual property is dependent on numerous factors. The carrying value of these assets is reviewed by management when events or circumstances indicate that its carrying value may not be recovered. If impairment is determined to exist, an impairment loss is recognized to the extent that the carrying amount exceeds the recoverable amount.

•	Stock-based compensation

The option pricing models require the input of highly subjective assumptions, particularly the expected stock price volatility. Changes in the subjective input assumptions can materially affect the fair value estimate, and therefore the existing models do not necessarily provide a reliable single measure of the fair value of the Company’s stock options.

Recent Accounting Pronouncements

In January 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-01, “Financial Instruments-Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.” ASU 2016-01 amends various aspects of the recognition, measurement, presentation, and disclosure of financial instruments. ASU 2016-01 is effective for annual reporting periods and interim periods within those years beginning after 15 December 2017. The Company does not anticipate this amendment to have a significant impact on the financial statements.

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In February 2016, the FASB issued ASU No. 2016-02 (Topic 842) “Leases.” Topic 842 supersedes the lease recognition requirements in Accounting Standards Codification (“ASC”) Topic 840 “Leases.” Under Topic 842, lessees are required to recognize assets and liabilities on the balance sheet for most leases and provide enhanced disclosures. Leases will continue to be classified as either finance or operating. Topic 842 is effective for annual reporting periods and interim periods within those years beginning after 15 December 2018. Early adoption by public entities is permitted. Entities are required to use a modified retrospective approach for leases that exist or are entered into after the beginning of the earliest comparative period in the financial statements, and there are certain optional practical expedients that an entity may elect to apply. Full retrospective application is prohibited. The Company does not anticipate this amendment to have a significant impact on the financial statements.

In June 2016, the FASB issued ASU No. 2016-13 “Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss methodology, which will result in more timely recognition of credit losses. ASU 2016-13 is effective for annual reporting periods, and interim periods within those years beginning after 15 December 2019. The Company does not anticipate this amendment to have a significant impact on the financial statements.

Management of financial risks

The financial risk arising from the Company’s operations are credit risk, liquidity risk, interest rate risk and currency risk. These risks arise from the normal course of operations and all transactions undertaken are to support the Company’s ability to continue as a going concern. The risks associated with these financial instruments and the policies on how to mitigate these risks are set out below. Management manages and monitors these exposures to ensure appropriate measures are implemented on a timely and effective manner.

•	Credit risk

Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss. The Company is not exposed to credit risk as it does not hold cash in excess of federally insured limits, with major financial institutions.

•	Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company had a working capital deficit of $342,411 as at April 30, 2018. In addition, the Company has incurred losses from operations to date and is currently attempting to implement its business plan; therefore, the Company is exposed to liquidity risk.

•	Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is not exposed to interest rate risk as it does not hold financial instruments that will fluctuate in value due to changes in interest rates.

•	Currency risk

Currency risk is the risk that the fair values of future cash flows of a financial instrument will fluctuate because they are denominated in currencies that differ from the respective functional currency. The Company is exposed to currency risk by incurring expenditures and holding assets denominated in currencies other than its functional currency. Assuming all other variables remain constant, a 1% change in the Canadian dollar against the US dollar would not result in a significant change to the Company’s operations.

•	Other risks

The Company is not exposed to other risks unless otherwise noted.

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ITEM 3. PROPERTIES

NMG rents its approximately 18,000 square foot cultivation and production facility warehouse from Resort Holdings 5, LLC located at 3375 Pepper Lane, Las Vegas, NV 89120. The current lease commenced on October 1, 2017 and the term is for 123 months, with four, five-year options to extend the lease. The base monthly lease payments are as follows:

2017 - $10,000; 2018 - $12,500; 2019 - $12,875; 2020 - $13,261; 2021 - $13,659; 2022 - $14,068; 2023 - $14,349; 2024 - $14,636; 2025 - $14,929; 2026 - $15,227; 2027 - $15,532.

NMG is also required to pay additional rent on top of the monthly lease payment, which is currently estimated at $2,500 per month.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of Body and Mind common stock owned beneficially as of May 17, 2018 by (i) each person (including any group) known to us to own more than 5% of any class of our voting securities, (ii) each of our officers and directors, and (iii) our officers and directors as a group. Unless otherwise indicated, it is our understanding and belief that the shareholders listed possess sole voting and investment power with respect to the shares shown.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial owner(1)		Percentage of class
Persons owning more than 5% of voting securities
Common Stock	The Rozok Family Trust(2) San Diego, California	3,600,000		7.5%
Common Stock	MBK Investments, LLC(3) Calabasas, California	3,600,000		7.5%

Officers and Directors
Common Stock	Chris MacLeod Toronto, Ontario	233,333	(4)	*
Common Stock	Dong Shim Vancouver, BC	273,792	(5)	*
Common Stock	Darren Tindale North Vancouver, British Columbia	400,000	(6)	*
Common Stock	Leonard Clough West Vancouver, British Columbia	1,502,001	(7)	3.1%
Common Stock	Robert Hasman Las Vegas, Nevada	6,957,879	(8)	14.3%
Common Stock	Kevin Hooks Las Vegas, Nevada	4,120,000	(9)	8.6%
Common Stock	All executive officers and directors as a group (six persons)	13,487,005	(10)	27.1%

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Notes:

(*)	Less than 1%.
(1)	Under Rule 13d-3 of the Exchange Act a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.
(2)	Peter and Susan Rozok exercise shared voting and dispositive power over the shares held by The Rozok Family Trust
(3)	Mark Kanter exercises sole voting and dispositive power over the shares held by MBK Investments, LLC
(4)	This figure includes: (i) 33,333 shares of common stock held by Mr. MacLeod; and (ii) 200,000 stock options held of record by Mr. MacLeod which are vested and are exercisable into 200,000 shares of common stock at CAD$0.66 per share expiring on November 24, 2022.
(5)	This figure includes: (i) 73,792 shares of common stock held by Mr. Shim; and (ii) 200,000 stock options held of record by Mr. Shim which are vested and are exercisable into 200,000 shares of common stock at CAD$0.66 per share expiring on November 24, 2022.
(6)	This figure includes: (i) 200,000 shares of common stock held by Mr. Tindale’s wife; and (ii) 200,000 stock options held of record by Mr. Tindale which are vested and are exercisable into 200,000 shares of common stock at CAD$0.66 per share expiring on November 24, 2022.
(7)	This figure includes: (i) 413,334 shares of common stock held by Mr. Clough; and (ii) 888,667 shares of common stock held by Toro Pacific Management Inc. (“Toro”), a company controlled by Mr. Clough and (iii) 200,000 stock options held of record by Mr. Clough which are vested and are exercisable into 200,000 shares of common stock at CAD$0.66 per share expiring on November 24, 2022.
(8)	This figure includes: (i) 3,920,000 shares of common stock held by SW Fort Apache LLC an entity controlled by Mr. Hasman; (ii) 2,037,879 shares of common stock held by TI Nevada, an entity controlled by Mr. Hasman; and (iii) 1,000,000 stock options held of record by Mr. Hasman which are vested and are exercisable into 1,000,000 shares of common stock at CAD$0.66 per share expiring on November 24, 2022.
(9)	This figure includes: (i) 3,920,000 shares of common stock held by KAJ Universal Real Estate Investments, LLC an entity controlled by Mr. Hooks and (iii) 200,000 stock options held of record by Mr. Hooks which are vested and are exercisable into 200,000 shares of common stock at CAD$0.66 per share expiring on November 24, 2022.
(10)	This figure includes: (i) 11,487,005 shares of common stock and (ii) stock options to purchase 2,000,000 shares of our common stock.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

All Body and Mind directors hold office until the next annual general meeting of the shareholders unless his office is earlier vacated in accordance with our Articles or he becomes disqualified to act as a director. Body and Mind officers are appointed by our board of directors and hold office until their earlier death, retirement, resignation or removal.

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Body and Mind executive officers and directors and their respective ages as of the date of this Registration Statement are as follows:

Name and Position(1)	Age	Principal Occupation and Positions Held During the Last Five Years(1)
Leonard Clough CEO, President & Director	43	CEO and Director of Body and Mind Inc. (Mar 2017 to Present); Owner and President of Toro Pacific Management Inc. (Aug 2012 to Present)

Darren Tindale CFO	46

CFO and director of Body and Mind Inc. (March, 2017 to Present). CFO of Batero Gold Corp. (Dec 2012 to Dec 2013). Director of Finance of Bingham Group Services Corp. (Dec 2015 to July 2016). Owner and President of Stonerock Financial Ltd. (<Jun 2010 to Present).

Robert Hasman Director	37

Director of Body and Mind Inc. (Nov 2017 to Present); CEO and founder of NMG (Jan 2014 to Present). President, founder and corporate broker of Resort Holdings Company, LLC (Jan 2009 to Present) and TI Nevada, LLC President (May 2014 to Present).

Kevin Hooks Director	55	Director of Body and Mind Inc. (Nov 2017 to Present); President and CEO of The Virtuous Group (<Jan 2010 to Present)

Chris Macleod Director	47	Director of Body and Mind Inc. (July 2016 to Present). Founder and Partner of Cambridge LLP (Jan 2010 to present).

Dong Shim Director	35

Director of Body and Mind Inc. (Jul 2016 - Present); President and founder of both SHIM Accounting Corporation (June 2013 to present) and Golden Tree Capital Corp. (November 2015 to present). CFO for International Private Vault Inc. (March 2014 to present), and a director of National Issuer Services Ltd. (December 2016 to present). CEO and CFO for Tabu Equity Investments Inc. (May 2017 to present), CFO for ePlay Digital Inc., (November 2016 to present), CFO for Arizona Silver Exploration Inc. (August 2017 to present), CFO for Canamex Resources Corp. (August 2017 to present), CFO for Mission Ready Solutions Inc. (June 2017 to present), CFO for Organimax Nutrient Corp. (April 2018 to present), CFO for Vanc Pharmaceuticals Inc. (February 2018 to September 2018).

The following is a brief account of the education and business experience of each director, executive officer and key employee during at least the past five years, indicating each person’s principal occupation during the period, and the name and principal business of the organization by which he or she was employed, and including other directorships held in reporting companies.

Leonard Clough Mr. Clough has been our Chief Executive Officer, President and Director since November 14, 2017. Mr. Clough has been involved in capital markets for more than 20 years. He first began his career at RBC Dominion Securities Inc. where he spent 13 years. He then founded Kingfisher Advisors SA, an investment management company formed to manage a registered Cayman Islands mutual fund specializing in special situations and mining. Mr. Clough is currently the President of Toro, a diversified holding company and serves as a director of Dynasty Metals & Mining Inc.

Mr. Clough devotes approximately 70% of his time to us. Mr. Clough has entered into a consulting agreement with us.

Robert Hasman Mr. Hasman has been our Director since November 14, 2017. Mr. Hasman is the founder and CEO of NMG. As CEO of NMG, Mr. Hasman was responsible for building the NMG, which included directing all aspects of strategy, growth, coordinating and supervising of all phases of construction & business development process from conceptual through final construction. Mr. Hasman was responsible for obtaining state and local licensing for three medical marijuana facilities, sourced real estate, secured management and operational personnel, met with local government officials, coordinated with design consultants, and crafted application materials. Mr. Hasman was also responsible for all operation, hands-on knowledge of all aspects of operating a commercial regulated medical marijuana cultivation and production facility, compliance, construction and managing a large-scale cultivation facility. Mr. Hasman obtained a Bachelor of Arts degree in Political Science from the University of Ohio.

Mr. Hasman devotes approximately 70% of his time to us. Mr. Hasman has entered into a consulting agreement with us.

Kevin Hooks Mr. Hooks has been our Director since November 14, 2017. Mr. Hooks has over 22 years of experience in the area of pharmacy practice. He has been a Nevada resident since 1992. In addition to the proactive member centric educational programs that Mr. Hooks has been directly involved in, he has worked close with other agencies to provide physicians with the tools needed to better their specific practice and prescribing of pharmaceuticals. Mr. Hooks was a founder and former CEO of Catalyst RX, a pharmacy benefit manager with over $6 billion USD in sales. Catalyst RX was sold in 2012 for $4.4 billion USD. Mr. Hooks is a graduate of Ohio State University and University of Toledo with a Bachelor of Science in Pharmacy.

Mr. Hooks devotes approximately 15% of his time to us.

Dong Shim Mr. Shim has been our Director since December 15, 2016. Mr. Shim is a Chartered Professional Accountant in Canada and a Registered Certified Public Accountant in the state of Illinois, USA. He is currently the President and founder of both SHIM Accounting Corporation and Golden Tree Capital Corp. providing accounting and other business advisory services to numerous companies in various industries. Mr. Shim also serves as the CFO for International Private Vault Inc., a private company based in British Columbia, Canada, and as a director of National Issuer Services Ltd., a transfer agent company based in British Columbia, Canada.

Mr. Shim devotes approximately 15% of his time to us.

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Chris MacLeod Mr. MacLeod has been our Director since July 15, 2016. Mr. MacLeod is a Partner in Cambridge LLP. His practice focuses on complex business litigation including cross-border dispute resolution, multi-jurisdictional litigation and private international law. .Chris is a frequent speaker and writer on topics relevant to cross-border litigation, conflict of laws and private international law. He has appeared before all levels of Court in the Province of Ontario, including the Ontario Court of Appeal. He has also appeared before the Supreme Court of Canada as co-counsel for an intervenor in Canada (Prime Minister) v. Khadr, 2010 SCC 3, [2010] 1 S.C.R. 44.

Mr. MacLeod devotes approximately 15% of his time to us.

Darren Tindale Mr. Tindale has been our Chief Financial Officer since March 6, 2017. Mr. Tindale brings over 17 years of financial accounting and management experience and has worked for both public and private companies. Mr. Tindale has served as Chief Financial Officer for numerous TSX Venture listed companies.

Mr. Tindale devotes approximately 50% of his time to us.

Significant Employees

Body and Mind does not have any employees and its officers and directors provide their services on a consulting basis. NMG has 28 employees at its location in Nevada.

Family Relationships

There are currently no family relationships between any of the members of the board of directors or the executive officers.

Involvement in Certain Legal Proceedings

Except as disclosed in this Registration Statement, during the past ten years none of the following events have occurred with respect to any of our directors or executive officers:

1.	A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

a.	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

b.	Engaging in any type of business practice; or

c.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

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4.	Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i) above, or to be associated with persons engaged in any such activity;

5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

a.	Any Federal or State securities or commodities law or regulation; or

b.	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

c.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

In 2010, Mr. Hasman was acting as manager of Resort Holdings 2, LLC (“Resort 2”). Resort 2 filed Chapter 11 for a default of a commercial loan. Mr. Hasman was the personal guarantor for the commercial loan on a property located in Las Vegas, Nevada that was owned by Resort 2. The property was foreclosed and a judgment was filed against Mr. Hasman. On July 28, 2017 Mr. Hasman signed an official settlement agreement.

There are currently no legal proceedings to which any of our directors or officers is a party adverse to us or in which any of our directors or officers has a material interest adverse to us.

ITEM 6. EXECUTIVE COMPENSATION

General

For the purposes of this section:

“CEO” means an individual who acted as the Chief Executive Officer of Body and Mind, or acted in a similar capacity, for any part of the most recently completed financial year;

“CFO” means an individual who acted as the Chief Financial Officer of Body and Mind, or acted in a similar capacity, for any part of the most recently completed financial year;

“incentive plan” means any plan providing compensation that depends on achieving certain performance goals or similar conditions within a specified period;

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“incentive plan award” means compensation awarded, earned, paid or payable under an incentive plan;

“NEO” means each of the following individuals:

(a)	a CEO;

(b)	a CFO;

(c)	each of Body and Mind’s three most highly compensated executive officers, or the three most highly compensated individuals acting in a similar capacity, other than the CEO and CFO, at the end of the most recently completed financial year whose total compensation was, individually, more than $150,000 for that financial year; and

(d)	each individual who would be a NEO under paragraph (c) but for the fact that the individual was neither an executive officer of Body and Mind, nor acting in a similar capacity, at the end of that financial year;

“option-based award” means an award under an equity incentive plan of options, including, for greater certainty, share options, share appreciation rights and similar instruments that have option-like features; and

“share-based award” means an award under an equity incentive plan of equity-based instruments that do not have option-like features, including, for greater certainty, common shares, restricted shares, restricted share units, deferred share units, phantom shares, phantom share units, common share equivalent units, and stock.

Compensation Discussion and Analysis

Compensation Program Objectives

Body and Mind has not established a strategy for setting executive salary levels, creating standards it applies in setting compensation levels or what factors it intends to encourage by establishing compensation levels. Body and Mind has issued Body and Mind Common Shares periodically to NEOs in lieu of cash compensation and reimbursement of expenses. When it begins to generate revenue from the sale of its technology and products, the Issuer expects to compensate NEOs at levels comparable to executive officers of companies within its industry at similar stages of growth.

The Body and Mind Board does not currently consider the implications of the risks associated with the Issuer’s compensation policies and practices.

Although permitted, at this time no NEO or director has or intends to purchase financial instruments that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by the NEO or director.

Elements of the Compensation Program

The total compensation plan for NEOs only consists of one component at this time: base salary or consulting fees. There is no policy or target regarding cash and non-cash elements of Body and Mind’s compensation program. To date, Body and Mind has not granted any stock options to NEOs.

Base Salary

The base salary component of NEO compensation is intended to provide a fixed level of competitive pay that reflects each NEO’s primary duties and responsibilities. The policy of Body and Mind is that salaries for its NEOs are competitive within its industry and generally set at the median salary level among entities its size.

The rationale of Body and Mind is to focus compensation on variable or performance-based compensation.

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Stock Options

Effective October 25, 2012, the Body and Mind Board adopted the 2012 Incentive Stock Option Plan (the “Body and Mind Option Plan”). The purpose of the Body and Mind Option Plan is to enhance the long-term shareholder value of Body and Mind by offering opportunities to directors, executive officers, key employees and eligible consultants of Body and Mind to acquire Body and Mind Common Shares in order to give these persons the opportunity to participate in Body and Mind’s growth and success, and to encourage them to remain in the service of Body and Mind.

Previous grants will be taken into account when considering new grants and a maximum of 10% of the number of issued and outstanding Body and Mind Common Shares are available for issuance under the Body and Mind Option Plan. There are currently 4,025,000 options issued under the Body and Mind Option plan.

Compensation Governance

Body and Mind does not currently have a compensation committee. The Body and Mind Board is responsible for determining the compensation to be paid to the directors and executive officers of Body and Mind. Body and Mind does not have any formal compensation policies and the practices adopted by the Body and Mind Board to determine the compensation for Body and Mind’s directors and executive officers is described above.

Summary Compensation Table

Dong Shim, director and Body and Mind’s former Chief Executive Officer and Chief Financial Officer, Darren Tindale, Body and Mind’s current Chief Financial Officer, and Murray Simser, Body and Mind’s former Chief Executive Officer and director are NEOs for the purposes of the following disclosure.

The compensation for those NEOs, directly or indirectly, for Body and Mind’s most recently completed financial years is as follows:

					Non-equity incentive plan compensation ($)		Nonqualified deferred
Name and Principal Position	Fiscal Year	Salary (CAD$)	Share-based awards ($)	Option-based awards ($)	Annual incentive plans	Long-term ncentive plans	compensation earnings ($)	All other compensation ($)	Total compensation (CAD$)

Dong Shim(1)	2017	21,600	-	-	-	-	-	-	21,600
Director, Former CEO and CFO	2016	24,000	-	-	-	-	-	-	24,000

Darren Tindale(2) CFO	2017	25,000	-	-	-	-	-	-	25,000

Murray Simser(3)	2017	15,000	-	-	-	-	-	-	15,000
Former CEO and director	2016	-	-	-	-	-	-	-	Nil

David Eppert(4)	2017	48,750	-	-	-	-	-	-	48,750
Former Chairman, President, CEO and director	2016	Nil	-	-	-	-	-	-	Nil

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Notes:

(1)	Mr. Shim was appointed CFO in December 2016 with an annual base salary of CAD$24,000. He resigned on March 6, 2017 and was reappointed as interim CEO in August 2017
(2)	Mr. Tindale was appointed CFO on March 7, 2017.
(3)	Mr. Simser resigned from Body and Mind in August 2017, concurrent with the appointment of Mr. Shim as interim CEO.
(4)	Mr. Eppert resigned from Body and Mind in July 2016, concurrent with the appointment of Mr. Simser as the new Chairman, President, CEO and Director of Body and Mind.

During our most recently completed financial years, we did not pay any other executive compensation to our NEOs.

Effective November 14, 2017, we entered into a formal consulting agreement with Toro, whereby Toro will provide the services of our new Chief Executive Officer, Leonard Clough, for an annual salary of CAD$120,000. Leonard Clough, through Toro, is also entitled to a severance fee of CAD$60,000.

Effective November 14, 2017, we entered into a formal consulting agreement with TI Nevada, whereby TI Nevada will provide the services of NMG’s President, Robert Hasman, for an annual salary of $200,000. Robert Hasman, through TI Nevada, is also entitled to a severance fee of $100,000.

Incentive Plan Awards

We do not have any share-based awards, option-based awards or incentive plan awards outstanding at the end of our most recently completed financial year.

However, on November 24, 2017, we granted options to the following NEOs:

	# of Options	Fair Value
Leonard Clough	200,000	$38,113
Dong Shim	200,000	$38,113
Darren Tindale	200,000	$38,113

Pension Plan Benefits

We have no pension plans that provide for payments or benefits at, following or in connection with retirement.

Director Compensation

We do not currently provide any compensation to our directors in their capacity as such. As a result, none of our directors received any compensation in any form during our most recently completed financial year.

However, on November 24, 2017, we granted options to the following directors, which has not already been disclosed above as options granted to NEOs:

	# of Options	Fair Value
Robert Hasman	1,000,000	$190,566
Chris Macleod	200,000	$38,113
Kevin Hooks	200,000	$38,113

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ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Related Party Transactions

Except as described herein, none of the following parties (each a “Related Party”) has had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	any of our directors or officers;
•	any person proposed as a nominee for election as a director;
•	any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; or
•	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the above persons.

Related Party Transactions during the year ended July 31, 2018

	Accounts Payable	Consulting Fees	Debt Forgiveness
Dong Shim (Director and former CFO)	$1,210	$38,956	Nil
Leonard Clough (CEO & Director)	$17,028	$66,759	Nil
Darren Tindale (CFO)	$4,033	$47,124	Nil
Robert Hasman (Director)	Nil	$144,528	Nil
Chris Macleod (Director)	Nil	Nil	Nil
Kevin Hooks (Director)	Nil	Nil	Nil

Related Party Transactions during the fiscal year ended July 31, 2017:

	Accounts Payable	Consulting Fees	Debt Forgiveness (Capital Transaction)
Murray Simser (former CEO and former director)	$4,805	$11,334	Nil
Dong Shim (Director, shareholder)	Nil	$16,321	$965
Darren Tindale (CFO, shareholder)	Nil	$18,890	Nil
David Eppert (former CEO and former director)	Nil	Nil	$4,138

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Related Party Transactions during the fiscal year ended July 31, 2016

	Accounts Payable	Consulting Fees	Debt Forgiveness (Capital Transaction)
David Eppert (former CEO and former director)	Nil	$54,223	$410,497
Dong Shim (Director and former CFO)	$36,730	$18,074	Nil
Andre Thompson (former Director)	Nil	$27,112	$234,155
Harjit Grewal (former Director)	$2,300	Nil	Nil
Terry Bower (former Director)	$2,684	Nil	Nil
Kulbir Rehal (former Director)	Nil	Nil	$6,401

Debt forgiveness of $651,053 was recorded as a capital transaction in fiscal 2016. Of the $62,054 debt forgiveness in fiscal 2017, $10,091 was a recorded as a capital transaction and $51,963 was expensed. The debt forgiveness in 2016 and 2017 consisted primarily of accrued consulting fees and related to directors and/or officers with significant shareholder positions. The purpose of the debt forgiveness was to provide the Company with a more favourable balance sheet to attract potential investors or business opportunities.

Our Board reviews any proposed transaction involving Related Parties and considers whether such transactions are fair and reasonable and in Body and Mind’s best interests.

We currently have $2,175,000 in promissory notes that have a maturity date which is the earlier of February 14, 2019 or 30 days after the closing of an equity or debt financing for an aggregate amount of at least $5,000,000. Of this amount, $490,000 is owed to a company owned and controlled by an independent director, $490,000 is owed to a company owned and controlled by a director of the Company and $175,000 is owed to a company owned and controlled by a director. These promissory notes belong to the Vendors of the Body and Mind Inc. and Nevada Medical Group LLC business combination completed in November 2017.

Director Independence

As of the date of this Registration Statement, our common stock is traded on the CSE. The CSE does not impose standards relating to director independence or the makeup of committees with independent directors, or provide definitions of independence. However, under the definition of “Independent Director” as set forth in the NYSE American Company Guide Section 8.03A, we currently have two of our five directors that would qualify as independent directors under the definition in the NYSE American Company Guide.

ITEM 8. LEGAL PROCEEDINGS

Legal Proceedings

We are not, and were not during our most recently completed fiscal year, engaged in any legal proceedings and none of our property is or was during that period the subject of any legal proceedings. We do not know of any such legal proceedings which are contemplated.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Price Range of Common Shares

Our common stock is not listed on any United States national securities exchange. Body and Mind is a reporting issuer in British Columbia and Ontario, Canada, and its common shares are listed and posted for trading on the CSE under the symbol “BAMM”.

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Date	High(2) (CAD$)	Low(2) (CAD$)	Volume(1)
August 31, 2018	0.50	0.33	524,013

Quarter Ended	High(2)	Low(2)	Volume(1)
July 31, 2018	.53	.37	3,878,986
January 31, 2018	2.09	.25	16,950,317
October 31, 2017	.27	.25	61,200
July 31, 2017	.35	.23	1,258,906
April 30, 2017	.28	.03	803,852
January 31, 2017	.12	.03	200,000
October 31, 2016	.12	.04	15,500
July 31, 2016	.04	.01	245,000
April 30, 2016	.04	.04	0
January 31, 2016	.04	.04	0

Transfer Agent for Common Shares

The Registrar and Transfer Agent for our Common Shares is New Horizons Transfer located at 215 - 515 W Pender Street, Vancouver, British Columbia, Canada V6B 6H5.

Options

We have a 10% rolling stock option plan for its directors, employees and consultants to acquire our common shares at a price determined by the fair market value of our shares at the date of grant. Our stock option plan provides for immediate vesting or vesting at the discretion of our board of directors at the time of the option grant.

As of August 31, 2018, we have 4,025,000 stock options outstanding which are exercisable into 4,025,000 common shares.

Warrants

As of August 31, 2018, we have 10,106,820 common share purchase warrants outstanding which are exercisable into 10,106,820 common shares.

Holders of Common Shares

As of August 31, 2018 we had 225 shareholders of record, which does not include shareholders whose shares are held in street or nominee names, if any.

Dividends

We have not paid dividends or made distributions on our Common Shares during the past three fiscal years and through the date of this Registration Statement. We have no present intention of paying dividends in the near future. We will pay dividends when, as and if declared by our board of directors. We expect to pay dividends only out of retained earnings in the event that we do not require our retained earnings for operations and reserves. There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends, but Nevada corporate law prohibits us from declaring and paying dividends if after doing so we would not be able to pay our debts as they become due in the usual course of business, or our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution. We have no shares with preferential dividend and distribution rights authorized or outstanding.

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Securities Authorized for Issuance under Equity Compensation Plans

The following table shows our equity securities that are authorized for issuance pursuant to equity compensation plans for our most recently completed financial year ended July 31, 2017.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	Nil	Nil	5,741,297
Equity compensation plans not approved by security holders	Nil	Nil	Nil
Total	Nil	Nil	5,741,297

On November 23, 2017, our board of directors ratified our 2012 Incentive Stock Option Plan (the “Body and Mind Option Plan”). The purpose of the Body and Mind Option Plan is to enhance the long-term shareholder value of Body and Mind by offering opportunities to directors, executive officers, key employees and eligible consultants of Body and Mind to acquire Body and Mind Common Shares in order to give these persons the opportunity to participate in Body and Mind’s growth and success, and to encourage them to remain in the service of Body and Mind.

On November 24, 2017, we issued an aggregate of 3,850,000 stock options in accordance with our stock option plan at an exercise price of CAD$0.66 per share for a five year term expiring November 24, 2022. The options were granted to officers, directors and consultants of the Company.

The fair value of the stock options was calculated to be $733,679 using the Black-Scholes Option Pricing Model using the following assumptions:

Expected life of the options	5 years
Expected volatility	198%
Expected dividend yield	0%
Risk-free interest rate	1.63%

On June 6, 2018, we granted 175,000 stock options in accordance with our stock option plan at an exercise price of CAD$0.41 per common share for a five year term expiring June 6, 2023 to a consultant of the Company.

The Body and Mind Option Plan is subject to the following restrictions:

(a)	Unless authorized by the shareholders options granted under the Body and Mind Option Plan, shall not result, at any time, in the number of Body and Mind Common Shares reserved for issuance pursuant to options exceeding 10% of the issued and outstanding Body and Mind Common Shares as at the date of grant of any option under the Body and Mind Option Plan.

(b)	The aggregate number of Body and Mind Common Shares subject to an option that may be granted to any one individual in any 12 month period under the Body and Mind Option Plan shall not exceed 5% of the issued and outstanding Body and Mind Common Shares determined at the time of such grant.

(c)	The aggregate number of Body and Mind Common Shares subject to an option that may be granted to any one Consultant in any 12 month period under the Body and Mind Option Plan shall not exceed 2% of the issued and outstanding Body and Mind Common Shares determined at the time of such grant.

(d)	The aggregate number of Body and Mind Common Shares subject to an option that may be granted to any one person conducting Investor Relations Activities in any 12 month period under the Body and Mind Option Plan shall not exceed 2% of the issued and outstanding Body and Mind Common Shares determined at the time of such grant.

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ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

July 31, 2017 to Date of this Registration Statement

On August 15, 2017 and August 16, 2017, we closed the first two of four tranches of a non-brokered private placement and issued 8,276,294 Subscription Receipts to 116 individuals and 21 entities at a price of CAD$0.66 per Subscription Receipt for aggregate gross proceeds of CAD$5,462,369. Each Subscription Receipt automatically converted, at no additional cost to the subscriber, upon the completion of the acquisition of NMG for one common share and one share purchase warrant of the Company. Each warrant entitles the holder to purchase one additional common share of the Company at a price of CAD$0.90 per warrant for a period of 24 months from the date of issuance. We relied on exemptions from registration under Regulation S promulgated under the Securities Act for issuances to non-U.S. persons as the securities were issued to the individuals/entities through offshore transactions which were negotiated and consummated outside of the United States and we relied on exemptions from registration under the Securities Act provided by Rule 506 of Regulation D and/or Section 4(a)(2) for issuances to U.S. persons.

On October 31, 2017, we closed a third tranche of a non-brokered private placement and issued 757,666 Subscription Receipts at a price of CAD$0.66 per Subscription Receipt to one individual for aggregate gross proceeds of CAD$500,060. Each Subscription Receipt automatically converted, at no additional cost to the subscriber, upon the completion of the acquisition of NMG for one common share and one share purchase warrant of the Company. Each warrant entitles the holder to purchase one additional common share of the Company at a price of CAD$0.90 per warrant for a period of 24 months from the date of issuance. We relied on exemptions from registration under Regulation S promulgated under the Securities Act for the issuance as the securities were issued to the individual through an offshore transaction which was negotiated and consummated outside of the United States.

On November 10, 2017 we closed a fourth and final tranche of a non-brokered private placement and issued 68,181 Subscription Receipts at a price of CAD$0.66 per Subscription Receipt to one individual for aggregate gross proceeds of CAD$45,000. Each Subscription Receipt automatically converted, at no additional cost to the subscriber, upon the completion of the acquisition of NMG for one common share and one share purchase warrant of the Company. Each warrant entitles the holder to purchase one additional common share of the Company at a price of CAD$0.90 per warrant for a period of 24 months from the date of issuance. We relied on exemptions from registration under Regulation S promulgated under the Securities Act for the issuance as the securities were issued to the individual through an offshore transaction which was negotiated and consummated outside of the United States.

On November 24, 2017, we granted an aggregate of 3,850,000 stock options in accordance with our stock option plan to 19 individuals at an exercise price of CAD$0.66 per share for a five year term expiring November 24, 2022. We relied on exemptions from registration under Regulation S promulgated under the Securities Act for the option grants to non-U.S. persons and we relied on the exemption from registration under the Securities Act provided by Rule 701 for the option grants to U.S. persons.

On December 1, 2017, we closed a non-brokered private placement of 637,393 units at a price of CAD$0.66 per unit to five individuals and one entity for aggregate gross proceeds of CAD$420,680. Each unit consists of one common share and one share purchase warrant. Each warrant entitles the holder to purchase one additional common share of the Company at a price of CAD$0.90 per warrant for a period of 24 months from the closing. We relied on exemptions from registration under Regulation S promulgated under the Securities Act for issuances to non-U.S. persons as the securities were issued to the individuals/entities through offshore transactions which were negotiated and consummated outside of the United States.

On June 6, 2018, we granted 175,000 stock options in accordance with out stock option plan to one individual at an exercise price of CAD$0.41 per common share for a period of five years expiring on June 6, 2023. We relied on exemptions from registration under Regulation S promulgated under the Securities Act for the option grant to the non-U.S. person.

Year Ended July 31, 2017

On April 19, 2017, we closed a non-brokered private placement of 26,100,000 pre-Consolidation Common Shares at a price of CAD$0.05 per pre-Consolidation Common Share to 46 individuals and 14 entities for gross proceeds of CAD$1,305,000. We relied on exemptions from registration under Regulation S promulgated under the Securities Act for issuances to non-U.S. persons as the securities were issued to the individuals/entities through offshore transactions which were negotiated and consummated outside of the United States.

Year Ended July 31, 2016

We did not sell any unregistered securities during the year ended July 31, 2016.

Year Ended July 31, 2015

We did not sell any unregistered securities during the year ended July 31, 2015.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

We are authorized to issue 900,000,000 Common Shares with a par value of USD $0.0001 per share.

As of the date of this Registration Statement, we have 47,774,817 Common Shares issued and outstanding. Our shareholders are entitled to vote at all meetings of shareholders, to receive dividends if, and when declared by the Board and to participate pro rata in any distribution of our property or assets upon liquidation, dissolution or winding up. Our Common Shares do not have cumulative voting rights. Our Common Shares do not carry pre-emptive, subscription or conversion, conversion or exchange, redemption, retraction, repurchase, sinking fund or purchase fund provisions. There are no provisions requiring the holder to contribute additional capital.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Law

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138, or

(b)

acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

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In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751(1) of the Nevada Revised Statutes provides that any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	by the stockholders;

(b)	by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d)	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Section 78.751(2) of the Nevada Revised Statutes provides that the certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

Section 78.751(3) provides that the indemnification pursuant to Section 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a)	Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses made pursuant to Section 78.751(2), may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b)	Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

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Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

(a)	the creation of a trust fund;

(b)	the establishment of a program of self-insurance;

(c)	the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d)	the establishment of a letter of credit, guaranty or surety

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Bylaws of Body and Mind

Pursuant to the provisions of the Nevada Revised Statutes, we have adopted the following indemnification provisions in Article XI of our Bylaws for our directors and officers:

Section 1 - Indemnification of Officers and Directors, Employees and Other Persons.

(a)	The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The adverse termination of any action, suit or proceeding by judgment, order, settlement, conviction, or a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b)	The Corporation shall indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is firmly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

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(c)	To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(d)	Any indemnification under subsections (a) or (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) or (b). Such determination shall be made:

i.	By the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or

ii.	If such a quorum is not obtainable, or even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or

iii.	By the stockholders by a majority vote of a quorum consisting of stockholders who were not parties to such action, suit or proceeding.

(e)	Expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in subsection (d) upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section.

Section 2 - Other Indemnification.

The indemnification provided by these Articles shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested Directors, or otherwise, both as to actions in his official capacity and as to actions in another capacity while holding such position and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 3 - Liability Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of (his status as such, whether or not the Corporation shall have indemnified him against such liability under the provisions of this Article XI.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Please see Item 15 for information on financial statements filed with this registration statement.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

For the fiscal years ended July 31, 2017 and 2016, we did not have any disagreement with our independent registered public accountants on any matter of accounting principles, practices or financial statement disclosure.

ITEM 15. FINANCIAL STATEMENTS SCHEDULES AND EXHIBITS

Financial Statements

The following financial statements of Body and Mind are provided with this Registration Statement.

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47

BODY AND MIND INC.

(formerly DEPLOY TECHNOLOGIES INC.)

CONSOLIDATED INTERIM FINANCIAL STATEMENTS

(Unaudited)

For the nine months ended 30 April 2018

(Expressed in U.S. Dollars)

48

Body and Mind Inc. (formerly Deploy Technologies Inc.)		Statement 1

Interim Balance Sheets
(U.S. Dollars)
	As at 30 April 2018 (Unaudited)	As at 31 July 2017
ASSETS
Current
Cash	$1,046,940	$366,584
Amounts receivable, net of allowance for doubtful accounts of $Nil (2017-$Nil)	510,414	17,798
Prepaids	65,955	28,027
Inventory (Note 5)	691,709	-
Available-for-sale securities	1	1
Total current assets	2,315,019	412,410

Deposit (Notes 7 and 13)	250,000	-
Advances (Note 12)	-	103,495
Property and equipment (Note 6)	2,345,888	-
Brand and licenses (Note 12)	11,871,255	-
TOTAL ASSETS	$16,782,162	$515,905

LIABILITIES
Current
Accounts payables and accrued liabilities	$666,443	$188,677
Due to related parties (Note 7)	43,835	4,805
Promissory notes (Note 8)	1,947,152	-
TOTAL LIABILITIES	2,657,430	193,482

STOCKHOLDERS’ EQUITY
Capital Stock- Statement 3 (Note 9)
Authorized:
900,000,000 Common Shares - Par Value $0.0001
Issued and Outstanding:
47,704,317 (31 July 2017 - 19,137,783) Common Shares	7,140	5,632
Additional Paid-in Capital	20,544,332	4,951,214
Shares to be issued (Note 12)	223,344	-
Other Comprehensive Income	339,892	356,828
Deficit	(6,989,976)	(4,991,251)
TOTAL STOCKHOLDERS’ EQUITY	14,124,732	322,423
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$16,782,162	$515,905

The accompanying notes are an integral part of these unaudited consolidated interim financial statements.

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Body and Mind Inc. (formerly Deploy Technologies Inc.)	Statement 2

Consolidated Interim Statements of Operations (Unaudited)
(U.S. Dollars)

	Three Month Period Ended 30 April		Nine Month Period Ended 30 April
	2018	2017	2018	2017

Sales	$789,209	$-	$1,618,968	$-
Cost of sales	(569,653)	-	(980,919)	-
	219,556	-	638,049	-

General and Administrative Expenses
Accounting and legal (Note 7)	33,114	167	223,320	12,139
Accretion expense (Note 8)	64,987	-	119,131	-
Consulting fees (Note 7)	11,189	37,259	136,295	59,392
Depreciation	2,981	(4)	6,774	1,588
Insurance	6,071	-	11,006	-
Listing fees	-	-	471,408	-
Management fees (Note 7)	73,184	7,547	189,210	7,547
Office and miscellaneous	166,702	16,643	347,594	27,459
Regulatory, filing and transfer agent fees	3,280	-	19,187	-
Rent	22,000	-	33,000	-
Salaries and wages	144,830	-	241,171	-
Stock-based compensation (Note 9)	-	-	733,679	-
Travel	10,319	22,177	14,878	22,177
	(538,657)	(83,789)	(2,546,653)	(130,302)
Loss Before Other Items	(319,101)	(83,789)	(1,908,604)	(130,302)
Other Items
Foreign exchange, net	(85,946)	(5,195)	(91,427)	(74,425)
Interest income	2,185	-	2,185	-
Settlement of liabilities	-	51,894	-	51,904
Write off of amounts receivable	4	-	(879)	-
Net Loss for the Period	$(402,858)	$(37,090)	$(1,998,725)	$(152,823)
Other Comprehensive Income (Loss)
Foreign currency translation adjustment	(18,959)	(9,482)	(16,936)	55,396
Comprehensive Loss for the Period	$(421,817)	$(46,572)	$(2,015,661)	$(97,427)
Loss per Share - Basic and Diluted	$(0.01)	$(0.01)	$(0.06)	$(0.04)
Weighted Average Number of Shares Outstanding	47,704,317	3,546,218	35,959,031	2,626,065

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Body and Mind Inc. (formerly Deploy Technologies Inc.)	Statement 3

Consolidated Interim Statements of Changes in Stockholders’ Equity (Unaudited)
(U.S. Dollars)

	Share Capital
	Common Shares		Class A Preferred Shares		Additional Paid-in	Shares to be	Other Comprehensive
	Number	Amount	Number	Amount	Capital	Issued	Income	Deficit	Total
Balance - 31 July 2016	2,186,018	$544	2,475,500	$248	$4,009,135	$-	$266,749	$(4,624,092)	$(347,416)
Conversion of preferred shares	500,000	150	(150,000)	(15)	(135)	-	-	-	-
Private placements	8,700,000	2,610	-	-	982,333	-	-	-	984,943
Share issue costs	-	-	-	-	(48,115)	-	-	-	(48,115)
Foreign currency translation adjustment	-	-	-	-	-	-	55,396	-	55,396
Loss for the period	-	-	-	-	-	-	-	(152,823)	(152,823)
Balance - 30 April 2017	11,386,018	3,304	2,325,500	233	4,943,218	-	322,145	(4,776,915)	491,985
Conversion of preferred shares	7,751,765	2,328	(2,325,500)	(233)	(2,095)	-	-	-	-
Capital contribution by related parties on forgiveness of debt	-	-	-	-	10,091	-	-	-	10,091
Foreign currency translation adjustment	-	-	-	-	-	-	34,683	-	34,683
Loss for the period	-	-	-	-	-	-	-	(214,336)	(214,336)
Balance - 31 July 2017	19,137,783	5,632	-	-	4,951,214	-	356,828	(4,991,251)	322,423
Private placements (Note 9)	9,739,534	514	-	-	5,141,973	-	-	-	5,142,487
Acquisition of Nevada Medical Group LLC (Notes 9 and 12)	18,827,000	994	-	-	9,939,662	223,344	-	-	10,164,000
Share issue costs (Note 9)	-	-	-	-	(222,196)	-	-	-	(222,196)
Stock-based compensation (Note 9)	-	-	-	-	733,679	-	-	-	733,679
Foreign currency translation adjustment	-	-	-	-	-	-	(16,936)	-	(16,936)
Loss for the period	-	-	-	-	-	-	-	(1,998,725)	(1,998,725)
Balance - 30 April 2018	47,704,317	$7,140	-	$-	$20,544,332	$223,344	$339,892	$(6,989,976)	$14,124,732

The accompanying notes are an integral part of these unaudited consolidated interim financial statements.

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Body and Mind Inc. (formerly Deploy Technologies Inc.)	Statement4

Consolidated Interim Statements of Cash Flows (Unaudited)
(U.S. Dollars)

	Nine Month Period Ended 30 April
Cash Resources Provided By (Used In)	2018	2017
Operating Activities
Loss for the period	$(1,998,725)	$(152,823)
Items not affecting cash:
Accrued interest	-	1,343
Accretion expense	119,131	-
Depreciation	99,949	1,588
Settlement of liabilities	-	(51,904)
Stock-based compensation	733,679	-
Write off of amounts receivable	879	-
Foreign exchange	1,484	3,442
Amounts receivable	(195,246)	(1,667)
Prepaids	(37,928)	-
Inventory	(156,829)	-
Trade payables and accrued liabilities	(132,470)	(26,690)
Due to related parties	31,881	(41,714)
	(1,534,195)	(268,425)

Investing Activities		-
Business combination, net of cash acquired	(1,948,158)	-
Pepper Lane North LLC deposits	(250,000)	-
Purchase of property and equipment	(494,141)	-
	(2,692,299)	-

Financing Activities
Issuance of shares, net of share issue costs (Note 9)	4,920,291	936,828
Short term loans	-	19,276
Loans repaid	-	(51,552)
	4,920,291	904,552

Effect of exchange rate changes on cash	(13,441)	55,396

Net Increase in Cash	680,356	691,523
Cash- Beginning of period	366,584	-
Cash- End of Period	$1,046,940	$691,523

Supplemental Disclosures with Respect to Cash Flows (Note 11)

The accompanying notes are an integral part of these unaudited consolidated interim financial statements.

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Body and Mind Inc. (formerly Deploy Technologies Inc.)
Notes to Consolidated Interim Financial Statements (Unaudited)
For the nine months ended 30 April 2018
U.S. Dollars

1. Nature and Continuance of Operations

Body and Mind Inc. (the “Company”) was incorporated on 5 November 1998 in the State of Delaware, USA, under the name Concept Development Group, Inc. In May 2004, the Company acquired 100% of Kaleidoscope Venture Capital, Inc. (formerly Vocalscape Networks, Inc.) (“Kaleidoscope”) and changed its name to Vocalscape, Inc. In November 2005, the Company changed its name to Nevstar Precious Metals Inc. and in September 2008, the Company changed its name to Deploy Technologies Inc. On 14 November 2017, the Company acquired Nevada Medical Group, LLC (“NMG”) and changed its name to Body and Mind Inc. The Company is now a supplier and grower of medical and recreational marijuana in the state of Nevada.

These unaudited consolidated interim financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

These unaudited consolidated interim financial statements do not include all information and footnotes required by GAAP for complete financial statements. Except as disclosed herein, there have been no material changes in the information disclosed in the notes to the financial statements for the year ended 31 July 2017. The unaudited consolidated interim financial statements should be read in conjunction with the Company’s audited financial statements for the year ended 31 July 2017. In the opinion of management, all adjustments considered necessary for fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the nine months ended 30 April 2018 are not necessarily indicative of the results that may be expected for the year ending 31 July 2018.

These unaudited consolidated interim financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. At 30 April 2018, the Company had cash of $1,046,940 (31 July 2017 - $366,584) and a working capital deficit of $342,411 (31 July 2017 - working capital of $218,928).

Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive, or raise additional debt and/or equity capital. Management believes that the Company’s capital resources will not be adequate to continue operating and maintaining its business strategy for the next 12 months. If the Company is unable to raise additional capital in the near future, management expects that the Company will need to curtail operations, seek additional capital on less favourable terms and/or pursue other remedial measures.

These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

At 30 April 2018, the Company had suffered losses from activities to date. Although management is currently attempting to implement its business plan, and is seeking additional sources of equity or debt financing, there is no assurance these activities will be successful. These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Principles of Consolidation

These consolidated financial statements include the financial statements of the Company and its wholly-owned subsidiary, DEP Nevada Inc. (“Dep Nevada”), incorporated in the State of Nevada on 10 August 2017, and newly acquired Nevada Medical Group LLC (“NMG”) from the date of acquisition on 14 November 2017.

53

Body and Mind Inc. (formerly Deploy Technologies Inc.)
Notes to Consolidated Interim Financial Statements (Unaudited)
For the nine months ended 30 April 2018
U.S. Dollars

1. Nature and Continuance of Operations - Continued

Principles of Consolidation - Continued

The results of operations from NMG are included in these consolidated financial statements from the date of the Company acquired control over NMG on 14 November 2017.

All inter-company transactions are eliminated upon consolidation.

2. Recent Accounting Pronouncements

In January 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-01, "Financial Instruments-Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities." ASU 2016-01 amends various aspects of the recognition, measurement, presentation, and disclosure of financial instruments. ASU 2016-01 is effective for annual reporting periods and interim periods within those years beginning after 15 December 2017. The Company does not anticipate this amendment to have a significant impact on the financial statements.

In February 2016, the FASB issued ASU No. 2016-02 (Topic 842) "Leases." Topic 842 supersedes the lease recognition requirements in Accounting Standards Codification (“ASC”) Topic 840 "Leases." Under Topic 842, lessees are required to recognize assets and liabilities on the balance sheet for most leases and provide enhanced disclosures. Leases will continue to be classified as either finance or operating. Topic 842 is effective for annual reporting periods and interim periods within those years beginning after 15 December 2018. Early adoption by public entities is permitted. Entities are required to use a modified retrospective approach for leases that exist or are entered into after the beginning of the earliest comparative period in the financial statements, and there are certain optional practical expedients that an entity may elect to apply. Full retrospective application is prohibited. The Company is currently evaluating the impact that this new standard will have on its financial statements.

In June 2016, the FASB issued ASU No. 2016-13 "Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments" which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss methodology, which will result in more timely recognition of credit losses. ASU 2016-13 is effective for annual reporting periods, and interim periods within those years beginning after 15 December 2019. The Company does not anticipate this amendment to have a significant impact on the financial statements.

In May 2014, the FASB issued ASU No. 2015-14 (Topic 606) “Revenue from Contracts with Customers”, which provides a five-step approach to be applied to all contracts with customers and also requires expanded disclosures about revenue recognition. The ASU is effective for annual reporting periods beginning after 15 December 2017, including interim periods and is to be retrospectively applied. Early adoption is not permitted. The Company does not anticipate this amendment to have a significant impact on the financial statements.

3. Significant Accounting Policies

The following is a summary of significant accounting policies used in the preparation of these consolidated financial statements.

54

Body and Mind Inc. (formerly Deploy Technologies Inc.)
Notes to Consolidated Interim Financial Statements (Unaudited)
For the nine months ended 30 April 2018
U.S. Dollars

3. Significant Accounting Policies - Continued

Basis of presentation

The financial statements of the Company have been prepared in accordance with GAAP and are expressed in U.S. dollars. The Company’s fiscal year end is 31 July.

Cash and cash equivalents

Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

Derivative financial instruments

The Company has not, to the date of these financial statements, entered into derivative instruments.

Amounts receivable

Amounts receivable represents amounts owed from customers for sale of medical marijuana and sales tax recoverable. Amounts are presented net of the allowance for doubtful accounts, which represents the Company’s best estimate of the amount of probably credit losses in the existing accounts receivable balance. The Company determines the allowance for doubtful accounts based on historical experience and current economic conditions. The Company reviews the adequacy of its allowance for doubtful accounts on a regular basis. As at 30 April 2018 and 31 July 2017, the Company has no allowance for doubtful accounts.

Revenue recognition

The Company derives revenue primarily from the sale of medical marijuana. In accordance with ASC 605 “Revenue Recognition”, revenue is recognized when persuasive evidence of an arrangement exists, the services have been rendered and the goods have been delivered, the amount is fixed and determinable, and collection is reasonably assured.

The Company does not have standard terms that permit return of product; however, in certain markets where returns occur management estimates the amount of returns as variable consideration based on historical return experience and adjust revenue accordingly. Products that do not meet our high quality standards are returned by the customer or recalled and destroyed and are recorded as a reduction of revenue. The reversal of revenue is recorded upon determination that the product will be recalled and destroyed. Management estimates the costs required to facilitate product returns and record them in cost of goods sold as required.

Inventory

Inventory consists of raw material, work in progress (live plants and plants in the drying process), finished goods, and consumables. The Company values its raw material, finished goods and consumables at the lower of the actual costs or its current estimated market value less costs to sell. The Company values its work in progress at cost. The Company periodically reviews its inventory for obsolete and potentially impaired items.

55

Body and Mind Inc. (formerly Deploy Technologies Inc.)
Notes to Consolidated Interim Financial Statements (Unaudited)
For the nine months ended 30 April 2018
U.S. Dollars

3. Significant Accounting Policies - Continued

Property and equipment

Property and equipment are stated at cost and are amortized over their estimated useful lives on a straight-line basis:

Office equipment	7 years
Cultivation equipment	7 years
Production equipment	7 years
Kitchen equipment	7 years
Vehicles	7 years
Vault equipment	7 years
Leasehold improvements	15 years

Brands and licenses

Intangible assets acquired from third parties are measured initially at fair value and either classified as indefinite life or finite life depending on their characteristics. Intangible assets with indefinite lives are tested for impairment at least annually and intangible assets with finite lives are reviewed for indicators of impairment at least annually. The Company’s brands and licenses have indefinite lives; therefore no amortization is recognized.

Income taxes

Deferred income taxes are reported for timing differences between items of income or expense reported in the consolidated financial statements and those reported for income tax purposes in accordance with Accounting Standards Codification (“ASC”) 740, “Income Taxes”, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases, and for tax losses and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

Basic and diluted net loss per share

The Company computes net income (loss) per share in accordance with ASC 260, “Earnings per Share”. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excluded all dilutive potential shares if their effect is anti-dilutive.

56

Body and Mind Inc. (formerly Deploy Technologies Inc.)
Notes to Consolidated Interim Financial Statements (Unaudited)
For the nine months ended 30 April 2018
U.S. Dollars

3. Significant Accounting Policies - Continued

Segments of an enterprise and related information

ASC 280, “Segment Reporting” establishes guidance for the way that public companies report information about operating segments in annual consolidated financial statements and requires reporting of selected information about operating segments in interim consolidated financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. ASC 280 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company has evaluated this Codification and does not believe it is applicable at this time.

Start-up expenses

The Company has adopted ASC 720-15, “Start-Up Costs”, which requires that costs associated with start-up activities be expensed as incurred. Accordingly, start-up costs associated with the Company’s formation have been included in the Company’s expenses for the period from the date of inception.

Comprehensive loss

ASC 220, “Comprehensive Income”, establishes standards for the reporting and display of comprehensive income/loss and its components in the consolidated financial statements. As at 30 April 2018, the Company reported foreign currency translation adjustments as other comprehensive income or loss and included a schedule of comprehensive income/loss in the consolidated financial statements.

Foreign currency translation

The Company’s functional currency is Canadian dollars and reporting currency is U.S. dollars. The Company’s subsidiary, NMG, has a functional currency of U.S. dollars. The consolidated financial statements of the Company are translated to U.S. dollars in accordance with ASC 830, “Foreign Currency Matters”. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenditures during the reporting period. Actual results could differ from these estimates.

Comparative figures

Certain comparative figures have been adjusted to conform to the current year’s presentation.

57

Body and Mind Inc. (formerly Deploy Technologies Inc.)
Notes to Consolidated Interim Financial Statements (Unaudited)
For the nine months ended 30 April 2018
U.S. Dollars

4. Financial Instruments

The following table represents the Company’s assets that are measured at fair value as of 30 April 2018 and 31 July 2017:

	As at 30 April 2018	As at 31 July 2017
Financial assets at fair value
Cash	$1,046,940	$366,584
Available-for-sale	1	1

Total financial assets at fair value	$1,046,941	$366,585

Management of financial risks

The financial risk arising from the Company’s operations are credit risk, liquidity risk, interest rate risk and currency risk. These risks arise from the normal course of operations and all transactions undertaken are to support the Company’s ability to continue as a going concern. The risks associated with these financial instruments and the policies on how to mitigate these risks are set out below. Management manages and monitors these exposures to ensure appropriate measures are implemented on a timely and effective manner.

Credit risk

Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss. The Company is not exposed to credit risk as it does not hold cash in excess of federally insured limits, with major financial institutions.

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company had a working capital deficit of $342,411 as at 30 April 2018. However, the Company has incurred losses from operations to date and is currently attempting to implement its business plan; therefore, the Company is exposed to liquidity risk.

Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is not exposed to interest rate risk as it does not hold financial instruments that will fluctuate in value due to changes in interest rates.

Currency risk

Currency risk is the risk that the fair values of future cash flows of a financial instrument will fluctuate because they are denominated in currencies that differ from the respective functional currency. The Company is exposed to currency risk by incurring expenditures and holding assets denominated in currencies other than its functional currency. Assuming all other variables remain constant, a 1% change in the Canadian dollar against the US dollar would not result in a significant change to the Company’s operations.

58

Body and Mind Inc. (formerly Deploy Technologies Inc.)
Notes to Consolidated Interim Financial Statements (Unaudited)
For the nine months ended 30 April 2018
U.S. Dollars

Other risks

The Company is not exposed to other risks unless otherwise noted.

5. Inventory

	30 April 2018	31 July 2017

Raw materials	$26,708	$-
Work in progress	259,888	-
Finished goods	181,643	-
Consumables	223,470	-

Total	$691,709	$-

Inventory at January 31, 2018 was measured at cost. On the acquisition of Nevada Medical Group LLC effective 14 November 2017, the Company acquired inventory in the amount of $534,880, which was measured at cost (Note 12).

59

Body and Mind Inc. (formerly Deploy Technologies Inc.)
Notes to Consolidated Interim Financial Statements (Unaudited)
For the nine months ended 30 April 2018
U.S. Dollars

6. Property and Equipment

	Office Equipment	Cultivation Equipment	Production Equipment	Kitchen Equipment	Vehicles	Vault Equipment	Improvements	Total
Cost:
Balance, 31 July 2017	$-	$-	$-	$-	$-	$-	$-	$-
Acquired assets	23,105	245,659	176,354	15,809	38,717	1,644	1,450,408	1,951,696
Additions	1,481	77,315	79,473	3,664	-	-	332,208	494,141
Balance, 30 April 2018	24,586	322,974	255,827	19,473	38,717	1,644	1,782,616	2,445,837

Accumulated Depreciation:
Balance, 31 July 2017	-	-	-	-	-	-	-	-
Depreciation	2,049	22,881	16,207	1,378	3,546	147	53,741	99,949
Balance, 30 April 2018	2,049	22,881	16,207	1,378	3,546	147	53,741	99,949

Net Book Value:
As at 31 July 2017	-	-	-	-	-	-	-	-
As at 30 April 2018	$22,537	$300,093	$239,620	$18,095	$35,171	$1,497	$1,728,875	$2,345,888

60

Body and Mind Inc. (formerly Deploy Technologies Inc.)
Notes to Consolidated Interim Financial Statements (Unaudited)
For the nine months ended 30 April 2018
U.S. Dollars

7. Related Party Balances and Transactions

The key management personnel compensation for the nine months ended 30 April 2018 and 2017 is as follows:

	30 April 2018	30 April 2017

Accounting fees	$22,088	$8,680
Management and consulting fees	254,252	44,341

Total	$276,340	$53,021

Except as disclosed elsewhere in these full annual financial statements, related party transactions for the nine month period ended 30 April 2018 and 2017 are as follows:

a) During the nine months ended 30 April 2018, accounting fees of $22,088 (2017 - $8,680) were paid/accrued to a company controlled by the former Chief Financial Officer and a director of the Company.

b) During the nine months ended 30 April 2018, consulting fees of $69,000 (2017 - $Nil) and management fees of $43,544 (2017 - $Nil) were paid/accrued to companies related to the Chief Executive Officer of the Company.

c) During the nine months ended 30 April 2018, management fees of $93,869 (2017 - $Nil) were paid/accrued to a company controlled by a director of the Company.

d) During the nine months ended 30 April 2018, management fees of $35,627 (2017 - $7,547) were paid/accrued to a company controlled by the Chief Financial Officer of the Company.

e) During the nine months ended 30 April 2018, management fees of $2,712 (2017 - $Nil) were paid/accrued to a former Chief Executive Officer of the Company.

f) During the nine months ended 30 April 2018, management fees of $9,500 (2017 - $Nil) were paid/accrued to a company controlled by the former Chief Executive Officer of the Company.

g) During the nine months ended 30 April 2018, management fees of $Nil (2017 - $36,794) were paid/accrued to a former Chief Executive Officer of the Company.

h) As at 30 April 2018, the Company owed $Nil (31 July 2017 - $4,805) to the former Chief Executive Officer of the Company.

i) As at 30 April 2018, the Company owed $39,745 (31 July 2017 - $Nil) to the Chief Executive Officer of the Company and his company.

j) As at 30 April 2018, the Company owed $4,090 (31 July 2017 - $Nil) to the Chief Financial Officer of the Company.

k) On 18 December 2017, the Company reached an agreement with a real estate investment group, led by NMG’s President, who anticipated purchasing a building adjacent to the Company’s existing facility and lease it back to a newly formed partnership called Pepper Lane North LLC (“PLN” or “Partnership”) on a long-term basis with renewal options. PLN is a strategic partnership between the Company and a dispensary chain in the State of Nevada. The PLN’s partner was to also transfer an active cultivation license to the facility and all expenditures under PLN would be funded on a 50/50 basis. There was a $250,000 payment made by each partner as a non-refundable deposit to secure the lease (Notes 13 and 15).

61

Body and Mind Inc. (formerly Deploy Technologies Inc.)
Notes to Consolidated Interim Financial Statements (Unaudited)
For the nine months ended 30 April 2018
U.S. Dollars

8. Promissory Notes

In connection with the Acquisition of NMG, on 14 November 2017, the Company issued a promissory note in the amount of $2,000,000 to NMG Members and another promissory note in the amount of $175,000 to TI Nevada as a repayment of loans made by TI Nevada to NMG (Note 12).

As these promissory notes are non-interest bearing, they were discounted to a present value of $1,826,537 at a rate of 15%.

Both promissory notes are non-interest bearing, secured by the assets of the Company, and due 14 February 2019. Any unpaid amounts at maturity will bear interest at a rate of 10% per annum.

	30 April 2018	31 July 2017

Balance, beginning	$-	$-
Issuance of promissory notes (Note 12)	1,826,537	-
Accretion expense	119,131	-
Foreign exchange adjustment	1,484	-

Balance, ending	$1,947,152	$-

9. Capital Stock

The Company’s authorized share capital comprises 900,000,000 Common Shares, with a $0.0001 par value per share.

In connection with the Acquisition, on 14 November 2017, the Company eliminated its authorized Class A Preferred shares and completed a consolidation of its common shares on the basis of three (3) pre-consolidation common shares to one (1) post-consolidation common share. Unless otherwise noted, all figures in the financial statements are retroactively adjusted to reflect the consolidation (Note 12).

On 15 August 2017 and 16 August 2017, the Company closed the first two of four tranches of a non-brokered private placement and issued 8,276,294 Subscription Receipts (defined below) at a price of $0.53 (CAD$0.66) per Subscription Receipt for aggregate gross proceeds of $4,372,267 (CAD$5,462,369) (Note 12).

On 31 October 2017, the Company closed a third tranche of a non-brokered private placement and issued 757,666 Subscription Receipts at a price of $0.53 (CAD$0.66) per Subscription Receipt for aggregate gross proceeds of $400,088 (CAD$500,060) (Note 12).

On 1 November 2017, the Company closed a fourth and final tranche of a non-brokered private placement and issued 68,181 Subscription Receipts at a price of $0.53 (CAD$0.66) per Subscription Receipt for aggregate gross proceeds of $35,524 (CAD$45,000) (Note 12).

On 14 November 2017, the Company issued a total of 18,827,000 common shares valued at $9,940,656 in connection with the Acquisition of NMG (Note 12). The Company is obligated to issue 423,000 common shares, which have a fair value of $223,344 (Note 12). On 14 November 2017, a total of 9,102,141 Subscription Receipts converted to 9,102,141 common shares and 9,102,141 share purchase warrants exercisable at CAD $0.66 or CAD$0.90 for a period of 24 months pursuant to the closing of the Acquisition of NMG (Note 12). The Company issued a total of 367,286 brokers’ warrants with a fair value of $62,138 (CAD$78,122) in connection with these financings. The brokers’ warrants are exercisable at CAD $0.90 for a period of 24 months. The Company incurred other share issuance costs of $222,196 (CAD $279,352) in relation to this private placement.

62

Body and Mind Inc. (formerly Deploy Technologies Inc.)
Notes to Consolidated Interim Financial Statements (Unaudited)
For the nine months ended 30 April 2018
U.S. Dollars

9. Capital Stock - Continued

On 1 December 2017, the Company closed a non-brokered private placement of 637,393 units at a price of $0.53 (CAD$0.66) per unit for aggregate gross proceeds of $334,608 (CAD$420,680). Each unit consists of one common share and one share purchase warrant. Each warrant entitles the holder to purchase one additional common share of the Company at a price of CAD$0.90 per warrant for a period of 24 months from the closing.

Stock options

The Company previously approved an incentive stock option plan (the “Plan”), pursuant to which the Company may grant stock options up to an aggregate of 10% of the issued and outstanding common shares in the capital of the Company from time to time.

On 24 November 2017, the Company issued an aggregate of 3,850,000 stock options in accordance with the Company’s stock option plan at an exercise price of CDN$0.66 per share for a five year term expiring 24 November 2022. The options were granted to officers, directors and consultants of the Company.

The fair value of the stock options was calculated to be $733,679 (CAD$922,403) using the Black-Scholes Option Pricing Model using the following assumptions:

Expected life of the options	5 years
Expected volatility	198%
Expected dividend yield	0%
Risk-free interest rate	1.63%

	30 April 2018		31 July 2017
	Number of options	Exercise Price	Number of options	Exercise Price
Opening balance	-	-	-	-
Options granted	3,850,000	CAD$0.66	-	-

Closing balance	3,850,000	CAD$0.66	-	-

Share purchase warrants and brokers’ warrants

	30 April 2018		31 July 2017
	Number of warrants	Exercise Price	Number of warrants	Exercise Price
Opening balance	-	-	-	-
Warrants issued	10,106,820	CAD$0.89	-	-

Closing balance	10,106,820	CAD$0.89	-	-

63

Body and Mind Inc. (formerly Deploy Technologies Inc.)
Notes to Consolidated Interim Financial Statements (Unaudited)
For the nine months ended 30 April 2018
U.S. Dollars

9. Capital Stock - Continued

Share purchase warrants and brokers’ warrants - Continued

As at 30 April 2018, the following warrants are outstanding:

Number of warrants outstanding and exercisable	Exercise price	Expiry dates
248,350	CAD$0.66	15 August 2019
58,324	CAD$0.66	16 August 2019
60,612	CAD$0.66	3 November 2019
9,102,141	CAD$0.90	14 November 2019
637,393	CAD$0.90	1 December 2019
10,106,820

10. Segmented Information

The Company’s activities are all in the one industry segment of medical and recreational marijuana. All of the Company’s revenue generating activities and capital assets relate to this segment and are located in the USA.

11. Supplemental Disclosures with Respect to Cash Flows

	Nine Month Period Ended 30 April
	2018	2017
Cash paid during the period for interest	$-	$-
Cash paid during the period for income taxes	$-	$-

64

Body and Mind Inc. (formerly Deploy Technologies Inc.)
Notes to Consolidated Interim Financial Statements (Unaudited)
For the nine months ended 30 April 2018
U.S. Dollars

12. Business Acquisition

On 15 May 2017, the Company entered into an assignment and novation agreement (the “Assignment Agreement”) with Toro Pacific Management Inc. (the “Transferor”) pursuant to which the Transferor assigned a letter of intent (the “LOI”) effective 12 May 2017 to the Company in accordance with its terms. The Assignment Agreement and the LOI contemplated a business combination transaction (the “Acquisition”) to acquire all of the issued and outstanding securities of Nevada Medical Group LLC (“NMG”), an arm’s length Nevada-based licensed producer of medical marijuana.

As consideration for the Assignment Agreement, the Company will issue to the Transferor 1,000,000 common shares of the Company at a deemed price of CAD$0.66 per share. On November 13, 2017, the Assignment Agreement was amended, whereby the Company would issue the 1,000,000 common shares as follows:

a)	470,000 common shares to Benjamin Rutledge upon closing of the Acquisition (issued);
b)	60,000 common shares to Chris Hunt upon closing of the Acquisition (issued);
c)	470,000 common shares to the Transferor according to the following schedule:

a.	1/10 of the Transferor’s shares upon closing of the Acquisition (issued);
b.	1/6 of the remaining Transferor’s shares 6 months after closing the Acquisition;
c.	1/5 of the remaining Transferor’s shares 12 months after closing the Acquisition;
d.	1/4 of the remaining Transferor’s shares 18 months after closing the Acquisition;
e.	1/3 of the remaining Transferor’s shares 24 months after closing the Acquisition;
f.	1/2 of the remaining Transferor’s shares 30 months after closing the Acquisition; and
g.	of the remaining Transferor’s shares 36 months after closing the Acquisition.

The remaining 423,000 shares to be issued to the Transferor are included in equity with a total fair value of $223,344 (Note 9).

On 14 September 2017, the Company and Dep Nevada entered into a definitive agreement (the “Share Exchange Agreement”) with NMG. Pursuant to the Share Exchange Agreement, Dep Nevada acquired all of the issued and outstanding securities of NMG in exchange for the issuance of the Company’s common shares and certain cash and other non-cash consideration (the “Acquisition”).

The concurrent financing consisted of subscription receipts of the Company (the “Subscription Receipts”), at an issue price of CAD$0.66 per Subscription Receipt, with each Subscription Receipt being automatically converted, at no additional cost to the subscriber, upon the completion of the Acquisition for one common share and one share purchase warrant exercisable at a price of CAD$0.90 for a period of 24 months from the date of issuance. Each warrant is subject to acceleration provisions following the six-month anniversary of the date of closing, if the closing trading price of the common shares is equal to or greater than $1.20 for seven consecutive trading days, at which time the Company may accelerate the expiry date of the warrants by issuing a press release announcing the reduced warrant term whereupon the warrant will expire 21 calendar days after the date of such press release. These Subscription Receipts were recognized as liability on initial receipt. During the nine months ended April 30, 2018, the Acquisition closed and the shares were issued; therefore the Subscription Receipts were reclassified from liability to equity on conversion to common shares.

65

Body and Mind Inc. (formerly Deploy Technologies Inc.)
Notes to Consolidated Interim Financial Statements (Unaudited)
For the nine months ended 30 April 2018
U.S. Dollars

12. Business Acquisition - Continued

On 14 November 2017, the Company closed the Acquisition, and acquired all of the issued and outstanding membership units of NMG (the “Units”) through DEP Nevada. In consideration for the Units, the Company issued to the NMG Members an aggregate of 16,000,000 common shares with a fair value of $8,448,000 as well as a cash payment of $2,084,000 pro rata amongst the NMG Members and a promissory note to the NMG members in the aggregate amount of $2,000,000. The Company also issued 2,037,879 common shares to TI Nevada, LLC with a fair value of $1,076,000, 212,121 common shares to Charles Fox with a fair value of $112,000, 47,000 common shares to Toro Pacific Management Inc. with a fair value of $24,816, 60,000 common shares to Chris Hunt with a fair value of $31,680, and 470,000 common shares to Benjamin Rutledge with a fair value of $248,160 in connection with the Acquisition. The Company has an obligation to issue a further 423,000 common shares to Toro Pacific Management Inc., which had a fair value of $223,344 on the date of acquisition. In addition, the Company paid the amount of $225,000 and issued a promissory note in the amount of $175,000 to TI Nevada as repayment for a loan made by TI Nevada to NMG. The promissory notes were discounted to a present value of $1,826,537 (Note 8). In connection with the closing of the Acquisition, the net proceeds of the Company's private placements of Subscription Receipts in support of the Acquisition, (the "Offering") have been released to the Company from escrow. Immediately prior to closing of the Acquisition, the Company completed a consolidation of its common shares on the basis of three (3) pre-consolidation common shares to one (1) post-consolidation common share, as well a name change, changing the name of the Company from Deploy Technologies, Inc. to Body and Mind Inc. The Company eliminated its authorized Class A Preferred shares (Note 9).

As a result of the acquisition of NMG, the Company changed its business focus to growing and supplying medical and recreational marijuana in the state of Nevada. The acquisition of NMG was accounted for as a business combination, in which the assets acquired and the liabilities assumed are recorded at their estimated fair values. These values are based on preliminary management estimates and are subject to final valuation adjustments. The allocation of the purchase consideration is as follows:

Purchase consideration
Share considerations	$10,164,000
Cash considerations	2,309,000
Promissory notes issued	1,826,537
TOTAL	14,299,537

Assets acquired:
Cash	260,842
Amounts receivable	253,697
Prepaid expenses	44,552
Inventory	534,880
Property and equipment	1,951,696
Liabilities assumed:
Trade payable and accrued liabilities	(367,385)
Loans payable	(250,000)

Net assets acquired	2,428,282
Brand and licenses	11,871,255
TOTAL	$14,299,537

66

Body and Mind Inc. (formerly Deploy Technologies Inc.)
Notes to Consolidated Interim Financial Statements (Unaudited)
For the nine months ended 30 April 2018
U.S. Dollars

13. Commitments

a) On 11 November 2014, NMG entered into a five year lease for its premises. The Company has five options to extend the lease and each option is for five years. The monthly rent was $12,500, increased to $15,000 on 1 January 2018.

b) On 18 December 2017, the Company reached an agreement with a real estate investment group, led by the Company’s President, to purchase a building adjacent to the existing facility and lease it back to a newly formed partnership called Pepper Lane North LLC (“PLN” or “Partnership”) on a long-term basis with renewal options. PLN is a strategic partnership between the Company and one of the preeminent dispensary chains in the State of Nevada. The PLN’s partner will also transfer an active cultivation license to the facility and all expenditures under PLN will be funded on a 50/50 basis. The new facility will primarily consist of flowering rooms as production, packaging, distribution, and head office functions will remain at the existing facility. The Company has also earmarked approximately 4,000 square feet of frontage for a dispensary upon receipt of a retail license. It is contemplated that at least half of the sales under PLN will be sold to the PNL partner through their existing dispensary network. In addition, the Company has signed an operating and management agreement with PLN and will receive the greater of $15,000/month or 10% of PLN’s net profits. Prior to entering the Partnership, the Company engaged surveyors to ensure compliance with permitting procedures and received the necessary approvals to move forward. The Company was later notified that a church was located in close proximity of the building and that permitting was unlikely to proceed. The Company has put an insurance claim to recover damages (Note 15).

Under the Partnership Agreement, each party has provided an initial capital contribution to PLN (Note 7).

c) On November 14, 2017, the Company entered into the following consulting agreements:

i. $16,667 per month to TI Nevada for a term of three years; and

ii. CAD $10,000 per month to Toro Pacific Management Inc., which is controlled by an officer of the Company.

14. Income Taxes

A reconciliation of income taxes at statutory rates with the reported taxes is as follows:

	April 30, 2018	April 30, 2017

Net loss for the period	$(1,998,725)	$(152,823)
Federal and state income tax rates	35%	35%

Expected income tax expense (recovery)	(699,554)	(53,488)
Change in estimates and others	264,157	-
Change in benefit not recognized	435,397	53,488

Total income tax recovery	$-	$-

67

Body and Mind Inc. (formerly Deploy Technologies Inc.)
Notes to Consolidated Interim Financial Statements (Unaudited)
For the nine months ended 30 April 2018
U.S. Dollars

14. Income Taxes - Continued

The significant components of the Company's deferred income tax assets and liabilities are as follows:

	As at 30 April 2018	As at 31 July 2017

Deferred income tax assets
Net income tax operating loss carry forward	$4,697,448	$3,453,457

Statutory federal income tax rate	35%	35%

Deferred income tax asset	1,644,107	1,208,710
Deferred tax allowance	(1,644,707)	(1,208,710)

Net deferred income tax assets	$-	$-

A roll-forward of the Company’s deferred tax allowance is as follows:

	As at 30 April 2018	As at 31 July 2017

Deferred tax allowance, beginning	$1,208,710	$1,083,529
Increase (decrease) during the year	435,397	125,181

Deferred tax allowance, ending	$1,644,107	$1,208,710

15. Subsequent Events

a) In May 2018, the real estate investment group completed the purchase of the building adjacent to the existing NMG facility (“PLN Facility”). The Company made the decision to terminate its lease back agreement regarding the PLN Facility as it was unable to relocate a church that was in close proximity to the PLN Facility. The PLN Facility may still be an opportunity for the Company to lease storage and administrative space and the Company will continue to evaluate this opportunity. The Company initiated a claim with the surveyor’s insurance company stating the surveyor made an error and did not disclose the church location in their report to the Company. The primary claim, amongst other damages, is to recover the non-refundable $250,000 deposits made by each member of the Partnership (Notes 7 and 13).

b) On June7, 2018 the Company announced the Company’s subsidiary, NMG, and its strategic in-state investment partners received notification that the State of Ohio awarded a medical cannabis dispensary licenses to NMG Ohio, LLC (“NMG Ohio”). NMG currently maintains a 30% ownership interest in NMG Ohio.

c) On 12 June 2018, the Company granted 175,000 stock options with an exercise price of CAD$0.41 per common share for a period of five years to a consultant of the Company.

d) On September 19, 2018 the Company announced the Company, through its subsidiary, NMG, and its strategic in-state investment partners received notification that the State of Ohio awarded a medical cannabis production licenses to NMG Ohio, LLC (“NMG Ohio”). NMG currently maintains a 30% ownership interest in NMG Ohio.

e) On September 20, 2018 the Company announced its wholly-owned subsidiary, NMG and an in-state investment group, submitted four cannabis dispensary license applications in the State of Nevada.

68

BODY AND MIND INC.

(formerly DEPLOY TECHNOLOGIES INC.)

FINANCIAL STATEMENTS

(Restated)

Year ended 31 July 2017

(Expressed in U.S. Dollars)

69

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Body and Mind Inc. (formerly Deploy Technologies Inc.)

We have audited the accompanying balance sheet of Body and Mind Inc. (formerly Deploy Technologies Inc.) as of July 31, 2017 and the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of the Company as at July 31, 2016 and the year then ended were audited by other auditors whose report dated July 14, 2017 expressed an unqualified opinion on those statements.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of Body and Mind Inc. as of July 31, 2017 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated revenues since inception, has incurred losses in developing its business, and further losses are anticipated. The Company requires additional funds to meet its obligations and the costs of its operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

“DMCL”

DALE MATHESON CARR-HILTON LABONTE LLP CHARTERED PROFESSIONAL ACCOUNTANTS

Vancouver, Canada

May 28, 2018, except for note 13, which is as of October 16, 2018 and note 6, which is as of November 30, 2018

70

UNIT 114B (2nd floor) 8988 FRASERTON COURT BURNABY, BC, V5J 5H8	Adam Kim ADAM SUNG KIM LTD. CHARTERED PROFESSIONAL ACCOUNTANT

T: 604.318.5465

F: 604.239.0866

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	the Board of Directors and Stockholders of Deploy Technologies Inc.

I have audited the accompanying balance sheets of Deploy Technologies Inc. (the “Company”) as of July 31, 2016 and 2015, and the related statements of operations, stockholders’ deficit, and cash flows for the years ended July 31, 2016 and 2015. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, I express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of July 31, 2016 and 2015, and the results of its operations and its cash flows for the years ended July 31, 2016 and 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses in developing its business, and further losses are anticipated. The Company requires additional funds to meet its obligations and the costs of its operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

“Adam Sung Kim Ltd.”

Chartered Professional Accountant

Burnaby, British Columbia

July 14, 2017

71

Body and Mind Inc. (formerly Deploy Technologies Inc.)	Statement 1

Balance Sheets
(U.S. Dollars)

	As at 31 July 2017	As at 31 July 2016
	(Restated - Notes 6 and 13)	(Restated - Notes 6 and 13)
ASSETS
Current
Cash	$366,584	$-
Amounts receivable, net of allowance for doubtful accounts of $Nil (2016-$Nil)	17,798	6,146
Prepaids	28,027	1,209
Available-for-sale securities	1	1
Total current assets	412,410	7,356

Equipment , net	-	5,099
Advance to Nevada Medical Group LLC (Note 10)	103,495	-
TOTAL ASSETS	$515,905	$12,455

LIABILITIES
Current
Trade payables and accrued liabilities	$188,677	$242,109
Due to related parties (Note 5)	4,805	41,714
Loans payable (Note 6)	-	76,048
TOTAL LIABILITIES	193,482	359,871

STOCKHOLDERS’ EQUITY (DEFICIT)
Capital Stock - Statement 3 (Note 7)
Authorized:
900,000,000 Common Shares - Par Value $0.0001
20,000,000 Class A Preferred Shares - Par Value $0.0001
Issued and Outstanding:
19,137,783 (31 July 2016 - 2,186,018) Common Shares	5,632	544
Nil (31 July 2016 - 2,475,500) Preferred Shares	-	248
Additional Paid-in Capital	4,951,214	4,009,135
Other Comprehensive Income	356,828	266,749
Deficit	(4,991,251)	(4,624,092)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	322,423	(347,416)
TOTAL LIAIBLITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$515,905	$12,455

The accompanying notes are an integral part of these financial statements.

72

Body and Mind Inc. (formerly Deploy Technologies Inc.)	Statement 2

Statements of Operations
(U.S. Dollars)

	Year Ended 31 July
	2017	2016
	(Restated - Notes 6 and 13)	(Restated - Notes 6 and 13)
General and Administrative Expenses
Accounting and legal (Note 5)	$44,929	$29,977
Consulting fees (Note 5)	187,158	27,112
Depreciation	1,590	6,553
Management fees (Notes 5)	30,224	54,223
Office and miscellaneous	26,210	11,447
Regulatory, filing and transfer agent fees	13,906	-
Travel	48,267	-

Loss Before Other Items	(352,284)	(129,312)

Other Items
Other income	-	949
Foreign exchange, net	(65,999)	(65,536)
Gain on settlement of liabilities (Note 6)	51,963	-
Write off of amounts receivable	(839)	(1,063)

Net Income (Loss) for the Year	(367,159)	(194,962)

Other Comprehensive Income

Foreign currency translation adjustment	90,079	74,285

Comprehensive Income (Loss) for the Year	$(277,080)	$(120,677)

Loss per Share - Basic and Diluted	$(0.04)	$(0.09)

Weighted Average Number of Shares Outstanding	6,628,958	2,186,018

The accompanying notes are an integral part of these financial statements.

73

Body and Mind Inc. (formerly Deploy Technologies Inc.)	Statement 3

Statements of Changes in Stockholders’ Equity (Deficit)
(U.S. Dollars)
(Restated - Notes 6 and 13)

	Capital Stock				Additional	Other	Shares
	Common Shares		Class A Preferred Shares		Paid-in	Comprehensive	to be
	Number	Amount	Number	Amount	Capital	Income	Issued	Deficit	Total

Balance - 31 July 2015	2,186,018	$544	2,475,500	$248	$3,358,082	$192,464	$560	$(4,429,130)	$(877,232)
Reclassified as a liability	-	-	-	-	-	-	(560)	-	(560)
Capital contribution by related parties on forgiveness of debt (Note 13)	-	-	-	-	651,053	-	-	-	651,053
Foreign currency translation adjustment	-	-	-	-	-	74,285	-	-	74,285
Net income for the year	-	-	-	-	-	-	-	(194,962)	(194,962)

Balance - 31 July 2016	2,186,018	544	2,475,500	248	4,009,135	266,749	-	(4,624,092)	(347,416)
Conversion of preferred shares (Note 7)	8,251,765	2,478	(2,475,500)	(248)	(2,230)	-	-	-	-
Private placements (Note 7)	8,700,000	2,610	-	-	982,333	-	-	-	984,943
Share issue costs (Note 7)	-	-	-	-	(48,115)	-	-	-	(48,115)
Capital contribution by related parties on forgiveness of debt (Note 13)	-	-	-	-	10,091	-	-	-	10,091
Foreign currency translation adjustment	-	-	-	-	-	90,079	-	-	90,079
Net loss for the year	-	-	-	-	-	-	-	(367,159)	(367,159)

Balance - 31 July 2017	19,137,783	$5,632	-	$-	$4,951,214	$356,828	$-	$(4,991,251)	$322,423

The accompanying notes are an integral part of these financial statements.

74

Body and Mind Inc. (formerly Deploy Technologies Inc.)	Statement 4

Statements of Cash Flows
(U.S. Dollars)

	Year Ended 31 July
	2017	2016
	(Restated - Notes 6 and 13)	(Restated - Notes 6 and 13)
Cash Resources Provided By (Used In)
Operating Activities
Income (loss) for the year	$(367,159)	$(194,962)
Items not affecting cash:
Accrued interest	1,345	2,738
Depreciation	1,590	6,553
Gain on settlement of liabilities	(51,963)	-
Write off of amounts receivable	839	-
Foreign exchange	65,999	3,861
Amounts receivable and prepaid	(39,309)	(1,573)
Trade payables and accrued liabilities	(33,765)	9,689
Due to related parties	(36,909)	99,409
	(459,332)	(74,285)

Investing Activities
Advance to Nevada Medical Group, LLC	(95,622)	-
	(95,622)	-

Financing Activities
Shares issued, net of issuance costs	936,828	-
Short term loans	19,903	-
Loans repaid	(53,799)	-
	902,932	-

Effect of exchange rate changes on cash and cash equivalents	18,606	74,285

Net Increase in Cash and Cash Equivalents	366,584	-
Cash and cash equivalents - Beginning of year	-	-
Cash and Cash Equivalents - End of Year	$366,584	$-

Supplemental Disclosures with Respect to Cash Flows (Note 8)

The accompanying notes are an integral part of these financial statements.

75

Body and Mind Inc. (formerly Deploy Technologies Inc.)

Notes to Financial Statements
Year Ended 31 July 2017
U.S. Dollars

1. Nature and Continuance of Operations

Body and Mind Inc. (the “Company”) was incorporated on 5 November 1998 in the State of Delaware, USA, under the name Concept Development Group, Inc. In May 2004, the Company acquired 100% of Kaleidoscope Venture Capital, Inc. (formerly Vocalscape Networks, Inc.) (“Kaleidoscope”) and changed its name to Vocalscape, Inc. In November 2005, the Company changed its name to Nevstar Precious Metals Inc. and in September 2008, the Company changed its name to Deploy Technologies Inc. In November 2017, the Company changed its name to Body and Mind Inc. (Note 12).

On 15 September 2010, the Company completed a merger with its incorporated and wholly-owned subsidiary, Deploy Acquisition Corp., a Nevada corporation, formed for the sole purpose of changing the Company’s state of incorporation from the State of Delaware to the State of Nevada. Although Deploy Acquisition Corp. was the surviving corporation, upon the completion of the merger it assumed the name of the Company and all the assets, obligations and commitments of the Company. Concurrent with the merger, the authorized capital of the Company decreased to 10,000,000 pre-consolidation common shares from 50,000,000 pre-consolidation common shares.

The Company’s Nevada Charter authorizes it to issue two classes of equity securities. Accordingly, on 29 September 2011, the Company increased its authorized capital to include 2,900,000 Class A Preferred Shares. On 2 July 2014, the Company revised the authorized Class A Preferred Shares from 2,900,000 to 20,000,000 with a par value of $0.0001 per share.

On 11 April 2017, the Company revised the authorized capital of the Company to 900,000,000 pre-consolidation common shares with a par value of $0.0001 (Note 7).

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. At 31 July 2017, the Company had cash and cash equivalents of $366,584 (31 July 2016 - $Nil) and working capital of $218,928 (31 July 2016 - working capital deficit of $352,515).

Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive, or raise additional debt and/or equity capital. Management believes that the Company’s capital resources will not be adequate to continue operating and maintaining its business strategy for the next 12 months. If the Company is unable to raise additional capital in the near future, management expects that the Company will need to curtail operations, seek additional capital on less favourable terms and/or pursue other remedial measures.

These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

At 31 July 2017, the Company had suffered losses from activities to date. Although management is currently attempting to implement its business plan, and is seeking additional sources of equity or debt financing, there is no assurance these activities will be successful. These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

76

Body and Mind Inc. (formerly Deploy Technologies Inc.)

Notes to Financial Statements
Year Ended 31 July 2017
U.S. Dollars

2. Recent Accounting Pronouncements

In January 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-01, "Financial Instruments-Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities." ASU 2016-01 amends various aspects of the recognition, measurement, presentation, and disclosure of financial instruments. ASU 2016-01 is effective for annual reporting periods and interim periods within those years beginning after 15 December 2017. The Company does not anticipate this amendment to have a significant impact on the financial statements.

In February 2016, the FASB issued ASU No. 2016-02 (Topic 842) "Leases." Topic 842 supersedes the lease recognition requirements in Accounting Standards Codification (“ASC”) Topic 840 "Leases." Under Topic 842, lessees are required to recognize assets and liabilities on the balance sheet for most leases and provide enhanced disclosures. Leases will continue to be classified as either finance or operating. Topic 842 is effective for annual reporting periods and interim periods within those years beginning after 15 December 2018. Early adoption by public entities is permitted. Entities are required to use a modified retrospective approach for leases that exist or are entered into after the beginning of the earliest comparative period in the financial statements, and there are certain optional practical expedients that an entity may elect to apply. Full retrospective application is prohibited. The Company does not anticipate this amendment to have a significant impact on the financial statements.

In June 2016, the FASB issued ASU No. 2016-13 "Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments" which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss methodology, which will result in more timely recognition of credit losses. ASU 2016-13 is effective for annual reporting periods, and interim periods within those years beginning after 15 December 2019. The Company does not anticipate this amendment to have a significant impact on the financial statements.

3. Significant Accounting Policies

The following is a summary of significant accounting policies used in the preparation of these consolidated financial statements.

Basis of presentation

The financial statements of the Company have been prepared in accordance with GAAP and are expressed in U.S. dollars. The Company’s fiscal year end is 31 July.

Cash and cash equivalents

Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

Derivative financial instruments

The Company has not, to the date of these financial statements, entered into derivative instruments.

77

Body and Mind Inc. (formerly Deploy Technologies Inc.)

Notes to Financial Statements
Year Ended 31 July 2017
U.S. Dollars

3. Significant Accounting Policies - Continued

Income taxes

Deferred income taxes are reported for timing differences between items of income or expense reported in the consolidated financial statements and those reported for income tax purposes in accordance with Accounting Standards Codification (“ASC”) 740, “Income Taxes”, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases, and for tax losses and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

Basic and diluted net loss per share

The Company computes net income (loss) per share in accordance with ASC 260, “Earnings per Share”. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excluded all dilutive potential shares if their effect is anti-dilutive.

Segments of an enterprise and related information

ASC 280, “Segment Reporting” establishes guidance for the way that public companies report information about operating segments in annual consolidated financial statements and requires reporting of selected information about operating segments in interim consolidated financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. ASC 280 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company has evaluated this Codification and does not believe it is applicable at this time.

Start-up expenses

The Company has adopted ASC 720-15, “Start-Up Costs”, which requires that costs associated with start-up activities be expensed as incurred. Accordingly, start-up costs associated with the Company’s formation have been included in the Company’s expenses for the period from the date of inception to 31 July 2017.

Comprehensive loss

ASC 220, “Comprehensive Income”, establishes standards for the reporting and display of comprehensive income/loss and its components in the consolidated financial statements. As at 31 July 2017, the Company reported foreign currency translation adjustments as other comprehensive income or loss and included a schedule of comprehensive income/loss in the consolidated financial statements.

78

Body and Mind Inc. (formerly Deploy Technologies Inc.)

Notes to Financial Statements
Year Ended 31 July 2017
U.S. Dollars

3. Significant Accounting Policies - Continued

Foreign currency translation

The Company’s functional currency is Canadian dollars and reporting currency is U.S. dollars. The consolidated financial statements of the Company are translated to U.S. dollars in accordance with ASC 830, “Foreign Currency Matters”. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenditures during the reporting period. Actual results could differ from these estimates.

Comparative figures

Certain comparative figures have been adjusted to conform to the current year’s presentation.

4. Financial Instruments

The following table represents the Company’s assets that are measured at fair value as of 31 July 2017 and 2016:

	As at 31 July 2017	As at 31 July 2016
Financial assets at fair value
Cash	$366,584	$-
Available-for-sale	1	1

Total financial assets at fair value	$366,585	$1

Management of financial risks

The financial risk arising from the Company’s operations are credit risk, liquidity risk, interest rate risk and currency risk. These risks arise from the normal course of operations and all transactions undertaken are to support the Company’s ability to continue as a going concern. The risks associated with these financial instruments and the policies on how to mitigate these risks are set out below. Management manages and monitors these exposures to ensure appropriate measures are implemented on a timely and effective manner.

Credit risk

Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss. The Company is not exposed to credit risk as it does not hold cash in excess of federally insured limits, with major financial institutions.

79

Body and Mind Inc. (formerly Deploy Technologies Inc.)

Notes to Financial Statements
Year Ended 31 July 2017
U.S. Dollars

4. Fair Value of Financial Instruments - Continued

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company had working capital of $218,928 as at 31 July 2017. However, the Company has incurred losses from operations to date and is currently attempting to implement its business plan; therefore, the Company is exposed to liquidity risk.

Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The risk that the Company will realize a loss as a result of a decline in the fair value of the term deposits is limited.

Currency risk

Currency risk is the risk that the fair values of future cash flows of a financial instrument will fluctuate because they are denominated in currencies that differ from the respective functional currency. The Company is exposed to currency risk by incurring expenditures and holding assets denominated in currencies in the Canadian dollar. Assuming all other variables remain constant, a 1% change in the Canadian dollar against the US dollar would not result in a significant change to the Company’s operations.

Other risks

The Company is not exposed to other risks unless otherwise noted.

5. Related Party Balances and Transactions

The key management personnel compensation for the year ended 31 July 2017 and 2016 is as follows:

	31 July 2017	31 July 2016

Accounting fees	$16,321	$18,074
Management and consulting fees	30,224	81,335

Total	$46,545	$99,409

Except as disclosed elsewhere in these full annual financial statements, related party transactions for the year ended 31 July 2017 and 2016 are as follows:

a)	During the year ended 31 July 2017, accounting fees of $16,321 (2016 - $18,074) were paid/accrued to the Chief Executive Officer of the Company.

b)	During the year ended 31 July 2017, management fees of $18,890 (2016 - $27,112) and consulting fees of $Nil (2016 - $27,112) were paid/accrued to the Chief Financial Officer of the Company.

c)	During the year ended 31 July 2017, management fees of $11,334 (2016 - $54,223) were paid/accrued to the former Chief Executive Officer of the Company.

d)	As at 31 July 2017, the Company owed $4,805 to the former Chief Executive Officer of the Company. As at July 31, 2016, the Company owed $4,984 to former directors of the Company and $36,730 to the former Chief Financial Officer of the Company. These balances are non-interest bearing, unsecured and has no fixed terms of repayment.

80

Body and Mind Inc. (formerly Deploy Technologies Inc.)

Notes to Financial Statements
Year Ended 31 July 2017
U.S. Dollars

6. Loans Payable

At 31 July 2016, the Company had loans payable to various parties totaling $76,048 (CAD $99,175), which includes principal of $58,737 (CAD $76,600) and accrued interest of $17,311 (CAD $22,575). The loans bear interest at 5% per annum, are unsecured, and are due on demand.

During the year ended 31 July 2017, the Company repaid loan principal totalling $53,799 (CAD$71,200). The Company settled the loans without any interest payments and, as a result, recorded a gain on settlement of liabilities of $18,345 (CAD$24,279).

During the year ended 31 July 2017, a former director of the Company agreed to repay a loan in the amount of $4,138 (CAD$5,476) to a third party. The former director forgave the balance and the Company recorded a gain on settlement of liabilities of $4,138 (CAD$5,476). This amount has been recognized as a capital transaction and credited directly to additional paid-in capital. Refer to Note 13.

During the year ended 31 July 2017, a former director of the Company forgave $4,989 (CAD $6,603) owing to him by the Company. The balance was recorded as a gain on settlement of liabilities of $4,989 (CAD$6,601). This amount has been recognized as a capital transaction and credited directly to additional paid-in capital. Refer to Note 13.

During the year ended 31 July 2017, a former officer of the Company forgave $964 (CAD $1,277) owing to him by the Company. The balance was recorded as a gain on settlement of liabilities of $964 (CAD $1,277). This amount has been recognized as a capital transaction and credited directly to additional paid-in capital. Refer to Note 13.

During the year ended 31 July 2017, the Company received a loan from a third party of $19,903 (CAD $26,341). The loan was forgiven and the Company recorded a gain on settlement of liabilities of $19,903 (CAD$26,341).

During the year ended 31 July 2017, the Company recognized a gain on settlement of liabilities of $13,715 (CAD $18,151) for accounts payable forgiven by vendors.

During the year ended 31 July 2016, the Company recognized a gain of $651,053 resulting from an amount due to the former Chief Executive Officer and former directors of the Company that was forgiven (Note 5). This amount has been recognized as a capital transaction and credited directly to additional paid-in capital. Refer to Note 13.

7. Capital Stock

The Company’s authorized share capital comprises 900,000,000 Common Shares, with a $0.0001 par value per share, and 20,000,000 Class A Preferred Shares, with a $0.0001 par value per share (Note 1). Each Class A Preferred Share entitles the holder to 10 votes each. Each Class A Preferred Share provides holders a right to receive dividends, as and if declared by the Company’s board of directors, with the amount of such dividend determined by multiplying the dividend per share by 10 and a right to receive distributions, whether or not in liquidation, with the amount of such distribution determined by multiplying the distribution per share by 10.

Each Class A Preferred Share can also be converted into 10 Common Shares at the election of the Company or the holder any time after two years following the date of issuance.

In connection with the Acquisition, on 14 November 2017, the Company eliminated its authorized Class A Preferred shares and completed a consolidation of its common shares on the basis of three (3) pre-Consolidation common shares to one (1) post-Consolidation common share. Unless otherwise noted, all figures in the financial statements are retroactively adjusted to reflect the consolidation (Note 12).

On 13 March 2017, a total of 150,000 Class A preferred shares were converted into 500,000 common shares of the Company.

81

Body and Mind Inc. (formerly Deploy Technologies Inc.)

Notes to Financial Statements
Year Ended 31 July 2017
U.S. Dollars

7. Capital Stock- Continued

On 19 April 2017, the Company closed a private placement issuing a total of 8,700,000 common shares for gross proceeds of $984,943 (CAD$1,305,000). The Company paid share issue costs of $48,115 (CAD$63,750) related to this private placement.

On 8 May 2017, the remaining 2,325,500 Class A preferred shares were converted into 7,751,667 common shares of the Company.

At 31 July 2017, the Company had no outstanding options or warrants.

8. Supplemental Disclosures with Respect to Cash Flows

	Year Ended 31 July
	2017	2016
Cash paid during the year for interest	$-	$-
Cash paid during the year for income taxes	$-	$-

9. Segmented Information

The Company conducts its business as a single operating segment in Canada. All assets are currently situated in Canada.

10. Assignment Agreement

On 15 May 2017, the Company entered into an assignment and novation agreement (the “Assignment Agreement”) with Toro Pacific Management Inc. (the “Transferor”) pursuant to which the Transferor assigned a letter of intent (the “LOI”) effective 12 May 2017 to the Company in accordance with its terms. The Assignment Agreement and the LOI contemplate a business combination transaction (the “Acquisition”) pursuant to which the Company will acquire all of the issued and outstanding securities of Nevada Medical Group LLC (“NMG”), an arm’s length Nevada-based licensed producer of medical marijuana.

As consideration for the Assignment Agreement, the Company will issue to the Transferor 1,000,000 common shares of the Company, on a post-Consolidated basis, at a deemed price of $0.66 per share. On November 13, 2017, the Assignment Agreement was amended, whereby the Company would issue the 1,000,000 common shares as follows (Note 12):

a)	470,000 common shares to Benjamin Rutledge upon closing of the Acquisition;
b)	60,000 common shares to Chris Hunt upon closing of the Acquisition;
c)	470,000 common shares to the Transferor according to the following schedule:

a.	1/10 of the Transferor’s shares upon closing of the Acquisition;
b.	1/6 of the remaining Transferor’s shares 6 months after closing the Acquisition;
c.	1/5 of the remaining Transferor’s shares 12 months after closing the Acquisition;
d.	1/4 of the remaining Transferor’s shares 18 months after closing the Acquisition;
e.	1/3 of the remaining Transferor’s shares 24 months after closing the Acquisition;
f.	1/2 of the remaining Transferor’s shares 30 months after closing the Acquisition; and
g.	the remaining Transferor’s shares 36 months after closing the Acquisition.

In connection with the assignment of the LOI, the Company paid a deposit of $50,000 to NMG, which is refundable in the event a condition precedent to closing is not fulfilled or waived, and is further to be credited against the cash purchase price at closing.

82

Body and Mind Inc. (formerly Deploy Technologies Inc.)

Notes to Financial Statements
Year Ended 31 July 2017
U.S. Dollars

10. Assignment Agreement - Continued

Concurrent Financing

The concurrent financing will consist of subscription receipts of the Company (the “Subscription Receipts”), at an issue price of $0.66 per Subscription Receipt, with each Subscription Receipt being automatically converted, at no additional cost to the subscriber, upon the completion of the Acquisition for one common share and one share purchase warrant (the “Warrant”) exercisable at a price of $0.90 for a period of 24 months from the date of issuance. Each Warrant is subject to acceleration provisions following the six-month anniversary of the date of closing, if the closing trading price of the common shares is equal to or greater than $1.20 for seven consecutive trading days, at which time the Company may accelerate the expiry date of the Warrants by issuing a press release announcing the reduced warrant term whereupon the Warrants will expire 21 calendar days after the date of such press release.

The concurrent financing must raise a minimum of $4,000,000.

Subsequent to the year ended 31 July 2017, the Company completed the Acquisition with NMG (Note 12).

To 31 July 2017, the Company advanced to NMG a total of $103,495. This advance is non-interest bearing, unsecured, and it will be repayable should acquisition of NMG not close.

11. Income Taxes

A reconciliation of income taxes at statutory rates with the reported taxes is as follows:

	2017	2016
	(restated - Notes 6 and 13)	(restated - Notes 6 and 13)
Net income (loss) for the year	$(367,159)	$(194,962)
Federal and state income tax rates	35%	35%

Expected income tax expense (recovery)	(128,506)	(68,237)
Change in estimates and others	3,325	45,888
Change in benefit not recognized	125,181	22,349

Total income tax recovery	$-	$-

The significant components of the Company's deferred income tax assets and liabilities are as follows:

	As at 31 July 2017	As at 31 July 2016
	(restated - Notes 6 and 13)	(restated - Notes 6 and 13)
Deferred income tax assets
Net income tax operating loss carry forward	$3,453,457	$3,095,798

Statutory federal income tax rate	35%	35%

Deferred income tax asset	1,208,710	1,083,529
Deferred tax allowance	(1,208,710)	(1,083,529)

Net deferred income tax assets	$-	$-

83

Body and Mind Inc. (formerly Deploy Technologies Inc.)

Notes to Financial Statements
Year Ended 31 July 2017
U.S. Dollars

11. Income Taxes - Continued

A roll-forward of the Company’s deferred tax allowance is as follows:

	As at 31 July 2017	As at 31 July 2016
	(restated - Notes 6 and 13)	(restated - Notes 6 and 13)
Deferred tax allowance, beginning	$1,083,529	$1,061,180
Increase (decrease) during the year	125,181	22,349

Deferred tax allowance, ending	$1,208,710	$1,083,529

As at 31 July 2017, the Company has unused net operating losses for U.S. federal income tax purposes of approximately $3,453,457 that are available to offset future taxable income, which, if unutilized, will expire as follows:

2029	$105,000
2030	166,087
2031	425,410
2032	1,270,743
2033	421,942
2034	254,585
2035	257,069
2036	200,581
2037	352,040

Total	$3,453,457

12. Subsequent Events

a)	On 10 August 2017, the Company formed a wholly-owned Nevada State subsidiary, DEP Nevada Inc. (“Dep Nevada”).

b)	On 15 August 2017 and 16 August 2017, the Company closed the first two of four tranches of a non-brokered private placement and issued 8,276,294 Subscription Receipts (as defined below) at a price of CAD$0.66 per Subscription Receipt for aggregate gross proceeds of CAD$5,462,369.

c)	On 14 September 2017, the Company and Dep Nevada entered into a definitive agreement (the “Share Exchange Agreement”) with NMG. Pursuant to the Share Exchange Agreement, Dep Nevada will acquire all of the issued and outstanding securities of NMG in exchange for the issuance of the Company’s common shares and certain cash and other non-cash consideration, as further described below (the “Acquisition”).

d)	On 31 October 2017, the Company closed a third tranche of a non-brokered private placement and issued 757,666 Subscription Receipts at a price of CAD$0.66 per Subscription Receipt for aggregate gross proceeds of CAD$500,060.

e)	On 1 November 2017 the Company closed a fourth and final tranche of a non-brokered private placement and issued 68,181 Subscription Receipts at a price of CAD$0.66 per Subscription Receipt for aggregate gross proceeds of CAD$45,000.

84

Body and Mind Inc. (formerly Deploy Technologies Inc.)

Notes to Financial Statements
Year Ended 31 July 2017
U.S. Dollars

12. Subsequent Events - Continued

f)	On November 13, 2017, the Assignment Agreement was amended, whereby the Company would issue the 1,000,000 common shares as follows (Note 10):

a.	470,000 common shares to Benjamin Rutledge upon closing of the Acquisition;
b.	60,000 common shares to Chris Hunt upon closing of the Acquisition;
c.	470,000 common shares to the Transferor according to the following schedule:

i.	1/10 of the Transferor’s shares upon closing of the Acquisition;
ii.	1/6 of the remaining Transferor’s shares 6 months after closing the Acquisition;
iii.	1/5 of the remaining Transferor’s shares 12 months after closing the Acquisition;
iv.	1/4 of the remaining Transferor’s shares 18 months after closing the Acquisition;
v.	1/3 of the remaining Transferor’s shares 24 months after closing the Acquisition;
vi.	1/2 of the remaining Transferor’s shares 30 months after closing the Acquisition; and
vii.	the remaining Transferor’s shares 36 months after closing the Acquisition.

g)	On 14 November 2017 the Company closed its previously announced Acquisition. In connection with the closing of the Acquisition, the net proceeds of the Company's private placements of subscription receipts, which are noted above and are in support of the Acquisition, (the "Offering") have been released to the Company from escrow. Immediately prior to closing of the Acquisition, the Company completed a consolidation of its common shares (the "Consolidation") on the basis of three (3) pre-Consolidation common shares to one (1) post-Consolidation common share (each post-Consolidation common share, a "Common Share"), as well a name change, changing the name of the Company from Deploy Technologies, Inc. to Body and Mind Inc. The Company eliminated its authorized Class A Preferred shares (Note 7).

Acquisition

Pursuant to a share exchange agreement dated 14 September 2017 amongst the Company, DEP Nevada, NMG and the NMG Members, the Company acquired all of the issued and outstanding membership units of NMG (the “Units”) through DEP Nevada. In consideration for the Units, the Company issued to the NMG Members an aggregate of 16,000,000 Common Shares at a deemed value of CDN $0.66 per Common Share as well as a cash payment of $2,084,000 pro rata amongst the NMG Members and a promissory note to the NMG members in the aggregate amount of $2,000,000. The Company also issued 2,037,879 Common Shares to TI Nevada, LLC, 212,121 Common Shares to Charles Fox, 47,000 Common Shares to Toro Pacific Management Inc., 60,000 Common Shares to Chris Hunt, and 470,000 Common Shares to Benjamin Rutledge in connection with the Acquisition. In connection with the Acquisition the Company paid the amount of $225,000 to TI Nevada as repayment for a loan made by TI Nevada to NMG.

Offering - Conversion of Subscription Receipts

The Closing included the completion of an equity financing to raise minimum gross proceeds of $4,000,000. As noted above, the Company issued 9,102,141 subscription receipts at a price of CDN $0.66 per Subscription Receipt for aggregate gross proceeds of CDN $6,007,429. On completion of the Acquisition, the Subscription Receipts were automatically exercised in accordance with their terms, and were exchanged for one unit (a "Unit") of the Company. Each Unit consists of one Common Share and one common share purchase warrant (a "Warrant"). Each Warrant entitles the holder thereof to acquire one Common Share (a "Warrant Share") for an exercise price of $0.90 per Warrant Share for a period of 24 months from the issuance of such Warrant.

h)	On November 14, 2017, the Company entered into the following consulting agreements:

i.	$16,667 per month to TI Nevada for a term of three years; and
ii.	CAD $10,000 per month to Toro Pacific Management Inc., which is controlled by an officer of the Company.

i)	On 24 November 2017, the Company issued an aggregate of 3,850,000 stock options in accordance with the Company’s stock option plan at an exercise price of CAD$0.66 per share for a five year term expiring 24 November 2022. The options were granted to officers, directors and consultants of the Company.

j)	On 1 December 2017, the Company closed a non-brokered private placement of 637,393 units at a price of CAD$0.66 per unit for aggregate gross proceeds of CAD$420,680. Each unit consists of one common share and one share purchase warrant. Each warrant entitles the holder to purchase one additional common share of the Company at a price of CAD$0.90 per warrant for a period of 24 months from the closing.

85

Body and Mind Inc. (formerly Deploy Technologies Inc.)

Notes to Financial Statements
Year Ended 31 July 2017
U.S. Dollars

13. Restatement

The Company has restated its stockholders’ equity and net and comprehensive income (loss) as a result of reclassifying the gain on settlement of liabilities with related parties to additional paid-in capital as opposed to net income (loss). The effects on the balance sheets and the statements of operations are as follows:

	Original				Restated
	Year Ended 31 July				Year Ended 31 July
	2017	2016	Change 2017	Change 2016	2017	2016

STATEMENT OF OPERATIONS
General and Administrative Expenses
Accounting and legal	$44,929	$29,977			$44,929	$29,977
Consulting fees	187,158	27,112			187,158	27,112
Depreciation	1,590	6,553			1,590	6,553
Management fees	30,224	54,223			30,224	54,223
Office and miscellaneous	26,210	11,447			26,210	11,447
Regulatory, filing and transfer agent fees	13,906	-			13,906	-
Travel	48,267	-			48,267	-
Loss Before Other Items	(352,284)	(129,312)			(352,284)	(129,312)
Other Items
Other income	-	949			-	949
Foreign exchange, net	(65,999)	(65,536)			(65,999)	(65,536)
Gain on settlement of liabilities (Note 6)	62,054	651,053	(10,091)	(651,053)	51,963	-
Write off of amounts receivable	(839)	(1,063)			(839)	(1,063)
Net Income (Loss) for the Year	(357,068)	456,091	(10,091)	(651,053)	(367,159)	(194,962)
Other Comprehensive Income
Foreign currency translation adjustment	90,079	74,285			90,079	74,285
Comprehensive Income (Loss) for the Year	$(266,989)	$530,376	(10,091)	(651,053)	$(277,080)	$(120,677)

Loss per Share - Basic and Diluted	$(0.05)	$0.21			$(0.04)	$(0.09)
Weighted Average Number of Shares Outstanding	6,628,958	2,186,018			6,628,958	2,186,018

STOCKHOLDERS’ EQUITY (DEFICIT)
Capital Stock - Statement 3
Authorized:
900,000,000 Common Shares - Par Value $0.0001
20,000,000 Class A Preferred Shares - Par Value $0.0001
Issued and Outstanding:
19,137,783 (31 July 2016 - 2,186,018) Common Shares	$5,632	$544			$5,632	$544
Nil (31 July 2016 - 2,475,500) Preferred Shares	-	248			-	248
Additional Paid-in Capital (Note 6)	4,290,070	3,358,082	10,091	651,053	4,951,214	4,009,135
Other Comprehensive Income	356,828	266,749			356,828	266,749
Deficit (Note 6)	(4,330,107)	(3,973,039)	(10,091)	(651,053)	(4,991,251)	(4,624,092)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	$322,423	$(347,416)			$322,423	$(347,416)

86

NEVADA MEDICAL GROUP, LLC

Interim Financial Statements

For the Nine Months Ended September 30, 2017

(Unaudited - Expressed in U.S. Dollars)

87

NEVADA MEDICAL GROUP, LLC

Interim Balance Sheets

(Expressed in U.S. Dollars)

	September 30, 2017 $	December 31, 2016 $
	(Unaudited)	(Audited)
ASSETS

Current assets

Cash	181,374	55,003
Accounts receivable	358,775	21,420
Prepaid expenses	53,933	-
Inventory (note 3)	659,098	278,014
	1,253,180	354,437

Property and equipment (note 4)	1,956,385	1,869,100
Total assets	3,209,565	2,223,537

LIABILITIES AND MEMBERS’ EQUITY

Current liabilities

Accounts payable	177,110	58,302
Due to related parties (note 5)	277,323	51,772
Due to members (note 6)	640,050	166,100
Loans payable (note 8)	150,000	-
Total liabilities	1,244,483	276,174

Members’ equity

Contributions	3,177,223	3,145,348

Deficit	(1,212,141)	(1,197,985)

Total members’ equity	1,965,082	1,947,363

Total liabilities and members’ equity	3,209,565	2,223,537

Nature of operations and continuance of business (Note 1)

Commitment (Note 7)

Subsequent event (Note 10)

(The accompanying notes are an integral part of these interim financial statements)

88

NEVADA MEDICAL GROUP, LLC

Interim Statements of Operations and Loss

(Unaudited - Expressed in U.S. Dollars)

	Three months ended September 30, 2017	Nine months ended September 30, 2017
	$	$

Revenue	823,758	1,670,162
Cost of sales (note 4)	320,608	1,001,658
Gross profit	503,150	668,504

Operating expenses

Advertising and promotion	12,950	28,880
Consulting fees	48,885	54,942
Depreciation (note 4)	2,811	8,465
Insurance	(1,401)	7,868
Management fees (note 5)	30,000	51,322
Office and admin	63,389	141,660
Professional fees	64,201	69,853
Rent (notes 5 and 7)	(1,000)	21,500
Repairs and maintenance	640	640
Salary and wages	22,183	259,067
Travel	3,649	9,147
Utilities	(2,320)	16,376

Total operating expenses	(243,987)	(669,720)

Net income (loss) before other items	259,163	(1,216)

Other items
Other income (note 9)	98,578	147,060
Loss on contract termination (note 5)	-	(160,000)
	98,578	(12,940)

Net and comprehensive income (loss)	357,741	(14,156)

Comparative financial information was not prepared as it was impracticable to do so.

(The accompanying notes are an integral part of these interim financial statements)

89

NEVADA MEDICAL GROUP, LLC

Interim Statements of Changes in Members’ Equity

(Unaudited - Expressed in U.S. Dollars)

	Contributions $	Deficit $	Total $

Balance, December 31, 2016	3,145,348	(1,197,985)	1,947,363

Contributions by members	31,875	-	31,875
Net loss for the period	-	(14,156)	(14,156)

Balance, September 30, 2017	3,177,223	(1,212,141)	1,965,082

Comparative financial information was not prepared as it was impracticable to do so.

(The accompanying notes are an integral part of these interim financial statements)

90

NEVADA MEDICAL GROUP, LLC

Interim Statements of Cash Flows

(Unaudited - Expressed in U.S. Dollars)

Nine months ended September 30, 2017 $

Operating activities

Net loss for the period	(14,156)
Item not affecting cash:
Depreciation	73,917
Loss on contract termination	160,000
Changes in non-cash working capital balances:
Accounts receivable	(337,355)
Prepaid expenses	(53,933)
Inventory	(318,043)
Accounts payable	98,096
Due to related parties	65,551

Net cash used in operating activities	(325,923)

Investing activities
Purchase of property and equipment	(203,531)

Net cash used in investing activities	(203,531)

Financing activities
Due to members	473,950
Contributions	31,875
Loans	150,000

Net cash provided by financing activities	655,825

Increase in cash	126,371

Cash, beginning of period	55,003

Cash, end of period	181,374

Comparative financial information was not prepared as it was impracticable to do so.

(The accompanying notes are an integral part of these interim financial statements)

91

NEVADA MEDICAL GROUP, LLC

Notes to the Interim Financial Statements

For the Nine Months Ended September 30, 2017

(Unaudited - Expressed in U.S. Dollars)

1. Nature of Operations and Continuance of Business

Nevada Medical Group, LLC. (“NMG”, the “Company”) was incorporated on March 4, 2014 in accordance with Nevada Law Governing Limited Liability Companies. The Company is a supplier and grower of medical and recreational marijuana in the state of Nevada. It operates under its brand name of Body and Mind (BaM).

These interim consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

These interim consolidated financial statements do not include all information and footnotes required by GAAP for complete financial statements. Except as disclosed herein, there have been no material changes in the information disclosed in the notes to the financial statements for the year ended December 31, 2016. The interim unaudited financial statements should be read in conjunction with those financial statements for the year ended December 31, 2016. In the opinion of management, all adjustments considered necessary for fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the nine months ended September 30, 2017, are not necessarily indicative of the results that may be expected for the year ending December 31, 2017.

These interim financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its members, the ability of the Company to obtain necessary equity or debt financing to continue operations, and the attainment of profitable operations. As at September 30, 2017, the Company has a working capital deficit of $8,697 and has an accumulated deficit of $1,212,141 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These interim financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Management intends to obtain additional funding by borrowing from its members and third parties.

2. Recent Accounting Pronouncement

In February 2016, the financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2016-02, Leases (Topic 842) (ASU 2016-02), which generally requires companies to recognize operating and financing lease liabilities and corresponding right-of-use assets on the balance sheet. This guidance is effective for public companies for annual periods beginning after December 15, 2018 and all other entities a year later. The Company is in the process of evaluating the effect that this guidance will have on its financial statements.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3. Inventory

	September 30, 2017 $	December 31, 2016 $
Raw materials	138,313	2,726
Work in progress	231,451	158,433
Finished goods	138,020	73,387
Consumables	151,314	43,468
	659,098	278,014

92

NEVADA MEDICAL GROUP, LLC

Notes to the Interim Financial Statements

For the Nine Months Ended September 30, 2017

(Unaudited - Expressed in U.S. Dollars)

4. Property and Equipment

	Office Equipment	Cultivation Equipment	Production Equipment	Kitchen Equipment	Vehicles	Vault Equipment	Improvements	Total
	$	$	$	$	$	$	$	$
Cost:
Balance, December 31, 2015	19,149	173,495	40,313	-	34,375	2,244	949,079	1,218,655
Additions	2,238	80,695	79,625	16,794	19,882	-	590,739	789,973
Balance, December 31, 2016	21,387	254,190	119,938	16,794	54,257	2,244	1,539,818	2,008,628
Additions	9,216	44,670	88,263	2,458	-	-	79,636	224,243
Balance, September 30, 2017	30,603	298,860	208,201	19,252	54,257	2,244	1,619,454	2,232,871

Accumulated Depreciation:
Balance, December 31, 2015	1,368	-	-	-	2,455	-	-	3,823
Depreciation	2,896	30,549	11,447	1,200	6,331	320	82,962	135,705
Balance, December 31, 2016	4,264	30,549	11,447	1,200	8,786	320	82,962	139,528
Depreciation	2,785	29,628	17,579	1,931	5,813	240	78,982	136,958
Balance, September 30, 2017	7,049	60,177	29,026	3,131	14,599	560	161,944	276,486

Net Book Value:
As at December 31, 2016	17,123	223,641	108,491	15,594	45,471	1,924	1,456,856	1,869,100
As at September 30, 2017	23,554	238,683	179,175	16,121	39,658	1,684	1,457,510	1,956,385

During the nine months ended September 30, 2017, the Company allocated $128,360 of depreciation to cost of sales, of which $63,041 was included in the cost of inventory.

93

NEVADA MEDICAL GROUP, LLC

Notes to the Interim Financial Statements

For the Nine Months Ended September 30, 2017

(Unaudited - Expressed in U.S. Dollars)

5. Related Party Transactions

During the nine months ended September 30, 2017, the following compensation was paid to directors, officers and companies controlled by them:

2017 $
Management fees	50,000
Management termination fee	160,000
Rent ($88,500 was included in cost of sale)	110,000
320,000

On April 28, 2017, the Company terminated a consulting agreement with a party that has common officers, resulting in a termination fee of $160,000.

The amounts due to related parties are unsecured, non-interest bearing and are due on demand.

6. Due to Members

As at September 30, 2017, the Company has borrowed an aggregate of $640,050 (December 31, 2016: $166,100) from its members. The loans are unsecured, non-interest bearing and do not have a fixed term of repayment.

7. Commitment

On November 11, 2014, the Company entered into a five year lease for its premises. The Company has five options to extend the lease and each option is for five years. The monthly rent is $13,500. The lease commitments for 2017, 2018 and 2019 are $162,000, $162,000 and $141,750, respectively.

8. Assignment and Novation Agreement

On May 12, 2017, the Company entered into an assignment and novation agreement (the “Assignment Agreement”) with Toro Pacific Management Inc. (the “Transferor”, “Toro”) and Deploy Technologies Inc. (the “Transferee”, “Deploy”) pursuant to which the Transferor assigned a letter of intent (the “LOI”) effective May 12, 2017 to the Transferee. The Assignment Agreement and the LOI contemplate a business combination transaction (the “Acquisition”) pursuant to which Deploy will acquire all of the issued and outstanding securities of the Company. In connection with the assignment of the LOI, Deploy paid a deposit of $50,000 to the Company, which is refundable in the event a condition precedent to closing is not fulfilled or waived, and is further to be credited against the cash purchase price at closing. The deposit subsequently became non-refundable in the definitive share exchange agreement (the “Share Exchange Agreement”) on September 14, 2017 (Note 10).

Pursuant to the Acquisition, it is anticipated that:

i.	Deploy will consolidate its common shares on a 1 new for 3 old basis, subject to all required approvals;
ii.	Deploy will issue 16,000,000 post-consolidated common shares of Deploy to the Company’s current members, which will be subject to a voluntary pool vesting over 24 months;
iii.	Deploy will pay the Company’s current members $2,000,000 on Closing and issue a $2,000,000 promissory note to be paid at the earlier of 15 months from Closing or within 30 days of Deploy closing a financing of not less than $5,000,000;

94

NEVADA MEDICAL GROUP, LLC

Notes to the Interim Financial Statements

For the Nine Months Ended September 30, 2017

(Unaudited - Expressed in U.S. Dollars)

8. Assignment and Novation Agreement (continued)

iv.	Deploy will assume loans of the Company in the amount of $400,000 of which $225,000 is payable on closing of the Acquisition (the “Closing”) and $175,000 payable within 15 months of the Closing;
v.	As consideration for the Assignment Agreement, Deploy will issue to Toro 1,000,000 post-consolidated common shares of Deploy; and
vi.	Deploy with raise a minimum of $4,000,000 concurrent with the Acquisition (“Concurrent Financing”).

Concurrent Financing

The concurrent financing will consist of subscription receipts of Deploy (the “Subscription Receipts”), at an issue price of CDN $0.66 per Subscription Receipt, with each Subscription Receipt being automatically converted, at no additional cost to the subscriber, upon the completion of the Acquisition for one common share and one share purchase warrant (the “Warrant”) exercisable at a price of CDN $0.90 for a period of 24 months from the date of issuance. Each Warrant is subject to acceleration provisions following the six-month anniversary of the date of Closing, if the closing trading price of the common shares is equal to or greater than CDN $1.20 for seven consecutive trading days, at which time Deploy may accelerate the expiry date of the Warrants by issuing a press release announcing the reduced warrant term whereupon the Warrants will expire 21 calendar days after the date of such press release. The Concurrent Financing was completed in November 2017 and raised CDN $6,007,429.

9. Ohio and Arkansas Expansion

The Company and Deploy have completed agreements with two other companies for the application of new medical licenses in Ohio and Arkansas.

i.	Ohio Application - Deploy advanced a non-refundable deposit of $46,500 to the Company to cover a portion of the Ohio application expenses. In the event that the Ohio application is successful, the Company will retain a 30% interest in the license and will be the operator of the license. The Company will maintain a right of first refusal with respect to the remaining 70% interest.

ii.	Arkansas Application - An in-state investor group (“Investor Group”) has agreed to fund the Arkansas application. In the event the Arkansas application is successful, the Company and the Investor Group will endeavour to complete a definitive partnership and operating agreement.

10. Subsequent Events

Pursuant to the Assignment Agreement, the Company entered into the Share Exchange Agreement with Deploy effective September 14, 2017, pursuant to which Deploy, through its wholly owned subsidiary DEP Nevada Inc. (“DEP Nevada”), acquired all of the issued and outstanding membership units of the Company (Note 8). The Acquisition closed on November 14, 2017.

The membership unit holders of the Company received 16,000,000 post-consolidation common shares in the capital of the Deploy (the “Deploy Shares”) at a deemed price of CDN $0.66 per Deploy Share as well as a cash payment of $2,084,000 pro rata amongst the NMG Members and a promissory note to the NMG members in the aggregate amount of $2,000,000. In exchange for the Deploy Shares, DEP Nevada received 100% of the issued and outstanding membership interests in the Company (the “NMG Interests”). Deploy also paid the amount of $225,000 to TI Nevada as repayment for a loan made by TI Nevada to NMG (Note 8).

95

NEVADA MEDICAL GROUP, LLC

Financial statements

December 31, 2016

(Expressed in U.S. Dollars)

96

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of Nevada Medical Group, LLC

We have audited the accompanying balance sheets of Nevada Medical Group, LLC as of December 31, 2016 and 2015, and the related statements of operations, changes in members’ equity and cash flows for the years ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of Nevada Medical Group, LLC as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, Nevada Medical Group, LLC has not generated revenues since inception, has incurred losses in developing its business, and further losses are anticipated. Nevada Medical Group, LLC requires additional funds to meet its obligations and the costs of its operations. These factors raise substantial doubt about Nevada Medical Group, LLC’s ability to continue as a going concern. Management’s plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ DMCL

DALE MATHESON CARR-HILTON LABONTE LLP

CHARTERED PROFESSIONAL ACCOUNTANTS

Vancouver, Canada

October 11, 2017

97

NEVADA MEDICAL GROUP, LLC

Balance sheets

(Expressed in U.S. Dollars)

	December 31, 2016 $	December 31, 2015 $
ASSETS

Current assets

Cash	55,003	147,622
Accounts receivable	21,420	-
Inventory (note 3)	278,014	-
	354,437	147,622

Property and equipment (note 4)	1,869,100	1,214,832
Total assets	2,223,537	1,362,454

LIABILITIES AND MEMBERS’ EQUITY

Current liabilities

Accounts payable	58,302	18,575
Due to related parties (note 5)	51,772	8,062
Due to members (note 6)	166,100	-
Total liabilities	276,174	26,637

Members’ equity

Contributions	3,145,348	2,390,375

Deficit	(1,197,985)	(1,054,558)

Total members’ equity	1,947,363	1,335,817

Total liabilities and members’ equity	2,223,537	1,362,454

Nature of operations and continuance of business (Note 1)

Commitment (Note 7)

Subsequent event (Note 8)

(The accompanying notes are an integral part of these financial statements.)

98

NEVADA MEDICAL GROUP, LLC

Statements of operations

(Expressed in U.S. dollars)

	Year ended December 31, 2016	Year ended December 31, 2015
	$	$

Revenue	1,631,316	-
Cost of sales (notes 4 and 5)	928,649	-
Gross profit	702,667	-

Operating expenses

Advertising and promotion	114,806	22,386
Depreciation (note 4)	9,226	3,823
Professional fees	5,291	45,884
Office and admin	110,680	81,768
Consulting fees (note 5)	60,060	35,634
Rent (notes 5 and 7)	60,000	153,230
Repairs and maintenance	27,897	3,608
Salary and wages	422,178	315,463
Travel	5,113	2,163
Utilities	30,843	10,625

Total operating expenses	(846,094)	(674,584)

Net and comprehensive loss	(143,427)	(674,584)

(The accompanying notes are an integral part of these financial statements.)

99

NEVADA MEDICAL GROUP, LLC

Statements of changes members’ equity

(Expressed in U.S. dollars)

	Contributions $	Deficit $	Total $
Balance, December 31, 2014,	887,950	(379,974)	507,976

Contributions	1,502,425	-	1,502,425
Net loss for the year	-	(674,584)	(674,584)

Balance, December 31, 2015	2,390,375	(1,054,558)	1,335,817

Contributions	754,973	-	754,973
Net loss for the year	-	(143,427)	(143,427)

Balance, December 31, 2016	3,145,348	(1,197,985)	1,947,363

(The accompanying notes are an integral part of these financial statements.)

100

NEVADA MEDICAL GROUP, LLC

Statements of cash flows

(Expressed in U.S. dollars)

	Year ended December 31, 2016 $	Year ended December 31, 2015 $

Operating activities

Net loss for the year	(143,427)	(674,584)
Non-cash items of net income for the year:
Depreciation	110,735	3,823

Changes in non-cash working capital balances:
Accounts receivable	(21,420)	-
Inventory	(253,044)	-
Accounts payable	16,596	-
Due to related parties	39,393	-

Net cash used in operating activities	(251,167)	(670,761)

Investing activities
Purchase of property and equipment	(762,525)	(1,190,393)
Net cash used in investing activities	(762,525)	(1,190,393)

Financing activities
Contributions	754,973	1,502,425
Due to members	166,100	-

Net cash provided by financing activities	921,073	1,502,425

Decrease in cash	(92,619)	(358,729)

Cash, beginning of year	147,622	506,351

Cash, end of year	55,003	147,622

Supplemental Disclosures:

Income taxes paid	-	-
Interest paid	-	-

(The accompanying notes are an integral part of these financial statements.)

101

NEVADA MEDICAL GROUP, LLC

Notes to the financial statements

December 31, 2016

(Expressed in U.S. dollars)

1. Nature of Operations and Continuance of Business

Nevada Medical Group, LLC. (the “Company”) was incorporated on March 4, 2014 in accordance with Nevada Law Governing Limited Liability Companies . The Company is a supplier and grower of medical and recreational marijuana in the state of Nevada. It operates under its brand name of Body and Mind (BaM).

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its members, the ability of the Company to obtain necessary equity or debt financing to continue operations, and the attainment of profitable operations. As at December 31, 2016, the Company has a working capital of $78,263 and has an accumulated deficit of $1,197,985 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Management intends to obtain additional funding by borrowing from its members and third parties.

2. Summary of Significant Accounting Policies

(a) Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in U.S. dollars.

(b) Use of Estimates

Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements. Actual results could differ from those estimates.

(c) Cash and Cash Equivalents

Cash and cash equivalents consists of cash on hand, commercial accounts, trust accounts, and interest-bearing bank deposit. Items are considered to be cash equivalents if the original maturity is three months or less.

(d) Accounts Receivable

Accounts receivable represents amounts owed from customers for sale of medical marijuana. Amounts are presented net of the allowance for doubtful accounts, which represents the Company’s best estimate of the amount of probable credit losses in the existing accounts receivable balance. The Company determines the allowance for doubtful accounts based on historical experience and current economic conditions. The Company reviews the adequacy of its allowance for doubtful account on a regularly basis. As at December 31, 2016 and 2015, the Company has no allowance for doubtful accounts.

(e) Revenue Recognition

The Company derives revenue primarily from sale of medical marijuana. In accordance with Accounting Standard Codification (“ASC”) 605, “Revenue Recognition”, revenue is recognized when persuasive evidence of an arrangement exists, the services have been rendered and the goods have been delivered, the amount is fixed and determinable, and collection is reasonably assured.

102

NEVADA MEDICAL GROUP, LLC

Notes to the financial statements

December 31, 2016

(Expressed in U.S. dollars)

2. Summary of Significant Accounting Policies (continued)

(f) Inventory

Inventory consists of raw material, work in progress (live plants and plants in the drying process), finished goods and consumables. The Company value its raw material, finished goods and consumables at the lower of the actual costs or its current estimated market value. The Company values its work in progress at cost. The Company periodically reviewed its inventory for obsolete and potentially impaired items.

(g) Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

(h) Foreign Currency Translation

The Company’s functional currency is the United States dollar. The reporting currency is the United States dollar. Management has adopted ASC 830, “Foreign Currency Matters”.

Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate revenues and expenses. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income.

(i) Comprehensive Income/Loss

ASC 220, “Comprehensive Income” establishes standards for the reporting and display of comprehensive loss and its components in the consolidated financial statements.

(j) Financial Instruments

ASC 820, “Fair Value Measurements and Disclosures” requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

103

NEVADA MEDICAL GROUP, LLC

Notes to the financial statements

December 31, 2016

(Expressed in U.S. dollars)

2. Summary of Significant Accounting Policies (continued)

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist of cash, accounts receivable, accounts payable, amounts due to related parties and amounts due to members. Pursuant to ASC 820, the fair value of cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

(k) Property and Equipment

Leasehold improvement and equipment are stated at cost and are amortized over its estimated useful lives on a straight-line basis:

Office equipment	7 years
Cultivation equipment	7 years
Production equipment	7 years
Kitchen equipment	7 years
Vehicles	7 years
Vault equipment	7 years
Leasehold improvement	15 years

(l) Impairment of Long-Lived Assets

In accordance with ASC 360, “Property, Plant and Equipment”, the Company tests long-lived assets for recoverability when events or changes in circumstance indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset, significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount exceeds fair value.

104

NEVADA MEDICAL GROUP, LLC

Notes to the financial statements

December 31, 2016

(Expressed in U.S. dollars)

2. Summary of Significant Accounting Policies (continued)

(m) Income Taxes

No provision for federal, state or local taxes has been made in the accompanying financial statements as the members are responsible for the reporting of the Company’s taxable income.

(n) Recent Accounting Pronouncements

In February 2016, the financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2016-02, Leases (Topic 842) (ASU 2016-02), which generally requires companies to recognize operating and financing lease liabilities and corresponding right-of- use assets on the balance sheet. This guidance is effective for public companies for annual periods beginning after December 15, 2018 and all other entities a year later. The Company is in the process of evaluating the effect that this guidance will have on its financial statements.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3. Inventory

	2016 $	2015 $
		$
Raw material	2,726	-
Work in progress	158,433	-
Finished goods	73,387
Consumables	43,468	-
	278,014	-

105

NEVADA MEDICAL GROUP, LLC

Notes to the financial statements

December 31, 2016

(Expressed in U.S. dollars)

4. Property and Equipment

	Office Equipment	Cultivation Equipment	Production Equipment	Kitchen Equipment	Vehicles	Vault Equipment	Improvements	Total
	$	$	$	$	$	$	$	$
Cost
Balance, December 31, 2014	-	-	-	-	-	-	1,624	1,624
Additions	19,149	173,495	40,313	-	34,375	2,244	947,455	1,217,031
Balance, December 31, 2015	19,149	173,495	40,313	-	34,375	2,244	949,079	1,218,655
Additions	2,238	80,695	79,625	16,794	19,882	-	590,739	789,973
Balance, December 31, 2016	21,387	254,190	119,938	16,794	54,257	2,244	1,539,818	2,008,628

Accumulated Depreciation
Balance, December 31, 2014	-	-	-	-	-	-	-	-
Depreciation	1,368	-	-	-	2,455	-	-	3,823
Balance, December 31, 2015	1,368	-	-	-	2,455	-	-	3,823
Depreciation	2,896	30,549	11,447	1,200	6,331	-320	82,962	135,705
Balance, December 31, 2016	4,264	30,549	11,447	1,200	8,786	-320	82,962	139,528

Net Book Value
As at December 31, 2015	17,781	173,495	40,313	-	31,920	2,244	949,079	1,214,832
As at December 31, 2016	17,123	223,641	108,491	15,594	45,471	1,924	1,456,856	1,869,100

During the year ended December 31, 2016, the Company allocated $126,479 (2015: $nil) of depreciation to cost of sales, of which $24,970 was included in the cost of inventory.

106

NEVADA MEDICAL GROUP, LLC

Notes to the financial statements

December 31, 2016

(Expressed in U.S. dollars)

5. Related Party Transactions

During the year ended December 31, 2016 and 2015, the following compensation was paid to directors, officers and companies controlled by them:

	2016 $	2015 $
Consulting fees	53,269	-
Management fees capitalized in property and equipment	-	18,086
Sales commission	7,269	-
Rent	150,000	135,000
	210,538	153,086

The amounts due to related parties are unsecured, non-interest bearing and are due on demand.

6. Due to members

During the year end December 31, 2016, the Company borrowed $166,100 (2015: $nil) from its members. The loans are unsecured, non-interest bearing and do not have a fixed term of repayment.

7. Commitment

On November 11, 2014, the Company entered into a five year lease for its premises. The Company has five options to extend the lease and each option is for five years. The monthly rent is $13,500. The lease commitments for 2017, 2018 and 2019 are $162,000, $162,000 and $141,750, respectively.

8. Subsequent events

1) On April 28, 2017, the Company terminated a consulting agreement with a party that has common officers, resulting in a termination fee of $160,000. The Company is obligated to pay the members of the party $10,000 per month beginning May 1, 2017. To date, the Company has paid $ 20,000.

2) On May 12, 2017, the Company entered into an assignment and novation agreement (the “Assignment Agreement”) with Toro Pacific Management Inc. (the “Transferor”, “Toro”) and Deploy Technologies Inc. (the “Transferee”, “Deploy”) pursuant to which the Transferor assigned a letter of intent (the “LOI”) effective May 12, 2017 to the Transferee in accordance with its terms. The Assignment Agreement and the LOI contemplate a business combination transaction (the “Acquisition”) pursuant to which Deploy will acquire all of the issued and outstanding securities of the Company. In connection with the assignment of the LOI, Deploy paid a deposit of $50,000 to the Company, which is refundable in the event a condition precedent to closing is not fulfilled or waived, and is further to be created against the cash purchase price at closing.

Pursuant to the Acquisition, it is anticipated that:

i.	Deploy will consolidate its common shares on a 1 new for 3 old basis, subject to all required approvals;
ii.	Deploy will issue 16,000,000 post-consolidated common shares of Deploy to the Company’s current members, which will be subject to a voluntary pool vesting over 24 months;

107

NEVADA MEDICAL GROUP, LLC

Notes to the financial statements

December 31, 2016

(Expressed in U.S. dollars)

8. Subsequent events (continued)

iii.	Deploy will pay the Company’s current members $2,000,000 on Closing and issue a $2,000,000 promissory note to be paid at the earlier of 15 months from Closing or within 30 days of Deploy closing a financing of not less than $5,000,000;
iv.	Deploy will assume loans of the Company in the amount of $400,000 of which $225,000 is payable on closing of the Acquisition (the “Closing”) and $175,000 payable within 15 months of the Closing;
v.	As consideration for the Assignment Agreement, Deploy will issue to Toro 1,000,000 post-consolidated common shares of Deploy; and
vi.	Deploy with raise a minimum of $4,000,000 concurrent with the Acquisition (“Concurrent Financing”).

Concurrent Financing

The concurrent financing will consist of subscription receipts of Deploy (the “Subscription Receipts”), at an issue price of CDN $0.22 per Subscription Receipt, with each Subscription Receipt being automatically converted, at no additional cost to the subscriber, upon the completion of the Acquisition for one common share and one share purchase warrant (the “Warrant”) exercisable at a price of CDN $0.30 for a period of 24 months from the date of issuance. Each Warrant is subject to acceleration provisions following the six-month anniversary of the date of Closing, if the closing trading price of the common shares is equal to or greater than CDN $0.40 for seven consecutive trading days, at which time Deploy may accelerate the expiry date of the Warrants by issuing a press release announcing the reduced warrant term whereupon the Warrants will expire 21 calendar days after the date of such press release.

3) The Company and Deploy have completed agreements with two other companies for the application of new medical licenses in Ohio and Arkansas.

i.	Ohio Application - Deploy advanced $46,500 to the Company on a non-refundable and unsecured basis to cover a portion of the Ohio application expenses. In the event that the Ohio application is successful, the Company will retain a 30% interest in the license and will be the operator of the license. The Company will maintain a right of first refusal with respect to the remaining 70% interest.
ii.	Arkansas Application - An in-state investor group (“Investor Group”) has agreed to fund the Arkansas application. In the event the Arkansas application is successful, the Company and the Investor Group will endeavour to complete a definitive partnership and operating agreement.

108

BODY AND MIND INC.

(formerly Deploy Technologies Inc.)

PRO FORMA CONDENSED INCOME STATEMENTS

(Unaudited - Expressed in United States dollars)

YEAR ENDED JULY 31, 2017, AND

NINE MONTHS ENDED APRIL 30, 2018

109

BODY AND MIND INC.

(formerly Deploy Technologies Inc.)

PRO FORMA CONDENSED INCOME STATEMENT

(Unaudited - Expressed in United States dollars)

YEAR ENDED JULY 31, 2017

	Body and Mind Inc. Year Ended July 31, 2017 (Restated)	Nevada Medical Group LLC Twelve Months Ended June 30, 2017	Notes	Pro-Forma Adjustments	Pro-Forma July 31, 2017
	$	$		$	$
REVENUE	-	1,662,062		-	1,662,062
COST OF SALES	-	1,145,375		-	1,145,375

GROSS PROFIT	-	516,687		-	516,687

GENERAL AND ADMINISTRATIVE EXPENSES
Accounting and legal	44,929	8,298		-	53,227
Accretion expense	-	-	2e	228,184	228,184
Consulting fees	187,158	36,087		-	223,245
Depreciation	1,590	10,267		-	11,857
Management fees	30,224	21,322		-	51,546
Office and miscellaneous	26,210	316,779		-	342,989
Regulatory, filing and transfer agent fees	13,906	-		-	13,906
Salaries and wages	-	447,973		-	447,973
Travel	48,267	8,055		-	56,322

LOSS BEFORE OTHER ITEMS	(352,284)	(848,781)		(228,184)	(1,429,249)

OTHER INCOMES
Other income	-	48,482		-	48,482
Foreign exchange, net	(65,999)	-		-	(65,999)
Gain on settlement of liabilities	51,963	-		-	51,963
Loss on contract termination	-	(160,000)		-	(160,000)
Write off of amounts receivable	(839)	-		-	(839)

NET LOSS FOR THE YEAR	(367,159)	(960,299)		(228,184)	(1,555,642)
Foreign currency translation adjustment	90,079	-		-	90,079

COMPREHENSIVE LOSS FOR THE YEAR	(277,080)	(960,299)		(228,184)	(1,465,563)

LOSS PER SHARE - BASIC AND DILUTED	$(0.04)				$(0.03)

WEIGHTED AVERAGE NUMBER OF SHARES	6,628,958				47,489,799

See accompanying notes to the pro forma condensed income statements

110

BODY AND MIND INC.

(formerly Deploy Technologies Inc.)

PRO FORMA CONDENSED INCOME STATEMENT

(Unaudited - Expressed in United States dollars)

NINE MONTHS ENDED APRIL 30, 2018

	Body and Mind Inc. Nine Months Ended April 30, 2018	Nevada Medical Group LLC Nine Months Ended March 31, 2018	Notes	Pro-Forma Adjustments	Pro-Forma April 30, 2018
	$	$		$	$
REVENUE	-	2,485,410		-	2,485,410
COST OF SALES	-	911,404		-	911,404

GROSS PROFIT	-	1,574,006		-	1,574,006

GENERAL AND ADMINISTRATIVE EXPENSES
Accounts and legal	188,051	98,703		-	286,754
Accretion expense	119,131	-	2e	74,136	193,267
Consulting fees	127,295	58,742		-	186,037
Depreciation	-	5,877		-	5,877
Listing fees	471,408	-		-	471,408
Management fees	189,210	48,000		-	237,210
Office and miscellaneous	105,432	440,255		-	545,687
Regulatory, filing and transfer agent fees	19,187	-		-	19,187
Salaries and wages	-	406,323		-	406,323
Stock-based compensation	733,679	-		-	733,679
Travel	14,878	5,689		-	20,567

INCOME (LOSS) BEFORE OTHER ITEMS	(1,968,271)	(1,063,589)		(74,136)	(3,105,996)

OTHER ITEMS
Other income	2,185	98,578		-	100,763
Foreign exchange, net	(91,427)	-		-	(91,427)
Write off of amounts receivable	(879)	-		-	(879)

NET INCOME (LOSS) FOR THE PERIOD	(2,058,392)	(965,011)		(74,136)	(3,097,539)
Foreign currency translation adjustment	(16,936)	-		-	(16,936)

COMPREHENSIVE INCOME (LOSS) FOR THE PERIOD	(2,075,328)	(965,011)		(74,136)	(3,114,475)

EARNINGS (LOSS) PER SHARE - BASIC AND DILUTED	$(0.31)				$(0.07)

WEIGHTED AVERAGE NUMBER OF SHARES	6,628,958				47,489,799

See accompanying notes to the pro forma condensed income statements

111

BODY AND MIND INC.

(formerly Deploy Technologies Inc.)

NOTES TO PRO FORMA CONDENSED INCOME STATEMENTS

(Unaudited - Expressed in United States dollars)

YEAR ENDED JULY 31, 2017 AND NINE MONTHS ENDED APRIL 30, 2018

1. Basis of presentation

The unaudited pro-forma financial statements of Body and Mind Inc. (previously named “Deploy Technologies Inc.”) (“the Company”) (“DEP”) has been prepared by management in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company is an exploration stage enterprise, as defined in Accounting Standards Codification (the “Codification” or “ASC”) 915-10, “Development Stage Entities”.

The unaudited pro-forma financial statements have been prepared for inclusion in the United States Securities and Exchange Commission (“SEC”) Form 10 of the Company, which contains the details of the Share Exchange Agreement (the "Agreement") and associated financings pursuant to which the Company, through its wholly owned subsidiary DEP Nevada Inc. (DEP Nevada”), acquired all the outstanding membership units of Nevada Medical Group LLC (“NMG”) and NMG became a wholly-owned subsidiary of the Company (“the Acquisition”). Following completion of the Acquisition (“Closing”), the Company changed its name to “Body and Mind Inc.”

These pro forma condensed income statements include:

a.	A pro forma condensed income statement for the year ended July 31, 2017 prepared from the audited statement of loss and comprehensive loss of the Company for the year ended July 31, 2017 and the unaudited statement of loss and comprehensive loss of NMG for the twelve months ended June 30, 2017 (Note 5).

b.

A pro forma condensed income statement for the nine months ended April 30, 2018 prepared from the unaudited statement of loss and comprehensive loss of the Company for the nine months ended April 30, 2018 and the unaudited statement of income and comprehensive income of NMG for the nine months ended March 31, 2018 (Note 5).

These unaudited pro-forma condensed income statements have been prepared as if the Acquisition and transactions described in Note 2 had occurred on August 1, 2016.

The unaudited pro forma income statements have been compiled using the significant accounting policies as set out in the audited financial statements of NMG for the year ended December 31, 2016. Based on the review of the accounting policies of the Company, it is management’s opinion that, there are no material differences between the accounting policies of the Company and NMG.

It is management’s opinion that these pro forma income statements include all adjustments necessary for the fair presentation, in all material respects, of the proposed transaction described above in accordance with GAAP applied on a basis consistent with NMG’s accounting policies. No adjustments have been made to reflect potential cost savings that may occur subsequent to completion of the transaction. The pro forma income statements do not reflect non-recurring charges or credits directly attributable to the transaction, of which none are currently anticipated.

The unaudited pro forma income statements are not intended to reflect the results of operations of the Company which would have actually resulted had the proposed transaction been effected on the dates indicated. Further, the unaudited pro forma financial information is not necessarily indicative of the results of operations that may be obtained in the future. The actual pro forma adjustments will depend on a number of factors, and could result in a change to the unaudited pro forma financial statements.

112

BODY AND MIND INC.

(formerly Deploy Technologies Inc.)

NOTES TO PRO FORMA CONDENSED INCOME STATEMENTS

(Unaudited - Expressed in United States dollars)

YEAR ENDED JULY 31, 2017 AND NINE MONTHS ENDED APRIL 30, 2018

2. Pro forma adjustments

The unaudited pro-forma income statements has been presented giving effect to the following pro-forma adjustments:

a.	On 15 May 2017, the Company entered into an assignment and novation agreement (the “Assignment Agreement”) with Toro Pacific Management Inc. (the “Transferor”) pursuant to which the Transferor assigned a letter of intent (the “LOI”) effective 12 May 2017 to the Company in accordance with its terms. The Assignment Agreement and the LOI contemplated a business combination transaction (the “Acquisition”) to acquire all of the issued and outstanding securities of NMG, an arm’s length Nevada-based licensed producer of medical marijuana.

As consideration for the Assignment Agreement, the Company will issue to the Transferor 1,000,000 common shares of the Company at a deemed price of CAD$0.66 per share. On November 13, 2017, the Assignment Agreement was amended, whereby the Company would issue the 1,000,000 common shares as follows:

a)	470,000 common shares to Benjamin Rutledge upon closing of the Acquisition;
b)	60,000 common shares to Chris Hunt upon closing of the Acquisition;
c)	470,000 common shares to the Transferor according to the following schedule:

a.	1/10 of the Transferor’s shares upon closing of the Acquisition;
b.	1/6 of the remaining Transferor’s shares 6 months after closing the Acquisition;
c.	1/5 of the remaining Transferor’s shares 12 months after closing the Acquisition;
d.	1/4 of the remaining Transferor’s shares 18 months after closing the Acquisition;
e.	1/3 of the remaining Transferor’s shares 24 months after closing the Acquisition;
f.	1/2 of the remaining Transferor’s shares 30 months after closing the Acquisition; and
g.	of the remaining Transferor’s shares 36 months after closing the Acquisition.

b.	On 14 September 2017, the Company and Dep Nevada entered into a definitive agreement (the “Share Exchange Agreement”) with NMG. Pursuant to the Share Exchange Agreement, Dep Nevada acquired all of the issued and outstanding securities of NMG in exchange for the issuance of the Company’s common shares and certain cash and other non-cash consideration (the “Acquisition”).

c.	The concurrent financing consisted of subscription receipts of the Company (the “Subscription Receipts”), at an issue price of CAD$0.66 per Subscription Receipt, with each Subscription Receipt being automatically converted, at no additional cost to the subscriber, upon the completion of the Acquisition for one common share and one share purchase warrant exercisable at a price of CAD$0.90 for a period of 24 months from the date of issuance. Each warrant is subject to acceleration provisions following the six-month anniversary of the date of closing, if the closing trading price of the common shares is equal to or greater than CAD$1.20 for seven consecutive trading days, at which time the Company may accelerate the expiry date of the warrants by issuing a press release announcing the reduced warrant term whereupon the warrant will expire 21 calendar days after the date of such press release. These Subscription Receipts were recognized as liability on initial receipt. During the nine months ended April 30, 2018, the Acquisition closed and the shares were issued; therefore the Subscription Receipts were reclassified from liability to equity on conversion to common shares.

113

BODY AND MIND INC.

(formerly Deploy Technologies Inc.)

NOTES TO PRO FORMA CONDENSED INCOME STATEMENTS

(Unaudited - Expressed in United States dollars)

YEAR ENDED JULY 31, 2017 AND NINE MONTHS ENDED APRIL 30, 2018

2. Pro forma adjustments (continued)

d.	On 14 November 2017, the Company closed the Acquisition, and acquired all of the issued and outstanding membership units of NMG (the “Units”) through DEP Nevada. In consideration for the Units, the Company issued to the NMG Members an aggregate of 16,000,000 common shares with a fair value of $8,448,000 as well as a cash payment of $2,084,000 pro rata amongst the NMG Members and a promissory note to the NMG members in the aggregate amount of $2,000,000. The Company also issued 2,037,879 common shares to TI Nevada, LLC with a fair value of $1,076,000, 212,121 common shares to Charles Fox with a fair value of $112,000, 47,000 common shares to Toro Pacific Management Inc. with a fair value of $24,816, 60,000 common shares to Chris Hunt with a fair value of $31,680, and 470,000 common shares to Benjamin Rutledge with a fair value of $248,160 in connection with the Acquisition. The Company has an obligation to issue a further 423,000 common shares to Toro Pacific Management Inc., which had a fair value of $223,344 on the date of acquisition. In addition, the Company paid the amount of $225,000 and issued a promissory note in the amount of $175,000 to TI Nevada as repayment for a loan made by TI Nevada to NMG. The promissory notes were discounted to a present value of $1,826,537. In connection with the closing of the Acquisition, the net proceeds of the Company's private placements of Subscription Receipts in support of the Acquisition, (the "Offering") have been released to the Company from escrow. Immediately prior to closing of the Acquisition, the Company completed a consolidation of its common shares on the basis of three (3) pre-consolidation common shares to one (1) post-consolidation common share, as well a name change, changing the name of the Company from Deploy Technologies, Inc. to Body and Mind Inc. The Company eliminated its authorized Class A Preferred shares.

e.	The acquisition of NMG was accounted for as a business combination, in which the assets acquired and the liabilities assumed are recorded at their estimated fair values. These values are based on preliminary management estimates and are subject to final valuation adjustments. The allocation of the purchase consideration is as follows:

Purchase consideration
Share considerations	$10,164,000
Cash considerations	2,309,000
Promissory notes issued	1,826,537
TOTAL	14,299,537

Assets acquired:
Cash	260,842
Amounts receivable	253,697
Prepaid expenses	44,552
Inventory	534,880
Property and equipment	1,951,696
Liabilities assumed:
Trade payable and accrued liabilities	(367,385)
Loans payable	(250,000)

Net assets acquired	2,428,282
Brand and licenses	11,871,255
TOTAL	$14,299,537

The Company’s brands and licenses have indefinite lives; therefore no amortization is recognized.

For pro-forma information purposes, the promissory notes issued had a discounted present value of $1,525,702 on August 1, 2016. For the year ended July 31, 2017, the Company incurred an interest and accretion expense of $228,184 and for the nine months ended April 30, 2018, the Company incurred an interest and accretion expense of $193,267 related to the promissory notes issued.

114

BODY AND MIND INC.

(formerly Deploy Technologies Inc.)

NOTES TO PRO FORMA CONDENSED INCOME STATEMENTS

(Unaudited - Expressed in United States dollars)

YEAR ENDED JULY 31, 2017 AND NINE MONTHS ENDED APRIL 30, 2018

3. Net income (loss) per share - basic and diluted

The calculation of the pro forma consolidated basic and diluted income (loss) per share in the pro forma consolidated income statement for the year ended July 31, 2017 and for the nine months ended April 30, 2018 are based upon the assumption that the transaction contemplated in the amalgamation agreement occurred on August 1, 2016 and were based upon the weighted average number of shares of 47,489,799 calculated as follows:

	Number of common shares	Amount
		$
Issued common shares of the Company, July 31, 2017	57,412,974	4,295,702
Concurrent financing	27,306,423	5,142,487
3:1 Consolidation of common shares	(56,479,598)	-
Issuance of common shares to NMG members	16,000,000	8,448,000
Issuance of common shares to Transferors	1,000,000	528,000
Issuance of common shares to TI Nevada and HF Management	2,250,000	1,188,000

Pro forma share capital	47,489,799	19,602,189

4. Effective Tax Rate

The pro-forma effective income tax rate applicable to the consolidated operations subsequent to the completion of the Acquisition is 35%.

115

BODY AND MIND INC.

(formerly Deploy Technologies Inc.)

NOTES TO PRO FORMA CONDENSED INCOME STATEMENTS

(Unaudited - Expressed in United States dollars)

YEAR ENDED JULY 31, 2017 AND NINE MONTHS ENDED APRIL 30, 2018

5. Nevada Medical Group LLC - pro forma income statements

The pro forma income statements for NMG for the twelve month period ended June 30, 2017 and for the nine month period ended March 31, 2018 have been prepared for the purpose of these pro forma condensed income statements and do not conform with any financial statements included or incorporated by reference in this or other filing document pertaining to this application. These pro forma income statements for the NMG have been prepared using the information readily available to management.

The pro forma condensed income statement for the twelve month period ended June 30, 2017 has been constructed from the annual audited financial statements for the year ended December 31, 2016 by adding the results for the six month period ended June 30, 2017 and subtracting the results for the six month period ended June 30, 2016.

	Year Ended December 31, 2016	(ADD) Six Months Ended June 30, 2017	(SUBTRACT) Six Months Ended June 30, 2016	Twelve Months Ended June 30, 2017
	$	$	$	$
REVENUE	1,631,316	846,404	815,658	1,662,062
COST OF SALES	928,649	681,050	464,325	1,145,374
GROSS PROFIT	702,667	165,354	351,333	516,688

OPERATING EXPESNES
Accounting and legal	5,291	5,652	2,646	8,297
Consulting fees	60,060	6,057	30,030	36,087
Depreciation	9,226	5,654	4,613	10,267
Management fees	-	21,322	-	21,322
Office and miscellaneous	344,226	144,666	172,114	316,778
Salary and wages	422,178	236,884	211,089	447,973
Travel	5,113	5,498	2,557	8,054
TOTAL OPERATING EXPENSES	(846,094)	(425,733)	(423,049)	(848,778)

NET LOSS BEFORE OTHER ITEMS	(143,427)	(260,379)	(71,716)	(332,090)
OTHER ITEMS
Other income	-	48,482	-	48,482
Loss on contract termination	-	(160,000)	-	(160,000)

NET AND COMPREHENSIVE LOSS	(143,427)	(371,897)	(71,716)	(443,608)

As it was deemed impracticable to prepare the financial statements of NMG for June 30, 2016, the results for the six month period ended June 30, 2016 was estimated using a pro-rata basis from the annual financial statements for the year ended December 31, 2016.

116

BODY AND MIND INC.

(formerly Deploy Technologies Inc.)

NOTES TO PRO FORMA CONDENSED INCOME STATEMENTS

(Unaudited - Expressed in United States dollars)

YEAR ENDED JULY 31, 2017 AND NINE MONTHS ENDED APRIL 30, 2018

5. Nevada Medical Group LLC - pro forma income statements (continued)

The pro forma condensed income statement for the nine month period ended March 31, 2018 has been constructed from the annual financial statements for the year ended December 31, 2017 by adding the results for the three month period ended March 31, 2018 and subtracting the results for the six month period ended June 30, 2017.

	Year Ended December 31, 2017	(ADD) Three Months Ended March 31, 2018	(SUBTRACT) Six Months Ended June 30, 2017	Nine Months Ended March 31, 2018
	$	$	$	$
REVENUE	2,473,610	858,204	846,404	2,485,410
COST OF SALES	1,170,040	422,414	681,050	911,404
GROSS PROFIT	1,303,570	435,790	165,354	1,574,006

OPERATING EXPESNES
Accounting and legal	74,816	29,539	5,652	98,703
Consulting fees	55,799	9,000	6,057	58,742
Depreciation	11,531	-	5,654	5,877
Management fees	69,322	-	21,322	48,000
Office and miscellaneous	384,960	199,961	144,666	440,255
Salary and wages	503,003	140,204	236,884	406,323
Travel	11,187	-	5,498	5,689
TOTAL OPERATING EXPENSES	(1,110,618)	(378,704)	(425,733)	(1,063,589)

NET INCOME (LOSS) BEFORE OTHER ITEMS	192,952	57,086	(260,379)	510,417
OTHER ITEMS
Other income	147,060	-	48,482	98,578
Loss on contract termination	(160,000)	-	(160,000)	-

NET AND COMPREHENSIVE INCOME (LOSS)	180,012	57,086	(371,897)	608,995

117

Exhibits

The following exhibits are filed as part of this Registration Statement.

Exhibit No.	Document
2.1(1)	Share Exchange Agreement among Deploy, NMG and NMG Members dated September 14, 2017
3.1(1)	Articles of Incorporation
3.2(1)	Articles of Merger dated September 17, 2010
3.3(1)	Amended and Restated Bylaws
3.4(1)	Certificate of Amendment dated September 30, 2011
3.5(1)	Certificate of Amendment dated September 2, 2014
3.6(1)	Certificate of Change dated November 11, 2014
3.7(1)	Certificate of Amendment dated April 11, 2017
3.8(1)	Certificate of Amendment dated November 14, 2017
3.9(1)	Certificate of Change dated November 14, 2017
3.10(1)	Articles of Exchange dated December 6, 2017
3.11(1)	Certificate of Correction dated December 6, 2017
4.1(1)	2012 Incentive Stock Option Plan
10.1(1)	Assignment and Novation Agreement dated May 12, 2017
10.2(1)	Amendment to Assignment and Novation Agreement dated November 13, 2017
10.3(1)	Consulting Agreement with TI Nevada dated November 14, 2017
10.4(1)	Consulting Agreement with Toro dated November 14, 2017
10.5(1)	Lease Agreement dated November 10, 2017
10.6(1)	Promissory Note issued by the Company to KAJ Universal Real Estate Investments, LLC dated November 14, 2017
10.7(1)	Promissory Note issued by the Company to MBK Investments, LLC dated November 14, 2017
10.8(1)	Promissory Note issued by the Company to NV Trees, LLC dated November 14, 2017
10.9(1)	Promissory Note issued by the Company to The Rozok Family Trust dated November 14, 2017
10.10(1)	Promissory Note issued by the Company to SW Fort Apache, LLC dated November 14, 2017
10.11(1)	Master Promissory Note issued by the Company to TI Nevada, LLC dated November 14, 2017
10.12 * (2)	Pepper Lane North LLC - Operating Agreement
10.13 * (2)	Pepper Lane North LLC - Lease Termination Agreement
21.1(1)	Subsidiaries of Body and Mind
99.1(1)	Form of Voluntary Pooling Agreement with NMG Members
99.2(1)	Escrow Agreement with principals of Deploy dated November 10, 2017
99.3(1)	Form of Pooling Agreement with certain securityholders of the Company
99.4(1)	Amendment to Pooling Agreement with certain securityholders of the Company
99.5(1)	Certification as Medical Marijuana Cultivation Establishment dated November 5, 2017
99.6(1)	Certification as Medical Marijuana Production Establishment dated December 10, 2017
99.7(1)	Conditional Cultivation Business License dated January 1, 2018
99.8(1)	Conditional Production Business License dated January 1, 2018
99.9(1)	Clark County Limited Cultivation Business License dated January 1, 2018
99.10 * (2)	Conditional Cultivation Business License dated July 1, 2018
99.11 * (2)	Conditional Production Business License dated July 1, 2018
99.12 * (2)	Nevada State Business License for NMG dated January 30, 2018
99.13 * (2)	State of Nevada Medical Marijuana Cultivation Registration Certificate
99.14 * (2)	State of Nevada Medical Marijuana Production Registration Certificate
99.15 * (2)	State of Nevada Marijuana Cultivation Facility License
99.16 * (2)	State of Nevada Marijuana Product Manufacturing License

Notes:

_________

(*)	Filed herewith.
(1)	Previously filed as an exhibit to our Form 10 filed with the SEC on June 1, 2018.
(2)	Previously filed as an exhibit to our Form 10 (Amendment No. 2) on October 30, 2018

118

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 17, 2018

BODY AND MIND, INC.

By:	/s/ Darren Tindale
Darren Tindale
Chief Financial Officer

119